UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant þ
Filed by a Party other than the Registrant ¨
Check the appropriate box:
¨  Preliminary Proxy Statement
¨  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
þ  Definitive Proxy Statement
¨  Definitive Additional Materials
¨  Soliciting Material Pursuant to §240.14a-12

CELANESE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

þ	No fee required

¨	Fee paid previously with preliminary materials.

¨	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Celanese The chemistry inside innovation™

2025 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Compensation and Management Development Committee Report	75
Compensation Tables	76
CEO Pay Ratio	90
Pay Versus Performance	91

ADDITIONAL MANAGEMENT PROPOSALS	96
ITEMS 4a, 4b, 4c and 4d: APPROVAL OF AMENDMENTS OF OUR CERTIFICATE OF INCORPORATION TO REMOVE AND REPLACE SUPERMAJORITY VOTE REQUIREMENTS	96
ITEM 4a: APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO PROVIDE THAT OUR BY-LAWS MAY BE AMENDED BY MAJORITY VOTE	97
ITEM 4b: APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO ALLOW OUR CERTIFICATE OF INCORPORATION TO BE AMENDED IN THE FUTURE BY MAJORITY VOTE	98
ITEM 4c: APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO ALLOW FILLING OF OPEN BOARD SEATS AT STATUTORILY REQUIRED SPECIAL MEETINGS UNDER THE STANDARD IN THE BY-LAWS	99
ITEM 4d: APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO ALLOW DIRECTORS TO BE REMOVED BY MAJORITY VOTE	100
SHAREHOLDER PROPOSAL	102
ITEM 5: ADVISORY VOTE ON SHAREHOLDER PROPOSAL REQUESTING SIMPLE MAJORITY VOTE CHARTER AND BY-LAWS AMENDMENTS	102
Shareholder Proposal	102
The Board’s Statement in Opposition	103

QUESTIONS AND ANSWERS	104
Annual Meeting Information	104
Proxy Materials and Voting Information	107
Company Documents, Communications and Shareholder Proposals	110

EXHIBIT A	A-1
Non-U.S. GAAP Financial Measures	A-1

EXHIBIT B	B-1
Proposed Amendments to Our Certificate of Incorporation	B-1

*Detailed table of contents for compensation topics on page 52.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / i

Table of Contents

Cautionary Note Regarding Forward-Looking Statements; Available Information
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

References to our website in this Proxy Statement are provided as a convenience, and the information on our website is not, and shall not be deemed to be a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Celanese Corporation, that electronically file with the SEC at http://www.sec.gov.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / ii

A letter from Edward Galante, our Chair of the Board
March 24, 2025
DEAR FELLOW SHAREHOLDERS:
I am pleased to be addressing you as the new chair of your Board of Directors. While 2024 was a challenging year for Celanese and our industry, we have taken important steps to position the Company for long-term success and value creation for shareholders.
Positioned Celanese for Long-term Success Under New Leadership
We are pleased that Scott Richardson has assumed the role of CEO and joined the Board, the result of a deliberate and thoughtful succession planning process. Scott is an exceptional leader who brings deep expertise across the Company’s businesses, having served in a number of key management roles, including as Chief Operating Officer, Chief Financial Officer, and leadership positions overseeing Celanese’s leading global Engineered Materials and Acetyl Chain businesses. In just a few short months since stepping into the CEO role, Scott has taken swift action to drive changes so that Celanese can better navigate the current environment. We are confident he is the right person to position Celanese to capitalize on its significant upside potential.
Strengthened the Board’s Oversight Through Continued Refreshment
In addition to Scott, we were pleased to welcome three new members to our Board since last year’s annual meeting, each of whom brings valuable expertise and insights to the boardroom. Scott Sutton brings nearly 35 years of experience in the chemicals industry. He most recently served as the President, Chief Executive Officer and Chairman of Olin Corporation and previously served as Chief Operating Officer of Celanese. Christopher Kuehn brings fresh perspectives as a current CFO with extensive experience in various global finance functions, enterprise risk management, and information technology, which will all benefit our Board’s oversight of risk and financial performance. Bruce Chinn has an exceptional manufacturing and technical background, as well as proven leadership experience in the global chemicals industry. We look forward to benefiting from his background to provide strong oversight to the Company’s operational and safety performance, particularly given his expertise in effectively delivering growth while managing risk. We are confident that each of our new directors will be a strong contributor and a valued member of our Board.
In addition to these appointments, the Company announced that Scott Sutton and Scott Richardson will jointly chair a newly-formed Finance and Business Review Committee of the Board, which will help the Board oversee the Company’s financial position and strategy, including efforts to further reduce costs, prioritize cash flow, and accelerate deleveraging. The Committee will also evaluate the Company’s portfolio of assets and business configuration.
Committed to Engaging with Shareholders
As part of our ongoing dialogue with shareholders, in 2024 our senior leaders and members of our Board met with shareholders of all sizes to both provide an update on Celanese and understand their perspectives. As we look ahead through the rest of 2025, we are committed to continue this robust engagement.
On behalf of the Board, we invite you to please join our Board of Directors and executive officers on May 14, 2025 at 1:30 p.m. (Central Daylight Saving Time), when we will hold our Annual Meeting of Shareholders in live virtual format. Your vote is very important, and we encourage you to submit your voting instructions by proxy as described in this document. We look forward to your participation.
Thank you for your continued support and investment in Celanese.
Sincerely,

Edward G. Galante Chair of the Board

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / iii

A Message from Scott Richardson, our CEO and President
March 24, 2025
DEAR FELLOW SHAREHOLDERS:
It’s with great honor that I write this letter to shareholders as CEO of Celanese. Over my two decades of service I’ve had the privilege of being a part of its growth and evolution.

Today, we are proud that Celanese is a global technology leader in chemistry solutions and specialty materials, with our innovative solutions touching countless aspects of people’s everyday lives. Most importantly, over our company’s 100+ year history, we have proven our ability to relentlessly execute against our strategy and create long-term value for shareholders.

As Celanese embarks on its next period of transformation, I am prepared to drive the changes needed to reestablish our company’s record of success and industry leadership. To accomplish this, we are moving the company forward with intensity and aggressiveness and making bold changes to increase cash flow to deleverage the balance sheet, reduce costs, and drive top-line growth. We are prioritizing near-term actions to drive consistent earnings growth through performance improvement and productivity. Celanese is a resilient company with strong fundamentals that we will use to drive these initiatives. As part of our actions to revitalize Celanese, we’ve made leadership changes that position us to navigate market challenges and drive meaningful improvements. We are enhancing operational efficiency, strengthening our competitive position, and driving improved growth and profitability.

As we enter 2025 with a renewed focus on execution, I want to express my deepest gratitude to our team worldwide for their hard work and dedication to our vision. Together, our people are working through a difficult time with determination and conviction to deliver the performance for which we are known.

On behalf of management and the Board, thank you for your continued support and confidence in Celanese’s potential. We look forward to your participation during the 2025 Annual Meeting.

Sincerely,

Scott A. Richardson Chief Executive Officer, President and Director

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / iv

Notice of Annual Meeting of Shareholders
CELANESE CORPORATION
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	May 14, 2025, 1:30 p.m. (Central Daylight Saving Time)
Virtual Meeting Website:	Online at www.virtualshareholdermeeting.com/CE2025
Items of Business:
● To elect Bruce E. Chinn, Edward G. Galante, Timothy Go, Kathryn M. Hill, David F. Hoffmeister, Dr. Jay V. Ihlenfeld, Deborah J. Kissire, Michael Koenig, Christopher Kuehn, Ganesh Moorthy, Kim K.W. Rucker, Scott M. Sutton and Scott A. Richardson to serve until the 2026 Annual Meeting of Shareholders, and until their successors are elected and qualified or their earlier resignation;

● To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2025;
● To hold an advisory vote to approve executive compensation;

● To approve amendments to the Company’s Second Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) to remove and replace supermajority voting requirements, specifically:
a.To Provide That Our By-laws May Be Amended by Majority Vote;
b.To Allow Our Certificate of Incorporation to be Amended in the Future by Majority Vote;
c.To Allow Filling of Open Board Seats at Statutorily Required Special Meetings Under the Standard in the By-laws; and
d.To Allow Directors to Be Removed by Majority Vote; and

● To hold an advisory vote on a shareholder proposal requesting simple majority vote charter and by-laws amendments, if properly presented; and

● To transact such other business as may properly come before the meeting and any adjournments and postponements thereof in accordance with the provisions of the Company’s Seventh Amended and Restated By-laws, as amended (the “by-laws”).

Record Date:	You are entitled to attend the 2025 Annual Meeting virtually and to vote if you were a shareholder at the close of business on March 17, 2025.
This year’s Annual Meeting will be held as a “virtual meeting” via the Internet at www.virtualshareholdermeeting.com/CE2025. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting.
To ensure that your shares are represented at the meeting, we urge you to submit your voting instructions by proxy as promptly as possible. You may submit your proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also submit a proxy via mail by following the instructions on the proxy card or voting instruction card. We encourage you to submit a proxy via the Internet. It is convenient and saves us significant postage and processing costs. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.
By Order of the Board of Directors of
Celanese Corporation
Ashley B. Duffie
Senior Vice President, General Counsel
and Corporate Secretary

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 1

Notice of Annual Meeting of Shareholders

Irving, Texas
March 24, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2025
The Celanese Corporation 2025 Notice of Annual Meeting and Proxy Statement, 2024 Annual Report and other proxy materials are available at www.proxyvote.com.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 2

Voting Information
VOTING INFORMATION
You are invited to attend the Annual Meeting to be held at 1:30 p.m. (Central Daylight Saving Time) on Wednesday, May 14, 2025. This year’s Annual Meeting will be held as a “virtual meeting” via the Internet at www.virtualshareholdermeeting.com/CE2025.
It is very important that you vote in order to play a part in the future of the Company. Please carefully review the proxy materials for the Annual Meeting and follow the instructions below to cast your vote on all of the voting matters.
Who is Eligible to Vote
You are entitled to vote at the Annual Meeting if you were a shareholder at the close of business on March 17, 2025, the record date for the meeting. On the record date, there were 111,754,189 shares of the Company’s Common Stock issued, outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each proposal to be voted on at the meeting.
How to Vote
Even if you plan to attend the Annual Meeting, please submit your voting instructions by proxy as soon as possible using one of the following methods for submitting a proxy (see page 107 for additional details). Make sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the instructions provided. Unless those documents provide different instructions, most of our shareholders will be able to vote in advance of the meeting by one of the following means:

VOTE IN ADVANCE OF THE MEETING*				VOTE AT THE VIRTUAL MEETING
via the internet	by phone	by mail	by QR code
:	)	*		m

Visit proxyvote.com to submit a proxy via computer or your mobile device	Call 1-800-690-6903 or the telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form	Scan this QR code to vote with your mobile device (may require downloading of free app)	See “Questions and Answers” for details on attending and voting at the Annual Meeting
* You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
If you are a shareholder who holds shares through a brokerage firm, bank, trust or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022. Shareholders may call toll free: (877) 750-0870.
Important Note About Meeting Admission Requirements: If you plan to attend the virtual meeting, see the answer to question 2 on page 104 for important details on requirements to log-in to the meeting.

Electronic Shareholder Document Delivery
Instead of receiving future copies of annual meeting proxy materials by mail, shareholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents and will also give you an electronic link to the proxy voting site.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 3

Proxy Summary

PROXY STATEMENT SUMMARY					We provide below highlights of certain information in this Proxy Statement. As this is only a summary, please refer to the complete Proxy Statement and 2024 Annual Report before you vote.

Proxy Item No. 1 Election of 13 Director Nominees
ü The Board recommends a vote FOR all Director Nominees
Our Board and the Nominating and Corporate Governance Committee believe that the thirteen director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.
à See “Item 1: Election of Directors” and “Director Nominees” beginning on page 9 of this Proxy Statement for additional information.

Director Nominees
The following table provides summary information about each director nominee. Each nominee is to be elected by a majority of the votes cast.

Name and Qualifications		Age	Director Since	Primary Occupation / Other Public Company Boards	Independent	Committee Memberships
Bruce E. Chinn		68	2024	Former President / CEO - Chevron Phillips Chemical Co LLC	ü	AC; SC
&Q.:zGq@6L				Waste Management Inc.
Edward G. Galante		74	2013	Former SVP – Exxon Mobil Corporation	ü	–
&Q.:zGq@6L				Clean Harbors Inc.; Marathon Petroleum Corp.
Timothy Go		58	2024	CEO and President – HF Sinclair Corporation	ü	SC; FBC
&Q.:zq@6L				HF Sinclair Corporation
Kathryn M. Hill		68	2015	Former SVP Dev. Strategy – Cisco Systems Inc.	ü	CMD; SC£
&Q:q@6L				Moody’s Corporation; NetApp Inc.
David F. Hoffmeister		70	2006	Former SVP / CFO – Life Technologies Corp.	ü	AC; NCG; FBC
&Q.:Gq6L				Glaukos Corporation; ICU Medical Inc.; StepStone Group Inc.
Dr. Jay V. Ihlenfeld		73	2012	Former SVP, Asia Pacific – 3M Company	ü	AC; SC
Q.:zG@6
Deborah J. Kissire		67	2020	Former Vice Chair - Ernst & Young LLP	ü	AC£; NCG
&Q:Gq6L				Omnicom Group; Axalta Coatings System Ltd.; Cable One, Inc.
Michael Koenig		61	2022	CEO – Nobian Industrial Chemicals B.V.	ü	CMD; SC
&Q.:zG@6L				Symrise AG
Christopher Kuehn		52	2025	EVP and CFO – Trane Technologies plc	ü	AC; FBC
&Q:zq6L
Ganesh Moorthy		65	2023	Former CEO – Microchip Technology Incorporated	ü	CMD£; NCG
&Q:zGq@6L				Microchip Technology Incorporated
Kim K.W. Rucker		58	2018	Former EVP and GC – Andeavor	ü	CMD; NCG£
&Q:zGq6L				Marathon Petroleum Corp.; HP Inc.; GE Vernova
Scott M. Sutton		60	2025	Former CEO – Olin Corporation	ü	FBC£
&Q.:q@6L
Scott A. Richardson		48	2025	CEO and President – Celanese Corporation		FBC£
&Q.:zGq@6L

Qualifications:				Board Committees:	£	Committee Chair
&	Leadership	G	Govt/regulatory	AC	Audit Committee
Q	Global experience	q	M&A and financial transactions	CMD	Compensation and Management Development Committee
.	Chemical industry	@	Operational	NCG	Nominating and Corporate Governance Committee
:	Innovation-focused	6	Strategic Planning	SC	Stewardship Committee
z	Environmental/sustainability	L	Governance / risk management	FBC	Finance and Business Review Committee

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 4

Proxy Summary

Director Nominee Highlights

Director succession is a robust, ongoing process at Celanese. Our Board regularly evaluates desired attributes in light of the Company’s strategy and evolving needs. We believe that our director nominees bring a well-rounded variety of skills, qualifications and experience, and represent an effective mix of deep company knowledge and fresh perspectives.

Composition

Tenure	Age	Expertise and Independence

Average Tenure of Nominees

<5 years
8
5-10 years
2
10+ years
3

Average Tenure: 5.4 years	Average Age: 63.2 years

Balanced Mix of Skills, Qualifications and Experience

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 5

Proxy Summary

Performance Highlights
Business Performance in 2024 (see page 54 for information on our controllable actions to drive performance)
ü	We reported 2024 net sales of $10,280 million.
ü	Our overall earnings results in 2024 consisted of:
	t	GAAP diluted loss per share of $13.86, and Adjusted EPS(1) of $8.37; and
	t	Net loss of $1,522 million and Operating EBITDA(1) of $2,376 million.
ü	We generated operating cash flow of $966 million and free cash flow(1) of $498 million.

Proxy Item No. 3 Advisory Approval of Executive Compensation
ü The Board recommends a vote FOR this proposal
Our Board recommends that shareholders vote “FOR” the advisory approval of the compensation of our named executive officers (“NEOs” or “named executive officers”) for the 2024 performance year.

à See “Item 3: Advisory Approval of Executive Compensation” and “Compensation Discussion and Analysis” beginning on page 54 of this Proxy Statement.

Additional Information

Please see “Questions and Answers” beginning on page 104 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit shareholder proposals for the 2025 Annual Meeting.

(1) Adjusted earnings per share, operating EBITDA and free cash flow are non-U.S. GAAP financial measures. See “Exhibit A” for information concerning these measures including a definition and a reconciliation to the most comparable U.S. GAAP financial measure.

Corporate Governance Highlights
Our Corporate Governance Policies Reflect Best Practices
We are committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability and helps to build public trust in the Company.

Independent Oversight
● 12 of 13 director nominees are independent (all except for the CEO)
● Independent Chair with clearly defined and robust responsibilities
● Regular executive sessions of independent directors at Board meetings and Committee meetings (chaired by independent Committee chairs or co-chairs)
● 4 out of 5 independent Board Committees
● Active Board oversight of the Company’s strategy, risk management and sustainability efforts

Board Refreshment
● Comprehensive, ongoing Board succession planning process
● Regular Board refreshment and mix of tenure of directors (ten of our nominees joined after the beginning of 2015, nine since the beginning of 2018 and five since the beginning of 2024)
● Annual Board and Committee assessments including performance evaluation of individual directors
● Retirement age of 75

Shareholder Rights
● Annual election of all directors
● Majority-vote and director resignation policy for directors in uncontested elections
● Proxy access right for shareholders (3% ownership threshold continuously for 3 years / 2 director nominees or 20% of the Board / 20 shareholder aggregation limit)
● Directors may be removed by shareholders with or without cause
● One class of outstanding shares with each share entitled to one vote
● No poison pill

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 6

Proxy Summary

Good Governance Practices
● Prohibition on hedging or pledging Company stock
● Comprehensive clawback policies
● Rigorous director and executive stock ownership requirements
● Active shareholder engagement program
● Global Code of Conduct applicable to directors and all employees with annual compliance certification
● Political activities disclosures on our website
● Longstanding commitment to corporate responsibility

Proxy Item No. 2 Ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2025
ü The Board recommends a vote FOR this proposal
The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm for 2025.
à See “Audit Matters” beginning on page 49 of this Proxy Statement for additional information.

Proxy Item No. 4 Approve amendments to the Company’s Second Amended and Restated Certificate of Incorporation to remove and replace supermajority vote requirements
ü The Board recommends a vote FOR these proposals
The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions currently in the certificate of incorporation and determined that it is in the best interests of the Company and its stockholders to amend our certificate of incorporation to eliminate the supermajority voting requirements.
à See “Item 4: Approval of the Amendment to Our Certificate of Incorporation to Remove and Replace Supermajority Vote Requirements” beginning on page 96 of this Proxy Statement for additional information.

Proxy Item No. 5 Vote on a shareholder proposal requesting simple majority vote charter and by-laws amendments, if properly presented
ü The Board recommends a vote AGAINST this proposal
The Board agrees that eliminating the supermajority voting requirements would be in shareholders’ best interests but believes that the proposed amendments set forth in Item 4 largely accomplish the same objectives put forth by the shareholder proposal.
à See “Item 5: Shareholder Proposal Requesting Simple Majority Vote Charter and By-laws Amendments” beginning on page 102 of this Proxy Statement for additional information.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 7

Proxy Statement
PROXY STATEMENT
For the Annual Meeting of Shareholders To Be Held Virtually on May 14, 2025

The Board of Directors (the “Board of Directors” or the “Board”) of Celanese Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), solicits the enclosed proxy for use at our 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually at 1:30 p.m. (Central Daylight Saving Time) on May 14, 2025, at our virtual meeting website www.virtualshareholdermeeting.com/CE2025. This Proxy Statement (this “Proxy Statement”) contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors. We will bear the expense of soliciting the proxies for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2025
The Celanese Corporation 2025 Notice of Annual Meeting and Proxy Statement, 2024 Annual Report and other proxy materials are available at www.proxyvote.com.
INFORMATION ABOUT SOLICITATION AND VOTING
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we have elected to furnish proxy materials to our shareholders via the Internet instead of mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically will not receive the Notice of Internet Availability and, instead, will receive the proxy materials in the format requested. This Proxy Statement, our 2024 Annual Report and other information about the Annual Meeting also are available in the “News & Events” section of our website, https://investors.celanese.com.
The Notice of Internet Availability and, for shareholders who previously requested electronic or paper delivery, the proxy materials will be mailed on March 24, 2025, to shareholders of record and beneficial owners who owned shares of the Company’s Common Stock at the close of business on March 17, 2025.
Our principal executive offices are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039.
For additional information about the proxy materials and the Annual Meeting, see “Questions and Answers”.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 8

Governance
GOVERNANCE
The Company is committed to effective corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability and helps build public trust in the Company. See “Corporate Governance Highlights” for more information.
The Company’s certificate of incorporation, by-laws, corporate governance guidelines, Board committee charters and other materials can be accessed on our website, https://investors.celanese.com, by clicking “Corporate Governance.” Instructions on how to obtain copies of these materials are also included in the response to question 20 in the Questions and Answers section on page 110.
ITEM 1: Election of Directors
Background
Based on the recommendation of our independent Nominating and Corporate Governance Committee (the “NCG Committee”), our Board of Directors has nominated 13 directors — Bruce E. Chinn, Edward G. Galante, Timothy Go, Kathryn M. Hill, David F. Hoffmeister, Dr. Jay V. Ihlenfeld, Deborah J. Kissire, Michael Koenig, Christopher Kuehn, Ganesh Moorthy, Kim K.W. Rucker, Scott M. Sutton and Scott A. Richardson — each to serve a one-year term expiring at the 2026 Annual Meeting of Shareholders.
At the Annual Meeting, shareholders will have the opportunity to elect these nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” these 13 nominees. If any of our nominees is unable or declines to serve as a director as of the time of the Annual Meeting, the Board may designate a substitute nominee or reduce the size of the Board. Proxies will be voted “for” any such substitute nominee designated by the Board of Directors.
These director nominees have consented to be elected to serve as directors for the next year and we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
The name of each of our nominees for election and certain information about them, as of the date of this Proxy Statement, is set forth below under “Director Nominees,” including the particular qualifications, attributes, skills and experience that led the Board to conclude that each should serve as a director of the Company.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 9

Governance

Board Composition and Refreshment		BOARD REFRESHMENT
Since 2022, we have:
The Board and the NCG Committee believe the Board should represent a collection of talented, highly experienced, high-integrity, strategic leaders from a variety of backgrounds with diverse viewpoints, possessing skill sets and experience that bring value to Celanese’s long-term strategy. To that end, the Board and NCG Committee continuously strive to maintain, through thoughtful Board refreshment, an appropriate balance of skills, tenure, and experience. The Board believes that new perspectives and new ideas are critical to a forward-looking and strategic board, as is the ability to benefit from the valuable experience and familiarity with the complexities of our business that longer-serving directors bring. The Board and the NCG Committee regularly evaluate the skills represented on the Board, to support a thoughtful, long-term approach towards optimizing Board composition.

	●	Elected eight new directors, including our CEO and six highly qualified independent directors, including five of our current director nominees
	●	Completed a Board leadership transition, electing a new Lead Independent Director in 2024, and moving from a Lead Independent Director to an Independent Chair in 2025
	●	Added increased industry, operational and M&A experience while diversifying skill sets and viewpoints

Each of our directors was identified in large part due to the fit of their deep experience with different aspects of our long-term strategy. Effective January 1, 2025, Mr. Richardson was elected to the Board in conjunction with being named CEO and President of the Company. In addition, since the 2024 Annual Meeting of Shareholders, the Board has elected Mr. Chinn, who is a former CEO of a multibillion dollar global chemical company with extensive experience in the chemicals industry, Mr. Kuehn, who is a sitting CFO with extensive experience at multiple multibillion dollar global manufacturing companies, and Mr. Sutton, who is a former CEO of a global chemical company and a former Celanese executive. Their respective elections were part of a long-term and ongoing strategic succession planning process of the Board and the NCG Committee to enhance the Board’s global and end-market perspectives, as well as its ongoing risk management capabilities, given our increasingly complex global footprint and business model. Mr. Chinn, Mr. Kuehn and Mr. Sutton also fulfilled the Board’s and NCG Committee’s goal of bringing additional sitting and recent executives onto the Board to enhance the Board’s multidisciplinary perspectives on issues of current importance to our business and industry. The elections of Mr. Go, who is a sitting CEO of a multibillion dollar company, in 2024, Mr. Moorthy, who served as CEO of a multibillion dollar company until 2024, in 2023, and Mr. Koenig, an accomplished materials industry CEO in 2022, were also a part of this refreshment strategy.
The NCG Committee identified Mr. Koenig, Mr. Moorthy, Mr. Go, and Mr. Kuehn with the assistance of a search firm, Mr. Chinn through Lori Ryerkerk, the Company’s former CEO and Chair of the Board, and Mr. Sutton through Mr. Richardson. The NCG Committee evaluated each candidate through its comprehensive process that includes assistance of its search firm. The NCG Committee and the full Board carefully reviewed the experience, skills and attributes of these individuals, along with those of a number of other qualified candidates identified by the search firm, as well as their independence. After interviews, the NCG Committee and the Board determined to elect Messrs. Koenig, Moorthy, Go, Chinn, Kuehn and Sutton to the Board, effective February 2022, December 2023, February 2024, September 2024, January 2025 and March 2025, respectively, and to recommend their reelection by our shareholders at the 2025 Annual Meeting. Mr. Richardson was identified to serve as CEO, President and director of the Company as part of the Board’s thoughtful succession planning process and regular evaluation of management. See “Director Nominees” for more information on the specific qualifications and experience these, and our other directors, bring to our Board.
Qualifications, Qualities, Skills and Experience to be Represented on the Board
The Board and the NCG Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, familiarity with and respect for

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Governance
corporate governance requirements and practices, a willingness to assume fiduciary responsibilities, an appreciation of diversity of backgrounds, experiences and perspectives and a commitment to sustainability and to corporate social responsibility. The NCG Committee uses a variety of methods for identifying and evaluating director nominees and considers candidates who are recommended by Board members, by shareholders, as well as those identified by third-party search firms retained from time to time (including the firm currently retained as described above). The NCG Committee members and other Board members conduct interviews of potential director candidates to assess integral qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.
The Board considers diversity of race, ethnicity, gender, age, cultural background and professional experience, including experience with customer-facing roles, in evaluating candidates for Board membership and assesses the effectiveness of this policy through the NCG Committee’s annual review of director nominees. The Board believes that its identification and evaluation processes allow it to select highly qualified directors with the qualifications, skills and experience that best support the full Board’s oversight of the Company’s business, strategy and operations.
The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current and expected future business needs. These are summarized in the following table.

	Qualifications, Attributes, Skills and Experience	Characteristics	No. of Nominees
&	Relevant senior leadership/C-Suite experience	Senior leadership experience allows directors to more effectively oversee strategic aspects of our global business	12
Q	Global business experience	Global perspectives on our Board help guide our business, with products manufactured in the Americas, Europe and Asia and operations in over 20 countries around the world	13
.	Extensive knowledge of the Company’s business and/or the chemical and materials industry	A deep understanding of the Company’s business and/or the chemical and materials industry allows a director to better understand the complex operational, commercial and market issues we face	8
:	Experience in innovation-focused businesses	Focus on innovation allows directors to better direct our efforts to expand our business though new products and applications	13
z	Environmental/sustainability experience	Experience with complex environmental regulation and sustainability-focused strategy enables directors to better oversee these areas of opportunity and risk	9
G	Government/regulatory/geopolitical exposure	Experience navigating complex governmental, regulatory and geopolitical issues gives directors insight into the regulatory obligations and geopolitical challenges that the company may encounter in various jurisdictions	9
q	M&A and financial transactions experience	A high level of familiarity with M&A, financial matters, capital structures and complex financial transactions allows directors to bring expertise to our capital allocation, M&A and deleveraging strategies in global financial markets	11
@	Operational experience	Experience managing the manufacture of many types and kinds of products with high level specifications and in large quantities around the world allows directors to bring valuable perspectives to our business	9
6	Strategic planning experience	Experience with strategy development and planning allows the Board to better evaluate management’s plans and guide the Company	13
L	Governance / risk management experience	Governance / risk management expertise allows directors to better assess risk and refine and oversee the Company’s policies and processes to manage risk	12

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Governance
Director Nominees

Edward G. Galante	AGE: 74	Independent Director Since: 2013

Experience:
•ExxonMobil Corporation (NYSE: XOM), international oil and gas company
◦SVP (2001 – 2006)
•ExxonMobil Chemical Company, global chemical company
◦EVP (1999 – 2001)
◦Various management positions (1972 – 1999)

Skills and Qualifications:
•Operational: resulting from his decades of operations and commercial experience in the petroleum and chemical manufacturing industry, including as SVP of ExxonMobil. Over the course of his career he has overseen the worldwide Downstream business, refining and supply, fuels marketing, lubricants, and specialties, which enables him to provide the Board with valuable long-term insight into industry and commercial prospects, and capital deployment optimization.
•Environmental and Sustainability: gained from his significant experience leading ExxonMobil's environmental, health and safety (EHS) activities, his service as director and chair of the EHS Committee of leading provider of environmental and industrial services, and further demonstrated through his time on Marathon Petroleum’s Sustainability Committee and on the Environmental, Health, Safety and Security committee at Andeavor.
•Global Experience: developed during his more than 34 years at one of the world’s largest oil and gas company and chemical manufacturers, in a variety of domestic and international roles including as SVP with oversight of over 40 refineries worldwide, marketing, and sales activities in nearly 200 countries and territories.
•Governance / Risk Management: developed significant expertise in overseeing company strategy and robust governance practices over nearly 20 years of public company board experience, as well as valuable cross-industry perspective into best-practices for driving value-creating behavior of leadership teams through his chair leadership and member service on large-company compensation committees.

Education:
•B.S., Civil Engineering, Northeastern University

Independent Board Chair (since 2024)

Committees: •Stewardship •Compensation and Management Development

Other Public Company Directorships:
•Marathon Petroleum Corporation (NYSE: MPC), integrated, downstream energy company (since 2018)
•Clean Harbors Inc. (NYSE: CLH), environmental and industrial services company (since 2007)
•Linde plc (Nasdaq: LIN), global multinational chemical company (2018 – 2023)
•Praxair Inc. (NYSE: PX) (merged with Linde AG and rebranded as Linde plc in 2018), global industrial gases company (2007 – 2018)
•Andeavor Corporation (NYSE: ANDV) (formerly Tesoro Corp., acquired by Marathon Petroleum Corporation in 2018), marketing, logistics and refining company (2016 – 2018)
•Foster Wheeler AG (Nasdaq: FWLT) (acquired by AMEC plc in 2014), global engineering company (2007 – 2014)

Other Affiliations: •Vice Chair, Northeastern University Board of Trustees •Director, United Way Foundation of Metropolitan Dallas

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Governance

Bruce E. Chinn	AGE: 67	Independent Director Since: 2024

Experience:
•Chevron Phillips Chemical Company LLC, global petrochemical company
◦President and CEO (2021 – 2024)
•Chevron Oronite, global lubricant and fuel additives business
◦President (2018 – 2020)
•Chevron Corporation (NYSE: CVX), multinational energy company
◦Various operational and leadership roles (2006 – 2018)
•Invista, multinational chemical company
◦Plant Manager (2004 – 2005)
•DuPont (NYSE: DD), multinational chemical company
◦Various manufacturing, technical, commercial and business leadership roles (1978 – 1997)

Skills and Qualifications:
•Chemicals Industry Experience: gained through more than 5 decades of deep experience at large multinational chemical and petrochemical companies and evidenced through his leadership in leading industry trade and professional associations.
•Operational: acquired through his extensive experiences in various operational, manufacturing and business roles at Chevron and DuPont focused on performance and safety, which provides the Board with valuable insights as they monitor and assess the Company’s strategic direction, key initiatives, and significant investments.
•Governance / Risk Management: developed through his leadership of global companies, where he was responsible for delivering growth while overseeing and managing risk, further gained during his significant career in key operational and production roles where he was responsible for all aspects of identifying, evaluating and mitigating potential risks to company operations.

Education:
•B.S., Chemical Engineering, Texas A&M University

Committees: •Audit •Stewardship

Other Public Company Directorships: •Waste Management Inc. (NYSE: WM), waste management and environmental services company (since 2023) )

Other Affiliations:
•Director, Chevron Phillips Chemical Company LLC, global petrochemical company (2021 – 2024)
•Director, American Institute of Chemical Engineers Foundation Board of Trustees
•Board Member, Texas A&M Association of Former Students
•Former Director, American Chemistry Council
•Former Executive Committee, Alliance to End Plastic Waste

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Governance

Timothy Go	AGE: 58	Independent Director Since: 2024

Experience:
•HF Sinclair Corporation (NYSE: DINO), independent energy company
◦President and CEO (since 2023)
◦President and COO (2021 – 2023)
◦EVP and COO (2020 – 2021)
•Calumet Specialty Products Partners (Nasdaq: CLMT), specialty hydrocarbon products company
◦CEO (2016 – 2020)
•Flint Hills Resources (subsidiary of Koch Industries), refining company
◦Vice President, Operations (2012 – 2015)
◦Vice President, Operations Excellence (2011 – 2013)
•Koch Industries, multinational conglomerate
◦Managing Director, Operations Excellence (2008 – 2011)
•ExxonMobil Corporation (NYSE: XOM), international oil and gas company
◦Various operational, strategic supply chain roles (1989 – 2008)

Skills and Qualifications:
•M&A and Financial Transactions: developed as CEO of HF Sinclair overseeing the completion of transactions with HollyFrontier and Holly Energy Partners, successfully integrating and optimizing assets across the combined company, creating a large petroleum and renewable fuels company, significantly extending the reach of its network of pipelines and storage facilities and enhancing its earning power to capture new organic growth opportunities.
•Operational: possesses deep leadership and technical experience in large and complex manufacturing operations – including demonstrated success in renewable energy production, plant safety and reliability – which gives him keen insights into our long-term strategy and daily operations.
•Environmental and Sustainability: gained through leading one of the largest renewable fuels companies, and his role as CEO of a specialty hydrocarbon products company, which provides the Board his unique perspectives on development and use of alternative fuels.
•Governance / Risk Management: acquired from serving in a variety of senior operations roles with responsibility for developing and implementing risk management strategies, monitoring related exposures, and communicating those details to other senior management, which allows him to provide the Board with insights and monitor the Company’s risk performance.

Education:
•B.S., Chemical Engineering, University of Texas at Austin

Committees: •Finance and Business Review •Stewardship

Other Public Company Directorships: •HF Sinclair (NYSE: DINO), petroleum refining company (since 2023) )

Other Affiliations: •Director, Koch Pipeline Co. (subsidiary of Koch Industries) (2008 – 2015) •University of Texas Engineering Advisory Board •Ronald McDonald House of Dallas Board

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Governance

Kathryn M. Hill	AGE: 68	Independent Director Since: 2015

Experience:
•Cisco Systems Inc. (Nasdaq: CSCO), multinational digital communications company
◦Executive Advisor (2011 – 2013)
◦SVP, Development Strategy and Operations (2009 – 2011)
◦SVP, Access Networking and Services Group (2008 – 2009)
◦SVP, Ethernet Systems and Wireless Technology Group (2005 – 2008)
◦Other roles of increasing responsibility (1997 – 2005)
•Hughes Network Systems, satellite internet provider company
◦Various engineering roles (1982 – 1993)

Skills and Qualifications:
•Strategic Planning: developed during over 30 years of business management and leadership experience, including in multiple senior executive roles at Cisco Systems where she executed long-term commercialization strategies, led multiple acquisitions, and developed and successfully commercialized large complex enterprise products and services.
•Innovation: gained through leadership roles at large technology companies, including service on Cisco’s development council; Ms. Hill possesses practical knowledge and experience in enhancing manufacturing and commercial effectiveness through technology and a digital transformation approach.
•Governance / Risk Management: developed deep governance and information security expertise from long tenures at large technology companies where she had direct responsibility for systems and networks, and further developed through board membership at high-profile and complex technology-driven companies.

Education:
•B.S., Mathematics, Rochester Institute of Technology

Committees: •Compensation and Management Development •Stewardship, Chair

Other Public Company Directorships: •Moody’s Corporation (NYSE: MCO), global integrated risk assessment company (since 2011) •NetApp Inc. (Nasdaq: NTAP), data infrastructure company (2013 – 2024) )

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Governance

David F. Hoffmeister	AGE: 70	Independent Director Since: 2006

Experience:
•Life Technologies Corporation (acquired by Thermo Fisher Scientific in 2014), global life sciences company
◦SVP and CFO (2008 – 2014)
•Invitrogen Corporation (Nasdaq: IVGN) (merged with Applied Biosystems to form Life Technologies Corporation in 2008), biotechnology company
◦CFO (2004 – 2008)
•McKinsey & Company, multinational strategy and management consulting firm
◦Leader of North American Chemical Practice (1998 – 2004)
◦Senior Partner (1984 – 2004)

Skills and Qualifications:
•Chemicals Industry Experience: possesses an extensive knowledge of chemical and materials manufacturing due to his time as the head of McKinsey’s North American chemical practice and as CFO of multibillion dollar life sciences companies, Mr. Hoffmeister also has a significant knowledge of the medical and pharmaceutical industries, which provides valuable experience to effectively guide efforts to grow the Company’s Engineered Materials business.
•M&A and Financial Transactions: developed strong insight into successful acquisition execution, integration, and synergy capture as a result of leading, as CFO, the multibillion-dollar merger and integration of two life sciences companies into a combined company, Life Technologies, with approximately 10,000 employees, as well as playing an integral role in the subsequent $14 billion acquisition of the company by Thermo Fisher.
•Government and Regulatory: gained through his senior roles at life science and biotechnology companies, which required understanding, navigating and remaining current on complex regulations from relevant government agencies such as the FDA, knowledge of Good Manufacturing Practices (GMP), and clinical trial protocols including drug safety reporting as well as data privacy laws.
•Strategic Planning: developed strong expertise in corporate strategy through his 20-year career at McKinsey & Company. As a Sr. Partner at the firm, Mr. Hoffmeister advised companies in the healthcare, private equity, and chemical industries, giving him diverse industry knowledge on strategic initiatives.
•Governance / Risk Management: acquired through service on other public and private company boards strengthening the Celanese Board’s oversight capabilities.

Education:
•B.A., Business Administration and Management, University of Minnesota
•MBA, University of Chicago Booth School of Business

Committees: •Audit •Finance and Business Review •Nominating and Corporate Governance

Other Public Company Directorships:
•StepStone Group Inc. (Nasdaq: STEP), global private markets firm (since 2020)
•ICU Medical Inc. (Nasdaq: ICUI), medical technology company (since 2018)
•Glaukos Corporation (NYSE: GKOS), ophthalmic medical technology and pharmaceutical company (since 2014)
)

Other Affiliations: •Director, Kaiser Permanente, healthcare company (since 2014)

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Governance

Dr. Jay V. Ihlenfeld	AGE: 73	Independent Director Since: 2012

Experience:
•3M Company (NYSE: MMM), multinational technology and innovation company
◦SVP, Asia Pacific (2006 – 2012)
◦SVP, Research and Development (2002 – 2006)
◦EVP, 3M Japan (2001 – 2003)
◦VP, Performance Materials and various leadership and technology roles (1978 – 2001)

Skills and Qualifications:
•Innovation: gained from his nearly 50 years of experience at large multinational technology and innovative companies including roles leading research, development, innovation, and commercialization of chemical and performance materials products in multiple regions around the globe, which allows him to contribute invaluable knowledge to the Board’s oversight of our product innovation, development, and commercialization initiatives.
•Global Experience: developed a strong global perspective, while serving various international leadership roles including as 3M’s Senior Vice President, Asia Pacific and Executive Vice President of 3M’s Sumitomo partnership, enabling him to provide significant insights to support the Board’s and management’s understanding of global businesses and geopolitical considerations, particularly given Celanese’s significant global expansion in recent years.
•Operational: resulting from his deep experience in environmental and manufacturing strategy in the chemical sector at 3M, where as early as 2000 the company set goals to address environmental issues in eco-efficiency and pollution.

Education:
•B.S., Chemical Engineering, Purdue University
•PhD, Chemical Engineering, University of Wisconsin-Madison

Committees: •Audit •Stewardship

Other Public Company Directorships: •Ashland Global (NYSE: ASH), global specialty materials company (2017 – 2024) )

Other Affiliations: •University of Wisconsin-Madison College of Engineering Industrial Advisory Board

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Governance

Deborah J. Kissire	AGE: 67	Independent Director Since: 2020

Experience:
•Ernst & Young LLP, an independent registered public accounting firm
◦Vice Chair and Regional Managing Partner, member of the Americas Executive Board and member of the Global Practice Group and various other various leadership positions, including Vice Chair and Regional Managing Partner for the East Central and Mid-Atlantic Regions and U.S. Vice Chair of Sales and Business Development (1979 – 2015)

Skills and Qualifications:
•Finance and Audit: acquired through her more than 35-year career and leadership roles at Ernst & Young, Ms. Kissire possesses a thorough, multi-industry perspective to the complexities of strategic planning, balance sheet and cash management, risk oversight, and financial reporting.
•Strategic Planning: developed significant experience at Ernst & Young leveraging her vision for strategic firm initiatives and programs, leading significant acquisitions, and prioritizing on governance, global branding, and various employee development opportunities, which provides unique insights to the Board as they oversee a variety of strategic initiatives including those that support the Company’s strong focus on employee safety and well-being.
•Governance / Risk Management: brings significant experience in senior positions at Ernst & Young and her service on other large public company boards, with particular expertise in enhancing strong governance over financial reporting, enterprise risk management programs, and internal controls; her depth of experience gives her a sophisticated ability to gauge risk in financial, accounting, and tax matters; additionally, Ms. Kissire served as an executive advisor for EY’s offering in Cyber Economic Security, giving her a unique perspective on digital vulnerabilities and methods of preventing and mitigating cyber-attacks.

Education:
•BBA, Accounting, Texas State University
•Former Certified Public Accountant

Committees: •Audit, Chair •Nominating and Corporate Governance

Other Public Company Directorships:
•Axalta Coating Systems Ltd. (NYSE: AXTA), a leading provider of liquid and powder coatings (since 2016)
•Omnicom Group Inc. (NYSE: OMC), a global marketing and corporate communications holding company (since 2016)
•Cable One Inc. (NYSE: CABO), a leading American cable and internet service provider (since 2015)

)

Other Affiliations: •Former Advisory Board for Texas State University’s McCoy College of Business

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Governance

Michael Koenig	AGE: 61	Independent Director Since: 2022

Experience:
•Nobian Industrial Chemicals B.V., industrial chemicals company
◦CEO (since 2021)
•Elkem ASA (FRA: 1DP), silicon-based advanced materials company
◦CEO (2019 – 2021)
•China National Bluestar Group, specialty chemicals company
◦CEO (2016 – 2019)
•Bayer AG (OTCMKTS: BAYRY), life sciences company
◦Head of Business Unit – Bayer Material Science (2010 – 2013)
◦CEO – Bayer China (2007 – 2010)
◦Global Head of Production and Technology – Bayer Material Science (2004 – 2007)
◦Managing Director – Bayer Polymers Shanghai (2000 – 2004)
◦Multiple senior executive positions in Germany and China (1990 – 2015)

Skills and Qualifications:
•Operational: gained throughout his significant career in leading multibillion dollar chemical manufacturers – with thousands of employees and operations in dozens of countries – which provides the Board valuable insights related to complex global manufacturing, distribution, and sales operations.
•Global Experience: developed deep expertise in global markets including China, where he served as a senior chemicals and materials executive for nearly fifteen years, and Europe, where he has been CEO of multiple large chemical manufacturing companies, allowing him to bring geopolitical and cross-border expertise in global markets where the Company has significant operations and customer bases.
•Environmental and Sustainability: acquired through his service as CEO of multiple companies headquartered in Europe, which has high expectations and significant regulations for environmentally friendly operations; further developed in his role with Nobian, a European leader in the production of high-purity salt and essential chemicals used for green energy and sustainable value chains.
•Governance / Risk Management: acquired significant expertise after serving on a number of public company boards across an array of industries serving international markets.

Education:
•M.S., Chemical Process Engineering, Technical University Dortmund University

Committees: •Stewardship •Compensation and Management Development

Other Public Company Directorships:
•Symrise AG (OTCMKTS: SYIEY), food and cosmetic flavor and fragrance ingredients company (Chair, since 2020)
•Conzzeta AG (SWX: CON) (rebranded as Bystronic AG in 2021), sheet-metal processing company (2020 – 2021)
•Elkem ASA (FRA: 1DP), silicon-based advanced materials company (Chair, 2018 – 2019)
•Bayer AG (OTCMKTS: BAYRY), life sciences company (2013 – 2015)
•REC Solar Group, solar power company (2017-2020)
)

Other Affiliations: •Director, Nobian Industrial Chemicals B.V., industrial chemicals company (since 2021)

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Governance

Christopher J. Kuehn	AGE: 52	Independent Director Since: 2025

Experience:
•Trane Technologies plc (NYSE: TT), a global climate innovator
◦EVP and CFO (since 2021)
◦SVP and CFO (2020 – 2021)
•Ingersoll Rand plc, (rebranded as Trane Technologies in 2020) multinational industrial company
◦VP and Chief Accounting Officer (2015 – 2020)
•Whirlpool Corp (NYSE: WHR), home appliances company
◦Corporate Controller and Chief Accounting Officer (2012 – 2015)
•SPX Corporation (NYSE: SPXC), manufacturing company
◦CFO, Thermal Equipment and Services Segment (2008 – 2012)
◦Assistant Corporate Controller (2007 – 2008)
◦Director, Corporate Accounting – Business Unit Operations (2006 – 2007)
•PricewaterhouseCoopers LLP, multinational professional services firm
◦Various roles progressing to Senior Manager (1994 – 2006)

Skills and Qualifications:
•Risk Management: gained through his roles as CFO and CAO roles leading risk management among other functions at multiple multibillion dollar global manufacturing companies, providing the Board with deep risk management expertise.
•M&A and Financial Transactions: acquired through his current role as CFO of a global climate innovator where he is responsible for all finance functions, including investor relations, financial planning and analysis, treasury, strategic business unit finance, as well as his experience with M&A integration, financial transactions, and strategy development evidenced by the spin-off of Ingersoll Rand’s Industrial Segment completed in early 2020.
•Finance and Audit: developed during his time at PwC and various accounting and controller positions where he was responsible for overseeing the accounting and financial functions as well as budgeting, financial reporting, and internal controls.

Education:
•B.S., Accounting, State University of New York College at Geneseo
•MBA, University of Rochester – Simon Business School

Committees: •Audit •Finance and Business Review

Other Affiliations: •Executive Committee Member, Junior Achievement of Central Carolinas )

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Governance

Ganesh Moorthy	AGE: 65	Independent Director Since: 2023

Experience:
•Microchip Technology Inc. (Nasdaq: MCHP), semiconductor company
◦President and CEO (2021 – 2024)
◦President and COO (2016 - 2021)
◦COO (2009 - 2016)
◦EVP (2006 - 2009)
◦VP – Microchip Divisions (2001 - 2006)
•Cybercilium Inc., business intelligence solutions company
◦CEO and Co-founder (2000 – 2001)
•Intel Corp. (Nasdaq: INTC), technology company
◦Various roles in Engineering, Operations, and General Management at Intel Corporation (1981 – 2000)

Skills and Qualifications:
•Innovation: acquired strategic insights into the high-technology sector, which is a key customer base for the Company, through a more-than-40-year career in the semiconductor industry, including serving in multiple senior leadership positions, which provides the Board with strategic insights into global industry, business and market trends, and the supply needs of that sector.
•Operational: developed deep expertise in global manufacturing operations and complex supply chains as CEO and President of a leading multibillion dollar semiconductor manufacturer with over 20 manufacturing, R&D, and supply locations globally; as a result of that experience Mr. Moorthy also possesses an appreciation of a long-term investment decision cycle similar to that in the Company’s industry.
•M&A and Financial Transactions: gained proven and extensive M&A experience during his time with Microchip Technology, where he has been actively involved with planning and integrating 17 acquisitions, including seven acquired public companies.
•Governance / Risk Management: gained experience strengthening corporate governance and oversight over the course of his tenure on other public company boards, including in the chemicals industry.

Education:
•B.S., Physics, University of Bombay, India
•B.S., Electrical Engineering, University of Washington
•MBA, Marketing, National University

Committees: •Nominating and Corporate Governance •Compensation and Management Development

Other Public Company Directorships: •Microchip Technology Inc. (Nasdaq: MCHP), semiconductor company (2021 – 2024) •Rogers Corporation (NYSE: ROG), specialty engineered materials company (2013 – 2024) )

Other Affiliations:
•Director, Ayar Labs, silicon photonics for chip-to-chip connectivity company (since 2024)
•Director, Semiconductor Industry Association (2022 – 2024)
•Director, Global Semiconductor Alliance (2022 – 2024)
•University of Washington – Electrical Engineering Advisory Board (2012 – 2019)
•Director, Shanghai Huahong Grace Semiconductor (2010 – 2014)
•Cybercilium Inc., business intelligence solutions company (Chair, 2000 – 2001)

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Governance

Kim K.W. Rucker	AGE: 58	Independent Director Since: 2018

Experience:
•Andeavor (NYSE: ANDV) (formerly Tesoro Corp., acquired by Marathon Petroleum Corporation in 2018), marketing, logistics and refining company
◦EVP, General Counsel and Secretary (2016 – 2018)
•Kraft Foods Group Inc. (Nasdaq: KHC), food and beverage company
◦EVP Corporate and Legal Affairs, General Counsel and Corporate Secretary (2012 – 2015)
•Avon Products (AVP.DE), global beauty and related products company
◦SVP, General Counsel and Chief Compliance Officer (2008 – 2012)
•Kimberly-Clark Corp (NYSE: KMB), consumer goods and personal care company
◦Corporate Counsel
•Sidley Austin LLP, law firm
◦Partner – Corporate and Securities Group

Skills and Qualifications:
•Governance / Risk Management: possesses deep governance expertise developed over her tenure as a leader on various corporate boards and committees and through an extensive career as general counsel of multiple large public companies across different industries managing legal, compliance, crisis management, and human capital matters and functions; not only skilled at assessing and mitigating legal and regulatory risks and developing risk mitigation strategies, she is also adept at identifying and driving opportunities to create value.
•M&A and Financial Transaction: gained significant experience negotiating, executing and integrating multiple large and high-profile acquisitions during various general counsel roles including the $45 billion buyout that created Energy Future Holdings (at the time the largest leveraged buyout in history), the $45 billion merger of Kraft Foods Group with Heinz to create the world’s fifth largest food and beverage company, Andeavor’s $6 billion acquisition of Western Refining Logistics and the acquisition of Andeavor by Marathon Petroleum for over $20 billion.
•Government and Regulatory: acquired through her roles as general counsel and chief compliance officer in oil and gas, food and beverage, and personal care industries overseeing compliance with laws and regulations; Ms. Rucker provides a multi-industry, multi-disciplinary perspective to the Board’s oversight of the Company’s operational, governance, and regulatory affairs.

Education:
•B.B.A, Economics, University of Iowa
•M.A., Public Policy, John F. Kennedy School of Government at Harvard University
•J.D., Harvard Law School

Committees: •Compensation and Management Development •Nominating and Corporate Governance, Chair

Other Public Company Directorships:
•GE Vernova Inc. (NYSE: GEV), a global leader driving electrification and decarbonization (since 2024)
•HP Inc., (NYSE: HPQ), technology company (since 2021)
•Marathon Petroleum Corporation (NYSE: MPC), integrated, downstream energy company (since 2018)
•Lennox International Inc. (NYSE: LII), global climate control products company (2015 – 2024)
)

Other Affiliations: •Director, Haven for Hope •Johns Hopkins Medicine Board of Trustees

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Governance

Scott M. Sutton	AGE: 60	Independent Director Since: 2025

Experience:
•Olin Corporation (NYSE: OLN), global manufacturer and distributor of chemical products and ammunition
◦President and CEO (2020 – 2024)
•Prince International Corporation (now part of Vibrantz Technologies), chemical manufacturing company
◦President and CEO (2019 – 2020)
•Celanese Corporation (NYSE: CE), global chemical and specialty materials company
◦COO (2017 – 2019)
◦EVP and President, Materials Solutions (2015 – 2017)
◦VP, Supply Chain and General Manager, Engineered Materials (2015)
◦VP, Supply Chain (2014 – 2015)
◦VP, Acetic Acid and Anhydride (2013 – 2014)
•Chemtura AgroSolutions (NYSE: CHMT) (merged into Lanxess in 2017), specialty chemical manufacturer
◦President and General Manager (2011 – 2013)
•Landmark Structures, a provider of design, engineering, and fabrication services
◦Business Manager, heavy industrial contracting (2008 – 2011)
•Albemarle Corporation (NYSE: ALB), global leader in providing essential elements for mobility, energy, connectivity and health
◦Division VP, Global Stabilizers and Curative Business (2007 – 2008)
◦Director, Global JVs and Equity Investments (2006 – 2007)
◦Managing Director, Asia Pacific (2003 – 2006)
◦General Manager, Jordan Bromine Company (2001 – 2003)
◦Various marketing, finance and engineering roles (1990 – 2001)

Skills and Qualifications:
•Strategic Planning: experience driving strategic transformation and shareholder value creation by providing insights related to the development of strategic goals, as well as translating long-term vision into actionable plans, contributing to improved growth and profitability.
•Chemicals Industry Experience: gained during his nearly four decades of service in the chemical manufacturing industry, including four years at Olin Corporation, five years at Celanese previously and 18 years at Albemarle Corporation, his extensive knowledge of chemical and material manufacturing gives him a unique perspective on the competitive landscape and market dynamics within the sector.
•Operational: resulting from his years of operational and commercial expertise as Chairman of the Operating Improvement Committee at Olin Corporation and COO at Celanese, during which he oversaw manufacturing, supply chain, R&D, commercial and procurement, giving him actionable insights as it relates to global manufacturing, sales and distribution strategies.

Education:
•B.S., Engineering, Louisiana State University

Committees: •Finance and Business Review, Co-Chair

Other Public Company Directorships: •Olin Corporation (NYSE: OLN), global manufacturer and distributor of chemical products and ammunition (2018 – 2024); Chairman of the Board (2021-2024)

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Governance

Scott A. Richardson	AGE: 48	Director Since: 2025

Experience:
•Celanese Corporation
◦President and CEO (since 2025)
◦EVP and COO (2023 – 2024)
◦EVP and CFO (2018 – 2023)
◦SVP – Engineered Materials (2015 – 2018)
◦VP and General Manager – Acetyl Intermediates (2011 – 2015)
◦Global Commercial Director – Acetyl Intermediates (2009 – 2011)
◦Manager – Investor Relations (2009)
◦Business Analysis Manager (2006 – 2009)
◦Business Line Controller (2005 – 2006)
•American Airlines Group Inc. (Nasdaq: AAL), national airline company
◦Senior Financial Analyst (2001 – 2005)

Skills and Qualifications:
•Operational: developed deep expertise over his two decades with the Company in key leadership roles most recently as EVP & COO prior to his appointment as CEO and combines business management expertise, financial and commercial skills, and a passion for the Company’s manufacturing operations; having led both of Celanese’s core businesses.
•Strategic Planning: gained through service in a variety of senior roles including as EVP & CFO and as senior vice president of the Engineered Materials business where he had global responsibility for strategy, product and business management, planning and portfolio development, and pipeline management.
•Chemicals Industry Experience: gained during his two decades of service at the Company, in a number of key management roles, including positions overseeing the global Engineered Materials (EM) and Acetyl Chain (AC) businesses and additional roles as manager of Investor Relations; business analysis manager, Acetyls; and business line controller, Polyols and Solvents.
•Global Experience: possesses strategic global vision through experience as a Celanese expat in China and leading multiple global Celanese businesses, providing unique leadership insight to broader Asian end-markets, a key geography for our growth strategy.

Education:
•B.A., Accounting, Westminster College
•MBA, Texas Christian University

Committees: •Finance and Business Review, Co-Chair

Other Affiliations: •Director, American Chemistry Council

Vote Required
Each director must receive a majority of the votes cast in favor of his or her election.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” EACH OF THE NOMINEES LISTED ABOVE

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Governance
Board and Committee Governance
Director Elections

All Celanese directors are elected annually.
As part of its efforts to maintain a board composed of high-quality directors able to effectively serve the Company’s strategic needs, the NCG Committee evaluates the qualifications and performance of each incumbent director before recommending the nomination of that director for an additional term.
Our Board proactively adopted a by-law, which permits a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding Common Stock continuously for at least three years, to submit director nominees for up to the greater of two directors or 20 percent of the number of directors currently serving on the Board, subject to the terms and conditions specified in the by-laws.

Majority Voting Standard
Our by-laws provide that, in an uncontested election, like this one, each director must receive the majority of the votes cast with respect to that director (meaning that the number of shares voted “for” a director must exceed the number of shares voted “against” that director). If an incumbent director does not receive a majority vote, the NCG Committee will make a recommendation to the Board on whether to accept or reject a resignation tendered by such director, or whether other action should be taken. The Board will act on the resignation within 90 days of the certification of the vote and will also promptly publicly disclose its decision regarding the director’s resignation offer. The Board’s decision will take into account the recommendation of the NCG Committee, which will include consideration of the vote result, the director’s contributions to the Company during his or her tenure, the director’s qualifications, any relevant input from shareholders, along with any other factors the NCG Committee deems relevant. Unless applicable to all directors, the director who has tendered a resignation will not participate in the deliberations and is expected to recuse himself or herself from the Board vote.
Composition of the Board of Directors
Our certificate of incorporation provides that the number of members of the Board of Directors shall be fixed by the Board, but shall be no less than seven and no more than fifteen. Our Board may fill vacancies and increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual shareholder meetings. As of the date of this Proxy Statement, we have, and the Board has established the size of the Board to be, 13 directors. Our Board of Directors is and shall be comprised of a majority of independent directors. See “Director Independence and Related Person Transactions” for additional information.
The Company has a director retirement guideline set forth in our corporate governance guidelines. The guideline provides that a director should retire from the Board no later than the annual meeting of shareholders following such director’s 75th birthday; provided, however, the retirement guideline may be waived by a majority of disinterested directors upon the recommendation of the NCG Committee. Because directors gain valuable experience and knowledge of our complex business operations through multiple years of service, and because the Board currently has a balance of newer and longer-serving members, the Board has determined that members should not be subject to mandatory term limits. Such limits could result in the premature loss of a director who continues to significantly contribute to deliberations regarding our strategies, operations and risks. We believe that our Board’s decision not to establish mandatory term limits is consistent with the prevailing practice among companies in the S&P 500.

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Governance
Annual Board and Committee Self-Evaluation Process
Each year, the members of the Board and each committee conduct a self-assessment. The process for the self-assessment is approved by the Board each year based on a recommendation from the NCG Committee. The NCG and the Board regularly review and make refinements to the annual assessment process.
Under the process used in 2024, the NCG Committee developed a thorough list of topics to be considered by the directors. These topics were incorporated into a Board questionnaire completed by each director and committee-specific questionnaires for each committee. After completion of the questionnaires, our Lead Independent Director held virtual conferences with each other independent director and also the Chair, to discuss the topics and to gather any other feedback a director has relating to the Board and each committee. The input from the questionnaires and conversations was summarized and presented to the full Board (and to the independent directors as to the Chair and CEO) and to the individual committees at the October Board and committee meetings. An overview of this process is illustrated below.

Board and Committee Self-Evaluation Process Summary
Process Design and Approval (July)	v	Discussion among management, NCG Chair and Lead Independent Director regarding key topics for assessment and creation of the Board and Committee questionnaire.
Topics generally include Board and committee structure, oversight, allocation of responsibilities among committees, approach to meetings, individual director assessments, culture and strategic or business topics of particular current importance.
	v	NCG Committee recommends process for Board approval in July.
Questionnaire (July - August)	v	Board members complete and provide comments on detailed questionnaire.
Includes specific questions and topics for each committee.
One-on-One Conversations (August - September)	v	Lead Independent Director holds one-on-one conversations with each director to discuss feedback and comments on the questionnaire, and any other topics a director wishes to raise.
	v	Lead Independent Director confers with the Chair/CEO and NCG Chair so that they understand any opportunities for improvement that may have been raised.
Report-Out to Committees and Board (October)	v	Feedback is reported to the Board and individual committees at the October meeting.
	v	The Board and each committee hold dedicated closed executive sessions in October to discuss assessment and provide any feedback to management.
Implementation of Feedback (Ongoing)	v	Management and directors coordinate to update policies and practices to incorporate director feedback.
	v	The Board reviews implementation progress in connection with the following year’s self-evaluation process.
Opportunities identified and in the process of being implemented from recent self-evaluations include continued value capture from recent acquisitions, continued focus on deleveraging, continuing to refine the long-term strategy, adding context to topics presented to the Board, grounding of discussions in performance metrics, continued inclusion of competitive analysis, continued inclusion of investor insights, continued discussions of certain geopolitical risks, refreshment of Board onboarding process to include Board culture, enhance management understanding of Board requests and ongoing dialogue with management.
Also, the NCG Committee and full Board evaluate directors who are nominees for re-election to the Board as part of the nomination process.

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Governance
Board Leadership Structure
As a result of the Board’s succession planning, the Company announced a leadership transition in December 2024 that separated the roles of Chair of the Board and CEO. In connection with the transition of leadership from our former CEO, President and Chair, Lori Ryerkerk, to Scott A. Richardson, our current CEO, President and director, the Board elected independent director Edward G. Galante to serve as Chair of the Board, effective as of January 1, 2025. Therefore, the Board’s current leadership structure consists of an independent, non-executive Chair of the Board, a separate Chief Executive Officer and four of five Board committees comprising and being chaired by exclusively independent directors, together with active engagement by all directors.
The Board believes that its leadership structure with the roles of CEO and Chair separated will support a smooth leadership transition and enable the Company and Board to benefit from the leadership and abilities of both Mr. Richardson and Mr. Galante. The Board also believes that Mr. Galante’s significant boardroom experience and familiarity with the Board and Company’s strategy will enable him to effectively lead the Board while Mr. Richardson’s experience in various management roles at the Company will enable him to focus on our day-to-day operations and maintain the level of execution required to achieve our long-term business goals.
The Company’s governance framework provides the Board with flexibility to select the appropriate leadership structure for the Company. The Board recognizes that no single leadership model is right for all companies at all times and that, depending on the circumstances, other leadership models might be appropriate, such as combining the Chair of the Board and CEO roles as the Board has done in the past. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business, the responsibilities, skill sets and tenure of the individual leaders and what is in the best interests of the Company’s shareholders. The Board welcomes and takes under consideration any input received from our shareholders regarding the Board’s leadership structure and informs shareholders of any change in the Board’s leadership structure through press releases or, as applicable, by posting amended corporate governance guidelines on the Company’s website. See “Board Oversight of Risk” for additional information on the Board’s approach to risk oversight and its relationship with the Board’s leadership structure.

Board Leadership Structure		The Board believes this is currently the optimal structure to provide the Board with the leadership of a highly experienced director and to allow our CEO to focus on the work to achieve the Company’s strategic plan and long-term business goals. The NCG Committee and the Board will continue to reevaluate the structure annually.
●	Independent Chair: Edward G. Galante
●	Chief Executive Officer: Scott A. Richardson
●	Former Lead Independent Director: Kim K.W. Rucker (through December 31, 2024)
●	4 of 5 Board committees composed entirely of independent directors
●	Active engagement by all directors

Duties and Responsibilities of Chair of the Board
The duties and responsibilities of the Company’s Chair of the Board, who is elected annually by the Board, are as set forth below:
•Preside over all meetings of the shareholders and the Board, including all executive sessions of independent directors. The Chair will advise the CEO of decisions reached and suggestions made at these sessions. Additionally, the Chair has the authority to call meetings of the Board and such other meetings of the non-employee, independent directors as he/she deems necessary.
•Approve the scheduling of Board meetings, take primary responsibility for shaping Board agendas in collaboration with the CEO and with input from the full Board, and approve all materials for each Board meeting and executive session of the Board’s non-employee, independent directors. Advise the CEO on quality and quantity of information provided to the Board.

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Governance
•Serve as a liaison and supplemental channel of communication (but not a filter) between the non-employee, independent directors and the CEO, as appropriate. Serve as a sounding board for and provide counsel to the CEO.
•Meet regularly with the CEO.
•Devote time and routinely work with the CEO and the executive leadership team to develop a good understanding of the business, leadership opportunities and challenges to help facilitate Board communication and engagement.
•As requested and deemed appropriate by the Board, communicate with shareholders and other stakeholders.
•Active participation in Board succession planning, and interview director candidates, in coordination with the NCG Committee.
•Primary responsibility for director development, including speaking with directors about their strengths and weaknesses, resolving problems and conflicts, and enacting changes as needed.
•Approve and coordinate the retention of advisors and consultants who report directly to the Board or to the non-employee, independent members of the Board, except as otherwise required by applicable law or New York Stock Exchange (“NYSE”) Listing Standards.
•Guide the Board’s governance processes concerning the annual Board self-evaluation (if not allocated to another director) and CEO succession planning. When requested by the Board, assist the Board in reviewing and assuring compliance with governance principles.
•Perform such other duties and responsibilities as may be assigned to the Chair by the Board from time to time.
Leadership Structure Determination
At least one executive session of the directors each year includes a review of the Board’s leadership structure and a consideration of whether the position of Chair of the Board should be held by the Chief Executive Officer or an independent director.
Under the Company’s by-laws, the Chair presides over meetings of the Board, presides over meetings of shareholders and performs such other duties as may be assigned by the Board. The Chief Executive Officer is generally in charge of the daily affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board. Edward G. Galante currently serves as Chair of the Board, and Scott A. Richardson currently serves as Chief Executive Officer.
The Board previously had a Lead Independent Director role for more than a decade. The Lead Independent Director was elected annually, and was generally expected to serve for not more than three to five years. In April 2024, the independent directors elected Kim K.W. Rucker to serve as Lead Independent Director and to succeed William M. Brown, who decided not to seek re-election to the Board in conjunction with his appointment as the Chief Executive Officer of 3M Company. Ms. Rucker was selected because of her demonstrated strategic, leadership and corporate governance acumen that she has drawn from decades of public company executive leadership and board experience, including from her service as an independent director at HP Inc., Marathon Petroleum Corporation, GE Vernova and, previously, Lennox International Inc.
The role of Lead Independent Director was dissolved as of December 31, 2024, and, effective as of January 1, 2025, the Board elected Mr. Galante to serve as Chair of the Board. Mr. Galante brings to the Chair role decades-long operational and commercial experience in the petroleum and chemical manufacturing industry as well as past experience as the Board’s Lead Independent Director.
Importantly, all directors play an active role in overseeing the Company’s business both at the Board and committee levels. As set forth in the Company’s corporate governance guidelines, the core responsibility of the directors is to

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Governance
exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. The Board, including all of the twelve independent nominees, consists of skilled and experienced leaders in business. Many directors currently serve or have served as chief executives or members of senior management of Fortune 1000 companies and/or as senior leaders in top consulting, accounting and law firms. In these prior roles, the independent directors have been called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of management. As such, the independent directors are well-equipped to oversee the success of the business and to provide advice and counsel to our CEO and management.
As part of each regularly scheduled Board meeting, the independent directors meet in executive session without the CEO present. These meetings allow the independent directors to discuss issues of importance to the Company, including the business and affairs of the Company, as well as matters concerning management, without any member of management present. Four of five of our Board committees are chaired by and consist entirely of independent directors.
Director Membership on Other Boards
Each of our directors is expected to have sufficient time and capacity to serve as an effective Board member and to carry out his or her duties to the Company and our shareholders. To this end, our corporate governance guidelines limit the number of other boards on which our directors serve. No director may serve on more than four public company boards including ours without the prior approval of the NCG Committee (but in no event shall a director serve on more than six public company boards). The Board also recognizes the time commitment associated with service as a public company executive officer, and therefore applies a more stringent limit for any non-employee director who serves as a CEO or executive officer of another public company: generally such directors may serve on our Board and the board of their employer. The NCG Committee may approve up to one additional public company board, and the full Board may approve additional service for particular directors (up to the previously-stated limit), following consideration of such factors deemed appropriate such as the individual’s role, expertise, diversity, background and other leadership positions. To date, neither the NCG Committee nor the Board has exercised this authority to approve additional public company board service. Directors are expected to advise the Board Chair and the NCG Committee Chair in advance of accepting an invitation to serve on another company’s board (private or public).
Recognizing that directors’ responsibilities are increasingly complex and that Board and committee memberships demand significant time commitments, our Board and NCG Committee regularly evaluates the other commitments of director candidates during the nomination process, and of its existing directors as part of the annual nomination and Board self-assessment processes, to confirm that they can devote the time and energy required to be effective representatives of shareholders’ interests.
Board Meetings in 2024
The Board of Directors held six meetings during 2024 and committees of the Board held a total of 23 meetings. Overall attendance at such meetings was above 99%. All incumbent directors attended at least 75% of the aggregate of (i) meetings of the Board and (ii) meetings of the Board committees on which they served during the fiscal year ended December 31, 2024. In addition, the Board expects directors to attend the annual meeting of shareholders absent special circumstances. All of our directors then serving and standing for re-election attended our 2024 Annual Meeting.

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Governance
Committees of the Board
The Board of Directors has five standing Board committees:
•Audit Committee;
•Compensation and Management Development Committee;
•Nominating and Corporate Governance Committee;
•Stewardship Committee; and
•Finance and Business Review Committee.
The following table sets forth our nominees’ membership on our committees as of the date of this Proxy Statement:

	Independent Director	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee	Stewardship Committee	Finance and Business Review Committee
Bruce E. ChinnÀ	ü	l			l
Edward G. Galante	ü	☐	☐	☐	☐	☐
Timothy Go	ü				l	l
Kathryn M. Hill	ü		l		£
David F. HoffmeisterÀ	ü	l		l		l
Dr. Jay V. Ihlenfeld	ü	l			l
Deborah J. Kissire À	ü	£		l
Michael Koenig	ü		l		l
Christopher J. KuehnÀ	ü	l				l
Ganesh Moorthy	ü		£	l
Kim K.W. Rucker	ü		l	£
Scott M. Sutton	ü					£
Scott A. Richardson						£
Meetings in 2024	Board = 5	8	5	4	4
£ Chair l Member ☐ Ex-Officio Member À Financial Expert

In February 2025, the Board approved the formation of the Finance and Business Review Committee (the “Finance Committee”) to assist with oversight of the company’s financial position and strategy, including its efforts to further reduce costs, prioritize cash flow, accelerate deleveraging, and evaluate its portfolio of assets and business configuration. Mr. Sutton and Mr. Richardson will co-chair the Finance Committee. As part of its regular review of committee membership and consideration of committee rotation and as part of the transition from a Lead Independent Director to a Chair of the Board, in December 2024 and February 2025, the Board approved the following committee changes:

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Governance
•Mr. Galante became Chair of the Board, effective as of January 1, 2025, rotating off the CMDC and the Stewardship Committee as a regular member and joining all committees as an ex-officio member, effective as of March 1, 2025;
•Ms. Rucker became Chair of the NCG Committee, effective as of January 1, 2025;
•Mr. Moorthy became Chair of the CMDC, effective as of January 1, 2025; and
•Mr. Richardson and Mr. Sutton became Co-Chairs of, and Mr. Go, Mr. Hoffmeister and Mr. Kuehn joined, the newly formed Finance Committee, effective as of March 1, 2025.
Information about the current composition and respective roles of each Board committee is set forth on the following pages. For additional information on each committee’s and the full Board’s roles in overseeing our priority sustainability and governance topics, please refer to “Board Oversight — Board Oversight of Sustainability and Governance Matters” below.
Audit Committee
The Company’s Audit Committee (the “Audit Committee”) is currently comprised of Ms. Kissire (chair), Mr. Chinn, Mr. Hoffmeister, Dr. Ihlenfeld and Mr. Kuehn, each of whom the Board has affirmatively determined is independent of the Company and its management under the rules of the NYSE and the SEC. The Board has also determined that Mr. Chinn, Mr. Hoffmeister, Ms. Kissire and Mr. Kuehn are “Audit Committee Financial Experts” as the term is defined in applicable SEC rules. Each member of the Audit Committee is also “financially literate” as that term is defined by the rules of the NYSE. The complete text of the Audit Committee charter, as last reviewed and approved by the Board of Directors on July 18, 2024, is available on our website, https://investors.celanese.com, by clicking “Corporate Governance.”
The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. The principal purposes of the Audit Committee are to oversee:
•accounting and reporting practices of the Company and compliance with legal and regulatory requirements regarding such accounting and reporting practices;
•the quality and integrity of the financial statements of the Company;
•internal control and compliance programs;
•the independent registered public accounting firm’s qualifications and independence; and
•the performance of the independent registered public accounting firm and the Company’s internal audit function.
The Audit Committee Charter provides that the Audit Committee may, in its sole discretion and at the Company’s expense, retain legal, accounting or other consultants or experts it deems appropriate in the performance of its duties and without having to seek the approval of the Board.
Mr. Hoffmeister serves on the audit committees of three other publicly-traded companies in addition to ours. Our Board has affirmatively determined that Mr. Hoffmeister’s simultaneous service on these other audit committees does not impair his ability to effectively serve on our Audit Committee.

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Governance
Compensation and Management Development Committee
The Company’s Compensation and Management Development Committee (the “CMDC”) is currently comprised of Mr. Moorthy (chair), Ms. Hill, Mr. Koenig and Ms. Rucker. The Board has determined that all members of the CMDC are independent under SEC rules and applicable NYSE listing standards. The complete text of the CMDC charter, as last reviewed and approved by the Board of Directors on July 18, 2024, is available on our website, https://investors.celanese.com, by clicking “Corporate Governance.” A description of the CMDC’s processes and procedures for determining executive compensation and the roles of management and the compensation consultant in determining or recommending the amount and form of compensation is more fully described in “Compensation Discussion and Analysis.”
The principal purposes of the CMDC are to:
•review and approve the compensation of the Company’s executive officers, including the CEO;
•review and approve the corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, and to evaluate the CEO’s and the other executive officers’ performance and compensation in light of such established goals and objectives;
•oversee the development and implementation of succession plans for the CEO and the other key executives; and
•oversee and review the Company’s strategies and policies in the areas of human capital management, including talent and performance management, inclusion and workforce well-being matters.
The CMDC charter provides that the CMDC may, in its sole discretion and at the Company’s expense, retain legal, accounting or other consultants or experts, including but not limited to compensation consulting firms, that the CMDC deems appropriate in the performance of its duties.
During 2024, the CMDC retained Willis Towers Watson PLC (“WTW”), as its independent outside compensation consultant to advise the CMDC on executive officer compensation matters. See “Role of the CMDC’s Independent Compensation Consultant” for additional information.
Nominating and Corporate Governance Committee
The Company’s NCG Committee is currently comprised of Ms. Rucker (chair), Mr. Hoffmeister, Ms. Kissire and Mr. Moorthy. The complete text of the NCG Committee charter, as last reviewed and approved by the Board of Directors on July 18, 2024, and our corporate governance guidelines, as last reviewed and approved by the Board of Directors on July 18, 2024, are available on our website, https://investors.celanese.com, by clicking “Corporate Governance.”
The principal purposes of the NCG Committee are to:
•identify, screen and review individuals qualified to serve as directors and recommend to the Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies or newly created directorships;
•review and recommend non-employee director compensation to the Board;
•develop and recommend to the Board and oversee implementation of the Company’s corporate governance guidelines;
•oversee evaluations of the Board;
•recommend to the Board nominees for the committees of the Board; and
•review and assess our Board’s and the committees’ structure for overseeing sustainability matters; review and oversee our strategy for public reporting on sustainability matters; and oversee our political action committee’s political engagement.

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Governance
The NCG Committee charter provides that the NCG Committee may, in its sole discretion and at the Company’s expense, retain legal, accounting and other consultants or experts, including but not limited to leadership search firms, the NCG Committee deems appropriate in the performance of its duties, including in its process of identifying director candidates.
During 2024, WTW, as independent outside compensation consultant, advised the NCG Committee on non-employee director compensation matters.
Stewardship Committee
The Company’s Stewardship Committee (the “Stewardship Committee”) is currently comprised of Ms. Hill (chair), Mr. Chinn, Mr. Go, Dr. Ihlenfeld and Mr. Koenig. The Stewardship Committee assists the Board in fulfilling its oversight duties regarding, while Company management retains responsibility for assuring compliance with, applicable environmental, health, safety and cybersecurity laws and regulations. The complete text of the Stewardship Committee charter, as last reviewed and approved by the Board of Directors on July 18, 2024, is available on our website, https://investors.celanese.com, by clicking “Corporate Governance.”
The principal purposes of the Stewardship Committee are to:
•oversee the Company’s policies and practices concerning environmental, health, safety, and cybersecurity issues and the production and provision of safe and quality products;
•review the impact of such policies and practices on the Company’s corporate social responsibilities, public relations and sustainability; and
•make recommendations to the Board regarding these matters.
Finance and Business Review Committee
The Company’s Finance and Business Review Committee (the “Finance Committee”) is currently comprised of Mr. Richardson (co-chair), Mr. Sutton (co-chair), Mr. Go, Mr. Hoffmeister and Mr. Kuehn and supports the Board’s oversight of the Company’s financial position and long-term financial objectives and strategy.
The principal purposes of the Finance Committee are to periodically review and make recommendations to the Board regarding the Company’s:
•Capital structure, key financial ratios, cost of capital, and liquidity and the Company’s capital structure and strategy.
•Financial forecasts and strategies and short- and long-term financial plans.
•Cost structure, margin profile and opportunities to improve profit margins
•Cash flow, working capital, capital expenditures and associated budgets and guidelines for the approval and review of capital projects.
•Dividends and share repurchase policies and practices.
•Growth opportunities and business unit operations and strategies.

Board Oversight
Shareholders elect the Board to oversee management and to serve shareholders’ long-term interests. Management is responsible for delivering on our strategy, creating our culture, creating and delivering innovative products and services, establishing accountability, and controlling risk. The Board and its committees work closely with management to balance and align strategy, risk, corporate social responsibility, and other areas while considering feedback from shareholders. Essential to the Board’s oversight role is a transparent and active dialogue between the Board and its committees, and management. To support that dialogue, the Board and its committees have access to,

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Governance
receive presentations from, and conduct regular meetings with the senior leadership team, other business and function leaders, subject matter experts, the Company’s enterprise risk management and internal audit functions, and external experts and advisors.
Board Oversight of Strategy
One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy. As Celanese continues to transform and expand its business, the Board works with management to respond to a dynamically changing environment. At least quarterly, the CEO, the senior leadership team, and leaders from across the Company provide detailed business and strategy updates to the Board. At least annually, the Board conducts a more in-depth review of the Company’s overall strategy, including critical issues, risks and opportunities. At all of these reviews, the Board engages with the senior leadership team and other business leaders regarding business objectives, the competitive landscape, economic trends, environmental and sustainability goals and investments, public policy and regulatory developments and other critical issues. At meetings occurring throughout the year, the Board also assesses integration efforts, potential acquisitions and divestitures, the Company’s operating and capital plan, and performance and alignment to our strategy. The Board looks to the focused expertise of its committees to inform strategic oversight in their areas of focus. Members of senior management are available to discuss the Company’s strategy, plans, results and issues with the Board committees and the Board, and regularly attend such meetings to provide periodic briefings and access to management. In addition, the Audit Committee regularly holds separate executive sessions with the lead client service partner of our independent registered public accounting firm, the Chief Financial Officer, the internal auditor, the Chief Compliance Officer and other members of management as appropriate.
Board Oversight of Sustainability and Governance Matters
We recognize that our success is defined by multiple groups of stakeholders – investors, customers, employees, and communities – and this recognition is reflected in our efforts to promote safety and protect our environmental resources as a responsible corporate citizen.
The Celanese Sustainability Council is a cross-functional team of senior leaders from each region who develop, make recommendations to management and implement a sustainability strategy on topics significant to Celanese’s long-term success. The Sustainability Council meets quarterly to form recommendations to senior leadership on key sustainability program strategy and implementation of sustainability-related projects. For example, the Sustainability Council has made recommendations on reporting, target-setting and further development of key performance indicators and has led the publication of the Company’s comprehensive Sustainability Reports, the most recent of which is available at sustainability.celanese.com. The Sustainability Council may form ad hoc working groups to operationalize functional specific goals and initiatives to help achieve strategy objectives.

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Governance
The Board of Directors and its committees have conducted an in-depth review of their approach to overseeing sustainability and governance topics most significant to Celanese (our priority topics), and regularly refines this framework. The diagram below illustrates primary Board or committee oversight responsibility by topic.

Public Shareholders

Board of Directors

			ü		Public Policy and Regulatory Issues
			ü		Enterprise Climate Policy and Strategy
			ü		CEO Succession Planning

Audit Committee		CMD Committee		NCG Committee		Stewardship Committee

ü	Compliance and Business Conduct Policy	ü	Talent and Leadership Development, including Succession	ü	Board Composition, Independence, Refreshment and Sustainability Oversight Approach	ü	Environmental Policies
						ü	Process Sustainability
ü	Financial Risk					ü	Workforce, Process and Chemical Safety
ü	Corporate Integrity	ü	Executive Compensation and Performance	ü	Shareholder Rights
				ü	Sustainability Metric Reporting	ü	Supply Chain Risk
		ü	Talent and Performance, Inclusion, Workforce Management			ü	Product Quality
				ü	Political Engagement / PAC Oversight	ü	Greenhouse Gas Reduction in Manufacturing Processes
		ü	Pay Equity
						ü	Cybersecurity

Celanese Executive Leadership

Celanese Sustainability Council

Consists of cross-functional and regional senior leaders. The Council is responsible for recommending and monitoring progress against goals, metrics, and KPIs. The Council develops enterprise-level goals/initiatives to support sustainability objectives, tracks progress, and communicates to executive leadership and to functional areas.

Our Board regularly reviews the areas of responsibility of its committees, including through an annual review of its Committee Charters and our Corporate Governance Guidelines, and includes as part of those reviews sustainability topics that are most significant to Celanese. The Company and the Board also receive feedback from shareholders on sustainability issues through our shareholder outreach program and through communication from shareholders. See “Shareholder Engagement” below.
Board Oversight of Risk
Effective risk management is critical to Celanese’s ability to achieve its strategy and sustainability goals. The Board oversees management in exercising its responsibility for managing risk, considering our robust framework of policies, procedures, and processes to anticipate, identify, assess, prioritize, and mitigate risks across the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the committees of the Board and the Board as a whole participate in the oversight of the process. Specifically, the Board has responsibility for overseeing the strategic planning process, reviewing and monitoring management’s execution of the strategy and business plan, and selected risk areas, including cybersecurity. Each Board committee is responsible for oversight of specific risk areas relevant to their respective committee charter. The oversight responsibility of the Board and the Board committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess,

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manage and mitigate risks. In addition, the directors identify risks through the Board and committee self-assessment process and hear from a range of outside advisors and experts regarding trends and emerging risks. The Board further recognizes that risk management and oversight comprise a dynamic and evolving process and reviews the enterprise risk model and process periodically. On a regular basis, the Board and its committees engage with management, including the Chief Compliance Officer, who reports to the General Counsel, on risk as part of broad strategic and operational discussions which encompass interrelated risks, as well as on a risk-by-risk basis, as appropriate.
The Board executes its oversight responsibility directly and through its committees. It delegates oversight of some risks to efficiently allocate them to appropriate committees with related subject matter focus while retaining oversight of risks that require broader Board attention. Because many risks are dynamic, interrelated, and applicable across subject matter and company goals, the Board may continue to oversee such risks in addition to delegating some oversight to a committee.
Committees discuss the Company’s risk exposures with management, the internal audit executive and the independent external auditor in an iterative risk assessment process. Results of risk audits are routinely reported to leadership and the Audit Committee, which regularly reports back to the Board. Some examples of risks overseen by committees and the Board are:
•The Audit Committee regularly reviews and assesses the Company’s processes to manage financial reporting risk and to manage internal audit, internal control over financial reporting, disclosure controls and procedures, tax, balance sheet, investment, and other financial risks, as well as the Company’s financial position and financial activities. The Audit Committee also oversees the Company’s compliance program.
•The CMDC oversees compensation programs, policies and practices and their effect on risk-taking by management. See “Compensation Risk Assessment” for additional information.
•The NCG Committee oversees the governance framework and structure as well as other corporate governance matters, including oversight of the annual Board and committee self-assessment process, and is charged with developing and recommending to the Board corporate governance principles and policies and Board committee structure, leadership and membership.
•The Stewardship Committee oversees certain risks related to environmental, process and product safety, quality and cybersecurity matters, as well as certain operational and reputational issues related to those matters.
•The full Board oversees the enterprise risk process that management implements and reviews risks associated with it.
•The full Board and the CMDC address issues and risks associated with human capital management and management succession.
•The full Board, in addition to the Stewardship Committee, oversees cybersecurity risk.
•The full Board, in addition to the Finance Committee, oversees financial risks such as risks related to the Company’s financial position and financial activities.
Each of the Board committees is required to make regular reports of its actions and any recommendations to the Board with respect to risk management, including recommendations to assist the Board with its overall risk oversight function. In addition, an annual report of enterprise risks, which undergoes a comprehensive review using strategic, operational, financial, compliance and IT risk themes, is delivered to the Board. This approach to risk oversight does not affect the Board’s leadership structure.
Each of our directors has substantial experience managing and overseeing risk for complex, international organizations that they leverage while serving on our Board. For example, Mr. Richardson’s previous experience as our Chief Operating Officer and current experience as our Chief Executive Officer, Mr. Chinn’s experience as chief executive officer of Chevron Phillips Chemical Company LLC, Mr. Go’s experience as chief executive officer of HF

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Sinclair Corporation, Mr. Koenig’s experience as chief executive officer of Nobian Industrial Chemicals, Mr. Moorthy’s experience as chief executive officer of Microchip Technology Incorporated and Mr. Sutton’s experience as chief executive officer of Olin Corporation each necessitate risk management and oversight on a daily basis. The extensive chemical industry leadership experience shared by Mr. Chinn, Mr. Galante, Mr. Go, Dr. Ihlenfeld, Mr. Sutton and Mr. Richardson, as well as Ms. Hill’s and Mr. Moorthy’s leadership experience in technology, allow each of them to understand and address key risk-related issues unique to our industry and the Company. Risk management was an active component of Mr. Hoffmeister’s responsibilities as chief financial officer for Life Technologies, Ms. Kissire’s senior leadership positions with Ernst & Young LLP and Mr. Kuehn’s responsibilities as chief financial officer for Trane Technologies plc. Finally, the management, leadership, accounting and legal backgrounds of Ms. Kissire and Ms. Rucker give them unique perspectives with recognizing and advising on a broad array of issues affecting corporate risk.
Highlight on Oversight of Human Capital Management
The Board, the CMDC, and the Stewardship Committee engage with the senior leadership team and human resources executives on a regular basis across a broad range of human capital management issues. Celanese is focused on creating a respectful, safe, rewarding and inclusive culture that allows our people to build meaningful careers. The Board works with management to provide oversight on matters including culture, succession planning and development, compensation, benefits, employee recruiting and retention and respectful workplace. Additionally, each year, the CMDC evaluates management’s annual assessment of risk related to our compensation policies and practices. The Board and the CMDC work with the CEO and the Senior Vice President and Chief Human Resources Officer to review CEO and senior executive succession plans, including considering the qualifications and experience of potential leadership candidates. For more detail please see “Compensation Discussion and Analysis — CD&A Highlights — Human Capital Development.”
Highlight on Oversight of Cybersecurity Risk and Data Privacy
Cybersecurity, resilience and data privacy are important to maintaining our proprietary information and the trust of our customers, suppliers and employees. We recognize the importance of securing our data and information systems from potential cybersecurity and data privacy incidents. The Board and the Stewardship Committee together oversee the Company’s management of cybersecurity risk, reflecting the Board’s view of the benefits of having a dedicated subset of directors involved in oversight of a range of cybersecurity issues. Management bears primary responsibility for assessing and managing cybersecurity risks and provides quarterly updates to the Stewardship Committee and the Board on the Company’s cybersecurity policies and performance, among other cybersecurity topics such as recent incidents throughout the industry and the emerging threat landscape.
We identify, assess, manage and mitigate cybersecurity risk through a risk management program based on the NIST Cybersecurity Framework that is regularly assessed by a third party cybersecurity consultant. As part of our processes, we perform routine scanning and have an established vulnerability management program and patching policy. We have in our learning management system a comprehensive cybersecurity awareness course that is mandatory for all employees with computers and covers key topics such as identifying workplace cybersecurity hazards and attacks, and our separate CyberSAFE and Data Privacy intranets provide content to help employees identify and avoid cybersecurity and data privacy risks. We also have data privacy educational tools, policies and procedures to help employees prevent, recognize and report data privacy incidents. We perform penetration tests and vulnerability and breach assessments with third-party advisors to support our compliance with laws and regulations including those applicable to chemical manufacturing sites. We also have a third-party risk management program with a formal approach to evaluating and managing risks associated with third-party information technology solutions and software. We have established a generative artificial intelligence (“AI”) policy that governs ethical use of and provides guidance on acceptable generative AI that may be used in the Company to maintain confidentiality and integrity of our data. As part of the Company’s generative AI governance, management reviews proposed use cases for AI for adherence to our standards and approval prior to adoption. We maintain cyber/information security insurance to protect against certain expenses and liabilities that may be incurred in the event of an incident.

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Highlight on Oversight of Climate Risk
Climate risk has the potential to impact many aspects of the Company’s strategy, so the Board has determined to retain oversight of the Company’s climate strategy as a whole and has delegated to its Committees specific aspects of managing climate risk as described below.
The Company has set meaningful environmental goals to reach by 2030, including a 30% reduction in Scope 1 and 2 greenhouse gas emissions intensity, 10% reduction in net energy intensity, 10% reduction in water consumption intensity, and 15% reduction in waste disposal intensity, as described in our 2023-2024 sustainability report, The Chemistry of Change. Each goal requires significant input from all areas of the Company to focus the Company on achieving it and reporting accurate data to monitor progress and opportunity. The NCG Committee oversees the process by which the Company reports on these and other metrics.
Climate risk can include related financial and compliance risk. Management updates the Audit Committee and Stewardship Committee on the regulatory landscape and continued compliance activities supporting the Company’s increased focus on environmental sustainability. The Stewardship Committee oversees management’s greenhouse gas reduction efforts and the sustainability-related investments in the Company’s manufacturing and production processes, such as carbon capture and use at our Clear Lake site. The Board guides and receives reports on our product strategies to support our customers’ sustainability goals, such as light-weighting products and producing from bio-based sources.
Highlight on Oversight of Strategic Transactions
The full Board is responsible for overseeing Celanese’s strategic acquisition, integration and divestiture processes, which supports alignment with our strategic objectives, provides accountability across transactions, and enables insight for future transactions. Many of our individual directors have extensive negotiation, acquisition, integration, strategic optimization and other business combination experience that allows them to constructively engage with management and effectively evaluate transactions for alignment with our strategy and culture. For example, Messrs. Hoffmeister, Moorthy, Go and Kuehn and Ms. Rucker have significant experience planning and integrating multiple acquisitions and transformational transactions during their respective current or prior roles, which helps them provide valuable guidance on how to develop and implement strategies for growing our business.
While management is charged with identifying potential acquisition targets and divestiture opportunities, executing transactions, and managing integration or carve-outs, our Board’s oversight extends to each phase of this process. Management and the Board regularly discuss potential acquisitions and value-unlocking divestitures of all sizes and degrees of complexity and their role in the Company’s overall business strategy. These discussions include transactions in process and potential future transactions, focusing on valuation, strategic risk, and (for acquisitions) potential synergies with our businesses and strategy. When management considers potentially significant acquisitions or divestitures, the Board receives an increased level and frequency of updates and discusses with management a broad range of matters, including negotiations, due diligence findings, valuation, tax impacts, integration or carve-out planning, talent retention, environmental and other risks, and regulatory impacts. Throughout the transaction process, the Board has access to the senior leadership team, appropriate business leaders, subject matter experts, and external advisors. For acquisitions, the Board also receives regular updates and provides feedback on ongoing integration, operational success, and financial performance of our completed acquisitions, which allows the Board to provide oversight and to identify trends and opportunities across transactions and over time.
Shareholder Engagement
The Board believes that responsiveness to shareholders is a mark of good governance and critical to the Company’s success. To that end, we actively engage with shareholders on a variety of topics throughout the year to address their questions and concerns, to seek input and to provide perspectives on Company policies and practices.

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In addition to our year-round engagement with shareholders on business strategy and financial performance, during 2024 and early 2025, our conversations with shareholders have focused primarily on environmental matters, in particular sharing of perspectives on sustainability related product offerings, methods of tracking data and our progress towards certain external disclosures. Additional information can be found in our 2023-2024 sustainability report, The Chemistry of Change.

Topics of Interest to Shareholders	Our Perspective, Actions Taken and Actions Planned
Sustainability-focused product opportunities	● We see significant growth opportunities for products supporting future mobility, vehicle light-weighting and other end-product efficiencies as well as solutions manufactured from recycled or bio-based materials.
● We have re-designed our website to give customers a clearer picture of how our growing range of products and solutions can support our customers’ own sustainability goals.

Opportunities to reduce GHG emissions through products and operations
● We actively focus on reducing our Scope 1 and Scope 2 GHG emissions through capital investment projects to, among other things, improve energy efficiency, and through the procurement of renewable electricity.

● We plan to collaborate with raw material suppliers, logistics service providers, and other third-party vendors to reduce our Scope 3 GHG emissions in our supply chain, and in 2023 we increased capabilities of the supplier engagement team in furtherance of this goal.

Our progress towards calculating and disclosing our Scope 3 GHG emissions.
● We are focused on developing the capability to track and report on Scope 3 GHG emissions for the categories relevant to Celanese operations, and on incorporating the M&M Business into our own reporting.

In addition to this direct engagement, the Company has instituted a number of complementary mechanisms that allow shareholders to effectively communicate a point of view with the Board, including:
•a dedicated annual meeting page on our website (see page 105);
•a majority voting standard for the election of directors (see page 25);
•an annual advisory vote to approve executive compensation (see page 53);
•annual election of directors (see page 25);
•proxy access (see page 25);
•commitment to thoughtfully consider shareholder proposals submitted to the Company (see page 110); and
•providing shareholders a means for direct communications to individual directors, a Board committee or the entire Board (see page 110).

Additional Governance Matters
As a global company, Celanese must not only meet a breadth of varying local, state and regional regulations, but also be mindful of possible social and political conflicts. We understand the role corporate governance plays in maintaining our goal to act in accordance with our values.
Copies of our committee charters and other governance documents are available on our website, https://investors.celanese.com.
Governance and Compensation Best Practices
Celanese is committed to strong corporate governance and compensation practices that promote the long-term interests of shareholders, strengthen board and management accountability and help build public trust in the Company. Examples are listed on page 56.

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Political Engagement Policy
Although Celanese does not engage in any direct political contributions, the Company strives to offer fair, thoughtful and transparent educational advocacy programs to acquaint elected officials about the work we do, the jobs we create and the people behind the innovative solutions we produce. Eligible company employees can participate in a voluntary, nonpartisan political action committee called the Celanese Political Action Committee (“CELPAC”). CELPAC supports candidates for federal, state and local office in the U.S., representing both major U.S. political parties, that advocate and pursue government policies that promote the Company’s interests. CELPAC is governed by a Board of Directors who regularly evaluates the merits of donations to candidates to align those donations with the Company’s goals. For our full political engagement policy and for a list of political contributions, please go to https://www.celanese.com/legal/political-engagement-policy/.
Code of Conduct
The Company has adopted a code of business conduct applicable to directors, executive officers and all other employees. Our employees, suppliers and customers can ask questions about our code of conduct and other ethics and compliance issues, or report potential violations, through Navex, a global Internet and telephone information and reporting services company. The code of conduct is available on our compliance website, http://compliance.celanese.com, by clicking “Business Conduct Policy.” In the event the Company amends certain provisions of the code of conduct or waives any of the provisions of the code of conduct applicable to our directors or executive officers, the Company intends to disclose these actions on the Company’s website to the extent required by SEC or NYSE rules.
Insider Trading Policy
The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees of the Company and the Company itself that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Our insider trading policy prohibits trading while in possession of material nonpublic information and during blackout periods, and provides for preclearance procedures for our executive officers, directors and certain other specified employees, as well as other related policies and procedures, including as described below. A copy of our insider trading policy is filed as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC.
No Hedging, No Pledging and Anti-Short Sale Policies
The Company's insider trading policy prohibits directors, executive officers and all employees of the Company and its subsidiaries from engaging in any transaction, acquiring any financial instrument, or entering into any derivative contract, directly or indirectly (including through any designee), that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of any securities of the Company, including Common Stock, held directly or indirectly by any such person. The policy applies to all securities of the Company held by such a person, including securities not acquired as compensation. The insider trading policy indicates that prohibited hedging may include put options, call options, forward sale contracts, prepaid variable forward contracts, equity swaps, collars and exchange funds.
The Company's insider trading policy prohibits directors and executive officers from pledging Common Stock, including holding Common Stock in a margin account. Directors and executive officers are also prohibited from engaging in short sales related to Common Stock.

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Director Compensation
Director Compensation Process
Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and shareholders in enhancing the value of our Common Stock.
The Board reviews director compensation at least annually based on recommendations by the NCG Committee. The NCG Committee has the sole authority to engage a consulting firm to evaluate director compensation and since 2017 has engaged WTW to assist in setting director compensation. The NCG Committee reviews director compensation taking into account multiple factors, including pay practices and trends at publicly traded companies (including companies in our compensation peer group and surveys of S&P 500 compensation data), continued expansion of director, committee chair and lead director responsibilities, and the time commitment of Board and Committee service. The NCG Committee and the Board base their determinations on director compensation on recommendations from WTW and these factors. In (and effective) July 2024, based on these considerations, the Board approved an update to the Lead Independent Director retainer but otherwise maintained the non-employee director compensation package, which is described below. Effective as of January 1, 2025, the Board will have an independent Chair rather than a Lead Independent Director. The Chair of the Board will receive an annual cash retainer of $75,000 and an annual grant of time-based restricted stock units of $100,000.
Director Compensation in 2024
The Company uses both cash and equity-based compensation to attract and retain qualified directors to serve on our Board of Directors, as follows:

Director Compensation Component	Amount
Annual Awards
Annual cash retainer (paid quarterly)	$125,000
Annual time-based restricted stock units (“RSU”)(one-year vesting)	$175,000
Incremental Awards for Board Leadership(1)
Annual cash fee for chair: (i) Nominating and Corporate Governance Committee, and (ii) Stewardship Committee	$15,000
Annual cash fee for chair: Compensation and Management Development Committee	$20,000
Annual cash fee for chair: Audit Committee	$25,000
Annual cash fee for Lead Independent Director	$40,000

(1) Effective as of July 2024, the Board approved an increase to the Lead Independent Director retainer from $35,000 to $40,000. Effective as of January 2025, the Board has an independent Chair rather than a Lead Independent Director. Effective as of March 1, 2025, the Board formed a new Finance and Business Review Committee and approved an annual cash retainer for any non-employee chair in the amount of $25,000.

Newly-elected directors receive a pro-rata equity award for a partial year of service. In addition to the above, Directors are reimbursed for expenses incurred in attending board, committee and shareholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities that benefit the Company, including participation in director education programs. Occasionally, a director may use Company-provided aircraft for travel to Board meetings. We generally do not provide perquisites to our directors, other than small gifts provided at Board meetings and upon retirement.

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U.S. non-management directors are entitled to participate in the Company’s 2008 Deferred Compensation Plan (“2008 Deferred Plan”), which is an unfunded, nonqualified deferred compensation plan that allows directors the opportunity to defer all or a portion of their cash compensation and RSUs in exchange for a future payment amount equal to their deferments plus or minus certain amounts (including dividend equivalents) based on the market performance of specified measurement funds selected by the participant. Deferrals by directors under the 2008 Deferred Plan, including deferrals of RSUs, do not receive above-market earnings. Directors Blackwell, Brown, Galante, Hill, Ihlenfeld, Kissire and Rucker were the only directors that made contributions to, or had balances in, this plan during 2024.
2024 Director Compensation Table
The table below is a summary of compensation earned and RSUs granted by the Company to non-management directors for the fiscal year ended December 31, 2024.

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Total ($) (h)
Jean S. Blackwell	77,266	—	77,266
William M. Brown	56,401	—	56,401
Bruce E. Chinn	5,435	109,355	114,790
Edward G. Galante	145,000	174,853	319,853
Timothy Go	93,750	174,853	268,603
Kathryn M. Hill	105,000	174,853	279,853
David F. Hoffmeister	125,000	174,853	299,853
Dr. Jay V. Ihlenfeld	125,000	174,853	299,853
Deborah J. Kissire	150,000	174,853	324,853
Michael Koenig	125,000	174,853	299,853
Ganesh Moorthy	121,383	174,853	296,236
Kim K.W. Rucker	149,895	174,853	324,748
(1)Ms. Ryerkerk is not included in this table because she was an employee of the Company during 2024 and received no compensation for her services as a director. Ms. Blackwell and Mr. Brown did not stand for re-election at the 2024 Annual Meeting of Shareholders and departed the Board thereafter.
(2)Includes amounts earned for the annual retainer and committee chair and Lead Independent Director fees for the respective independent directors, as applicable.
(3)Represents the grant date fair value of 1,114 RSUs granted to each current non-management director (910 RSUs granted to Mr. Chinn in September 2024, which included a prorated amount of RSUs for time served from his September 15, 2024 election effective date through April 2025) in May 2024 under the Amended and Restated 2018 Global Incentive Plan (the “2018 GIP”). The fair value of RSUs granted to our non-management directors as part of the annual award was calculated to be $156.96 per RSU ($120.17 for Mr. Chinn), which reflects the average of the high and low market price of our Common Stock as reported by the NYSE on the applicable grant date discounted for lack of dividend participation. As of December 31, 2024, each current non-management director listed in the table owned 1,114 RSUs, except Mr. Chinn who owned 910 RSUs.

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Director Stock Ownership Guidelines
The Board of Directors considers Common Stock ownership by directors to be of utmost importance. The Board believes such ownership enhances the commitment of directors to our future and aligns their interests with those of our other shareholders. The Board has therefore established minimum stock ownership guidelines for non-employee directors that require each director to own Common Stock having a value of at least five times his or her base annual cash retainer of $125,000. Each newly elected director has five years from the year elected to reach this ownership level. During the five-year period, a director may not sell more than 50% of the shares received as compensation. As of the computation date, December 31, 2024, all of our then current non-employee directors had attained the minimum stock ownership levels based on their holdings except for five of our directors who have joined the Board within the last five years. Each of these directors is on-track for compliance by their respective compliance dates.
Director Independence and Related Person Transactions
Director Independence
The listing standards of the NYSE require companies listed on the NYSE to have a majority of “independent” directors. As noted below, all of our directors, other than our Chief Executive Officer, are independent or were independent during the period they served on the Board.
The Board of Directors has adopted standards of independence for directors that are set forth in Exhibit A to the Company’s corporate governance guidelines. The Board reviews and determines the independence of each of the directors in accordance with these standards. The full text of the corporate governance guidelines is available on our website, https://investors.celanese.com, by clicking “Corporate Governance.” These standards incorporate all of the requirements for director independence contained in the NYSE listing standards. The NYSE listing standards generally provide that a director is independent if the Board affirmatively determines that the director has no material relationship with the Company directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In addition, a director is not independent if certain other relationships exist.
The Board, based on the recommendation of the NCG Committee, affirmatively determined that 12 of our current directors, Mr. Chinn, Mr. Galante, Mr. Go, Ms. Hill, Mr. Hoffmeister, Dr. Ihlenfeld, Ms. Kissire, Mr. Koenig, Mr. Kuehn, Mr. Moorthy, Ms. Rucker and Mr. Sutton are independent of the Company and its management under the NYSE listing standards and the Company’s director independence standards. Mr. Richardson, our CEO, is the only current director who is not independent. Our former CEO, Ms. Ryerkerk, was not independent during her tenure as director. Former directors Ms. Blackwell and Mr. Brown were independent during the respective periods they each served on our Board.
In addition, in compliance with the NYSE listing standards, we have an Audit Committee, a Compensation and Management Development Committee and a Nominating and Corporate Governance Committee that are each entirely composed of independent directors. Each of these committees have written charters addressing the respective committee’s purpose and responsibilities and the annual evaluation of the performance of these committees.
The Company in the normal course of business has been a party to transactions with other entities (or their subsidiaries) where certain of our directors are themselves either directors or officers. When making the Board’s director independence determination, the Board was aware of, and considered, the relationships listed below. All of the business relationships noted below were entered into on standard pricing and terms and arose in the ordinary course of our business. The amounts involved in each relationship did not exceed, in any of the last three fiscal years the greater of $1,000,000 or 2% of the other entity’s consolidated gross revenues. As a result, each qualified under a categorical standard of independence that the Board previously approved and none of the relationships were

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otherwise deemed to be a material relationship that impaired the director’s independence.

Director	Organization	Director’s Relationship to Organization	Type of Transaction, Relationship or Arrangement	Does the Amount Exceed the Greater of $1 million or 2% of either company’s Gross Revenues?
Jean S. Blackwell	Ingevity Corporation and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to Ingevity	No
	Johnson Controls International plc and its subsidiaries and affiliates	Director	Business Relationship - Routine purchases from Johnson Controls	No
William M. Brown	Becton, Dickinson and Company and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to Becton, Dickinson	No
	3M Company and its subsidiaries and affiliates	Chief Executive Officer(1)	Business Relationship - Routine sales to 3M	No
Bruce E. Chinn	Waste Management, Inc. and its subsidiaries and affiliates	Director	Business Relationship - Routine purchases from Waste Management	No
	Chevron Phillips Chemical LLC and its subsidiaries and affiliates	Chief Executive Officer(2)	Business Relationship - Routine sales to, and purchases from Chevron Phillips Chemical	No
Edward G. Galante	Clean Harbors Inc. and its subsidiaries and affiliates	Director	Business Relationship - Routine purchases from Clean Harbors	No
Timothy Go	HF Sinclair Corporation and its subsidiaries and affiliates	Chief Executive Officer	Business Relationship - Routine purchases from HF Sinclair	No
Kathryn M. Hill	Moody’s Corporation and its subsidiaries and affiliates	Director	Business Relationship - Routine purchases from Moody’s	No
David F. Hoffmeister	Glaukos Corporation and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to Glaukos	No
Dr. Jay V. Ihlenfeld	Ashland, Inc. and its subsidiaries and affiliates	Director(3)	Business Relationship - Routine sales to, and purchases from, Ashland	No
Deborah J. Kissire	Axalta Coating Systems Ltd. and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to Axalta	No
Michael Koenig	Nobian Industrial Chemicals B.V. and its subsidiaries and affiliates	Chief Executive Officer	Business Relationship - Routine purchases from Nobian	No
	Symrise AG and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to Symrise	No
Christopher Kuehn	Trane Technologies plc and its subsidiaries and affiliates	Executive Vice President and Chief Financial Officer	Business Relationship - Routine purchases from Trane	No
Ganesh Moorthy			None	N/A
Kim K.W. Rucker	HP Inc. and its subsidiaries and affiliates	Director	Business Relationship - Routine purchases from HP	No
	GE Vernova Inc. and its subsidiaries and affiliates	Director	Business Relationship - Routine purchases from GE Vernova	No
(1) Mr. Brown was appointed CEO of 3M Company, effective as of May 1, 2024 and ceased to serve as a director on May 13, 2024.

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(2) Mr. Chinn departed as CEO of Chevron Phillips Chemical LLC in March 2024.
(3) Dr. Ihlenfeld departed the board of Ashland, Inc. in January 2024.
There are no family relationships among our directors or executive officers.
Certain Relationships and Related Person Transactions
The Board of Directors has adopted a written policy regarding related person transactions (the “Related Party Transaction Policy”). For purposes of SEC rules and such policy, an interested transaction is a transaction or relationship in which the aggregate amount involved exceeds or may reasonably be expected to exceed $120,000 since the beginning of the Company’s last fiscal year, the Company or any of its subsidiaries is a participant, and any related party has or will have a direct or indirect material interest in the transaction or relationship. A related party is any person who is or was during the last fiscal year an executive officer; director or nominee for election as a director; a greater than 5 percent beneficial owner of our Common Stock; or an immediate family member of any of these persons. Compensation paid to our named executive officers is not treated as an interested transaction under the Related Party Transaction Policy to the extent that it is disclosed as compensation in this Proxy Statement. In addition, a related party would not be deemed to have a “material interest” in a transaction simply due to such person’s position as a director of the other party in the transaction or, in the case of simply being an employee of the other party to the transaction, if the aggregate amount involved in the subject year does not exceed the greater of $1,000,000 or 2% of that party’s annual revenues.
The Audit Committee reviews the material facts of all interested transactions that meet the requirements discussed above and therefore require the Audit Committee’s approval and either approves or disapproves of the entry into the interested transaction. In determining whether to approve an interested transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee may not approve any interested transaction if it determines the interested transaction to be inconsistent with the interests of the Company and the shareholders.
In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve any interested transaction with a related party (other than the chair or an immediate family member of the chair) in which the aggregate amount involved is expected to be less than $2,000,000. In connection with regularly scheduled meetings of the Audit Committee, the Company provides the Audit Committee for its review, a summary of each new interested transaction that was approved by the chair of the Audit Committee. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director is required to provide all material information concerning the interested transaction to the Audit Committee.
No interested transactions were approved or ratified or, to our knowledge, required to be approved or ratified, during 2024.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 45

Stock Ownership Information
STOCK OWNERSHIP INFORMATION
Principal Shareholders and Beneficial Owners
The following table sets forth information with respect to the beneficial ownership of Common Stock by (i) each person known to the Company to beneficially own more than 5% of our Common Stock; (ii) each of the Company’s present directors, including those nominated for election at the Annual Meeting; (iii) the Company’s named executive officers; and (iv) all present directors and executive officers of the Company as a group. The number of shares beneficially owned is reported as of March 1, 2025 except as indicated otherwise in footnotes to the table, and the percentage of beneficial ownership set forth below is calculated in accordance with SEC Rules and is based on the number of shares of Common Stock outstanding and entitled to vote as of March 1, 2025, which was 111,748,776.

	Amount and Nature of Beneficial Ownership of Common Stock
	Common Stock Beneficially Owned(1)		Rights to Acquire Shares of Common Stock(2)	Total Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

Dodge & Cox(3)	13,618,062		—	13,618,062	12.19
The Vanguard Group, Inc.(4)	13,077,014		—	13,077,014	11.70
Capital International Investors(5)	7,434,001		—	7,434,001	6.65
BlackRock, Inc.(6)	6,669,513		—	6,669,513	5.97
Directors(7)
Bruce E. Chinn	—		910	910	*
Edward G. Galante	13,773		1,114	14,887	*
Timothy Go	—		1,114	1,114	*
Kathryn M. Hill	9,474		1,114	10,588	*
David F. Hoffmeister	50,270		1,114	51,384	*
Dr. Jay V. Ihlenfeld	11,360		1,114	12,474	*
Deborah J. Kissire	100		1,114	1,214	*
Michael Koenig	2,203		1,114	3,317	*
Christopher J. Kuehn	—		—	—	*
Ganesh Moorthy	1,525		1,114	2,639	*
Scott M. Sutton	7,550		—	7,550	*
Kim K.W. Rucker	56		1,114	1,170	*
Named Executive Officers(7)
Thomas F. Kelly	57,997		12,548	70,545	*
Chuck B. Kyrish	5,914		4,673	10,587	*
Mark C. Murray	9,647		8,213	17,860	*
Scott A. Richardson(8)	67,244	(9)	21,481	88,725	*
Lori J. Ryerkerk(8)	158,034		71,343	229,377	*

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 46

Stock Ownership Information

All present directors, nominees and executive officers as a group (18 persons)(10)	240,343	52,501	290,145	*
*Less than 1% of shares.
(1)Includes shares for which the named person or entity has sole and/or shared voting and/or investment power. Does not include shares that may be acquired through the vesting of RSUs or other rights to acquire shares. To our knowledge, none of the Common Stock listed as beneficially owned by the current directors or executive officers are subject to hedges or have been pledged.
(2)Reflects rights to acquire shares of Common Stock within 60 days of March 17, 2025, and includes, as applicable, shares of Common Stock issuable upon (i) the exercise of options, granted under the 2018 GIP, that have vested or will vest within 60 days of March 17, 2025, and (ii) the vesting of RSUs granted under the 2018 GIP within 60 days of March 17, 2025. Does not include units in a stock denominated deferred compensation plan with investments settled in shares of Common Stock as follows: Mr. Galante – 6,785 equivalent shares, Ms. Hill – 3,978 equivalent shares, Dr. Ihlenfeld – 10,210 equivalent shares, Ms. Kissire – 4,794 equivalent shares, and Ms. Rucker – 8,378 equivalent shares.
(3)On February 13, 2025, Dodge & Cox filed Amendment No. 16 to Schedule 13G with the SEC reporting beneficial ownership of 13,618,062 shares of Common Stock as of December 31, 2024, with sole voting power over 12,858,679 shares and sole dispositive power over 13,618,062 shares. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(4)On February 13, 2024, The Vanguard Group, Inc. (“Vanguard Group”) filed Amendment No. 10 to Schedule 13G with the SEC reporting beneficial ownership of 13,077,014 shares of Common Stock as of December 29, 2023, with shared voting power over 130,381 shares, sole dispositive power over 12,662,262 shares and shared dispositive power over 414,752 shares. The address of Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)On February 13, 2025, Capital International Investors (“CII”) filed Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership of 7,434,001 shares of Common Stock as of December 31, 2024, with sole voting power over 7,299,071 shares and sole dispositive power over 7,434,001 shares. The address of CII is 333 South Hope Street, 55th Floor, Los Angeles, Los Angeles, CA 90071.
(6)On January 31, 2024, BlackRock, Inc. (“BlackRock”) filed Amendment No. 1 to Schedule 13G with the SEC reporting beneficial ownership of 6,669,513 shares of Common Stock as of December 31, 2023, with sole voting power over 5,929,609 shares and sole dispositive power over 6,669,513 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(7)Listed alphabetically. To our knowledge and subject to applicable community property rules, each person has sole investment and voting power with respect to the Common Stock beneficially owned by such person.
(8)Mr. Richardson presently serves and Ms. Ryerkerk previously served as a director and their ownership information is set forth under “Named Executive Officers.”
(9)Includes beneficial ownership of Common Stock by Mr. Richardson of 596 equivalent shares in the Celanese Stock Fund under the CARSP as of March 1, 2025. Mr. Richardson has the ability to direct the voting of the Common Stock underlying these equivalent shares and the ability to change their investment options at any time.
(10)Does not include an estimated 266,620 PRSUs (at target) held as of March 1, 2025 by our named executive officers and other executive officers, which are subject to future performance and vesting conditions and therefore does not represent rights to acquire shares of Common Stock within 60 days of March 17, 2025.

Securities Authorized for Issuance Under Equity Compensation Plans
The following information is provided as of December 31, 2024 with respect to equity compensation plans:

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 47

Stock Ownership Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,057,218	(1)	$131.82	(2)	16,185,066	(3)
Equity compensation plans not approved by security holders	—		$—		—
Total	1,057,218		$131.82		16,185,066
(1)Includes 402,807 stock options and 654,411 restricted stock units ("RSUs") granted under the 2018 GIP, including shares that may be issued pursuant to outstanding performance-based RSUs, assuming target performance; actual shares issued may vary, depending on actual performance. If the performance-based RSUs included in this total vest at the maximum performance level (as opposed to target potential performance), the aggregate RSUs outstanding would be 1,129,131. Also includes 34,144 share equivalents attributable to RSUs deferred by non-management directors under the Company's 2008 Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2018 GIP. Upon vesting, a share of the Company's Common Stock is issued for each RSU.
(2)Reflects the weighted-average exercise price of stock options granted under the 2018 GIP that were outstanding as of December 31, 2024. RSUs reflected in column (a) are not reflected in this amount because they do not have an exercise price.
(3)Includes shares available for future issuance under the 2018 GIP and the Celanese Corporation 2009 Employee Stock Purchase Plan approved by shareholders on April 23, 2009 (the "ESPP"). As of December 31, 2024, an aggregate of 2,841,242 shares were available for future issuance under the 2018 GIP and 13,343,824 shares of our Common Stock were available for future issuance under the ESPP. As of December 31, 2023, 656,176 shares have been issued under the ESPP.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 48

Audit Matters
AUDIT MATTERS
Audit Committee Report
As of the date indicated below, the Audit Committee is composed of five independent directors, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the external reporting process and the Company’s internal controls. The Audit Committee serves as the primary communication link among the Board, the independent public accounting firm, and our internal auditors.
Company management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and the internal control over financial reporting. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with the Company’s management and KPMG LLP the audited financial statements for the Company for the year ended December 31, 2024. The Audit Committee also met with KPMG LLP and the internal auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluation of our internal control, and the overall quality of our financial reporting. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee reviewed and discussed with KPMG LLP its independence from the Company and management, including the matters in the written disclosures received by the Audit Committee and required by PCAOB rules.
The Audit Committee discussed with KPMG LLP and the internal auditors the overall scope and plans for their respective audits. The Audit Committee reviewed and discussed the fees billed to the Company by KPMG LLP for audit, audit-related, tax and other services provided during fiscal 2024, which are set forth under “Item 2: Ratification of Independent Registered Public Accounting Firm”, and determined that the provision of non-audit services is compatible with KPMG LLP’s independence. Based on the Audit Committee’s reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
The Audit Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the registered public accounting firm, along with their capabilities, technical expertise, and knowledge of our operations and industry. Based on these evaluations, the Audit Committee decided to engage KPMG LLP as our independent registered public accounting firm for fiscal 2025. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee has continued its long-standing practice of recommending that the Board ask our shareholders to ratify the appointment of the registered public accounting firm at our annual meeting of shareholders. This report was submitted by the members of the Audit Committee as of the date indicated below.

Dated: February 12, 2025	Deborah J. Kissire, Chair
(The Audit Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Audit Committee report by reference therein.)

Bruce E. Chinn
David F. Hoffmeister
Jay V. Ihlenfeld
Christopher Kuehn

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 49

Audit Matters
ITEM 2: Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected KPMG LLP to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2025. Since 2004, KPMG LLP has served as our independent registered public accounting firm and also provided other audit-related and non-audit services that were approved by the Audit Committee.
Representatives of KPMG LLP will virtually attend the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.
We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the Audit Committee’s selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.
Audit and Related Fees
Aggregate fees billed to the Company by KPMG LLP and its affiliates were as follows:

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$12,866,884	$13,789,420
Audit-related Fees(2)	$—	$82,000
Tax Fees(3)	$2,076,000	$1,789,893
All Other Fees(4)	$—	$—
Total Fees	$14,942,884	$15,661,313
(1)For professional services rendered for the audits of annual consolidated financial statements of the Company (including the audit of internal control over financial reporting), statutory audits in non-U.S. jurisdictions, the review of the Company’s quarterly consolidated financial statements and review of SEC filings.
(2)Primarily for professional services rendered in connection with consultation on financial accounting and reporting standards and employee benefit plan audits.
(3)Primarily for professional services related to technical assistance, the preparation of tax returns in non-U.S. jurisdictions and assistance with tax audits and appeals.
(4)For other permitted professional advisory services.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 50

Audit Matters
Audit Committee Pre-Approval Policy
The Audit Committee is responsible for appointing, retaining and pre-approving the fees of the Company’s independent registered public accounting firm. The Audit Committee has adopted a Policy for Pre-Approval of Independent Auditor Services (“Pre-Approval Policy”) pursuant to which proposed services may be pre-approved through the application of detailed policies and procedures (“general pre-approval”) or by specific review of each service (“specific pre-approval”). The Audit Committee has provided general pre-approval for certain specific types of non-prohibited audit, audit-related and tax services that do not exceed $200,000 per project and $1,000,000 per year in the aggregate and gives detailed guidance to management as to the specific services that are eligible for general pre-approval. The Audit Committee is to be informed on a timely basis of any services performed by the independent registered public accounting firm pursuant to general pre-approval. Unless a type of service is included in this general pre-approval, it will require specific pre-approval. The annual audit services engagement terms and fees must be specifically pre-approved by the Audit Committee. Requests to provide services that require specific pre-approval must be submitted to the Audit Committee by both the independent registered public accounting firm and the chief financial officer or corporate controller, and must include detailed back-up documentation and a joint statement as to whether the request or application is consistent with the SEC’s rule on auditor independence.
The Audit Committee may delegate its pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
All services performed by our independent registered public accounting firm in 2024 were pre-approved by the Audit Committee or otherwise under the Pre-Approval Policy.
Vote Required
Although ratification is not required in our by-laws or otherwise, approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2025

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 51

Executive Compensation
EXECUTIVE COMPENSATION
Non-GAAP Financial Measures
This Proxy Statement, including the Compensation Discussion and Analysis, contains financial measures presented on a non-GAAP basis. Celanese’s non-GAAP financial measures used in this document are as follows: [1] Adjusted earnings per share (or Adjusted EPS), which we define as earnings (loss) from continuing operations attributable to Celanese Corporation, adjusted for income tax (provision) benefit, Certain Items, and refinancing and related expenses, divided by the number of basic common shares and dilutive restricted stock units and stock options calculated using the treasury method; [2] Free cash flow, which we define as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment, and adjusted for contributions from or distributions to our noncontrolling interest joint ventures; [3] Adjusted EBIT, which we define as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items; [4] Operating EBITDA, which we define as Adjusted EBIT plus depreciation and amortization; and [5] Return on capital employed, which we define as Adjusted EBIT divided by capital employed, which is the beginning and end-of-year average of the sum of property, plant and equipment, net; trade working capital (calculated as trade receivables, net plus inventories less trade payables – third party and affiliates); goodwill; intangible assets, and investments in affiliates, adjusted to eliminate noncontrolling interests, and certain items as determined by the Company. See “Exhibit A” to this Proxy Statement for additional information concerning these performance measures and a reconciliation of these measures to earnings (loss) from continuing operations attributable to Celanese Corporation per common share-diluted, net cash provided by (used in) operations, net earnings (loss) attributable to Celanese Corporation, and net earnings (loss) attributable to Celanese Corporation divided by the sum of the average of beginning and end the of year short- and long-term debt and Celanese Corporation shareholders’ equity, the most comparable U.S. GAAP financial measures, respectively.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 52

Executive Compensation
ITEM 3: Advisory Approval of Executive Compensation
The Company’s compensation program for our named executive officers (“NEOs”) was designed by our compensation and management development committee (the “CMDC”) to meet our compensation philosophy and objectives, including maintaining a pay for performance culture. The principles of the program have contributed to our strong performance. See “CD&A Highlights” for a summary of our compensation structure, 2024 performance, pay decisions and approach to compensation oversight.

This “say-on-pay” proposal gives shareholders the opportunity annually to cast a vote on our executive compensation program based on the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of our NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure, contained in this Proxy Statement.”
The Board of Directors recommends that shareholders endorse the compensation program for our NEOs by voting FOR the above resolution. Our compensation program is the result of a carefully considered approach and takes into account input provided by shareholders and advice received from the CMDC’s independent compensation consultant. We believe that executive compensation for 2024 was supported by our performance. After considering the results of our 2023 advisory resolution on the frequency of say-on-pay votes, the Board of Directors currently expects to maintain its policy of holding annual advisory votes to approve our executive compensation. Provided that the Board of Directors does not modify this policy, the Company’s next say-on-pay proposal after the 2025 Annual Meeting will be presented at the 2026 Annual Meeting of Shareholders.
Advisory Vote
This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations. As an advisory vote, this proposal is not binding upon the Company. In addition, the non-binding advisory vote described in this proposal will not be construed as overruling any decision by the Company, the Board of Directors, or the CMDC, relating to the compensation of the NEOs, or creating or changing any fiduciary duties or other duties on the part of the Board of Directors, or any committee of the Board of Directors, or the Company.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 53

Executive Compensation
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes the objectives and elements of our executive compensation program, its alignment with performance and our 2024 compensation decisions regarding our NEOs.
CD&A Highlights

NEO Compensation Structure at a Glance
Our NEO Compensation Program contains the following key elements:
ü	Competitive base salaries to recruit and retain top executive talent;
ü	Annual cash incentive opportunities based on near-term financial and stewardship goals;
ü	Long-term equity incentive plans that are primarily performance-based to reward achievement against long-term financial and strategic goals designed to create long-term shareholder value; and
ü	Market-competitive benefit programs with limited perquisites.

Key 2024 Compensation Decisions	Key Pay and Governance Practices
•The CMDC maintained the 2023 annual incentive structure, continuing to use (i) Operating EBITDA as the primary financial metric and (ii) Free Cash Flow as the primary cash metric, to focus management on cash generation, deleveraging and earnings growth.
•The CMDC maintained the use of stock options for the time-based portion of the NEOs’ Long-Term Incentive Plan to promote strong alignment between executive payouts and shareholder value creation, as stock options only have value if the stock price appreciates from the date of grant.
•Certain NEOs received salary increases intended to maintain competitiveness with our compensation peer group.
•The CMDC revised our Executive Severance Benefits Plan (renamed the Designated Roles Member Severance Benefits Plan), effective as of January 1, 2025, to reduce the severance benefit thereunder from 150% to 100% of base salary and target bonus for executive officers (from 200% to 150% in the case of the CEO).

Practices designed to align pay with performance for shareholders and to mitigate risk include:

üChallenging performance targets tied to metrics that are consistent with our strategy and long-term shareholder value creation
üUse of absolute caps (annual incentive plan and PRSUs) and adjustments based on relative TSR performance (PRSUs), to further align management pay with shareholder outcomes
üRobust clawback policies that go beyond SEC and NYSE requirements and apply to time-based awards
üAnnual risk assessment of our compensation policies and practices
üMarket-aligned stock ownership guidelines for NEOs
üIndependent compensation consultant reporting to the CMDC

~99%	of shareholder votes cast supported our say-on-pay vote at our 2024 Annual Meeting.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 54

Executive Compensation
Named Executive Officers
Our NEOs for 2024 are:

Named Executive Officer	Title
Lori J. Ryerkerk(1)	Former Chair, Chief Executive Officer and President
Scott A. Richardson(1)	Chief Executive Officer and President, Former Executive Vice President and Chief Operating Officer
Chuck B. Kyrish	Senior Vice President and Chief Financial Officer
Thomas F. Kelly(2)	Former Senior Vice President, Engineered Materials
Mark C. Murray	Senior Vice President, Acetyls
(1) As previously announced, Ms. Ryerkerk was terminated without cause as Chief Executive Officer and President effective as of the end of the day on December 31, 2024, and Mr. Richardson was appointed to serve as Chief Executive Officer and President, effective as of January 1, 2025. Please see “Potential Payments on Termination or Change in Control — Post-Termination Table — Ms. Ryerkerk's Separation Agreement” for additional information.
(2) As previously announced, Mr. Kelly ceased serving as Senior Vice President, Engineered Materials effective as of January 31, 2025 and continued to serve in a transition role through March 10, 2025, following which date he was terminated without cause. Todd F. Elliott was appointed to serve as Senior Vice President, Engineered Materials, effective as of February 3, 2025. Please see “Potential Payments on Termination or Change in Control — Post-Termination Table — Mr. Kelly's Separation Agreement” for additional information.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 55

Executive Compensation
We Follow Compensation Governance Best Practices
The CMDC and management periodically review the compensation and benefit programs for our NEOs and have adopted a number of practices to enhance our programs:

What We Do

ü	Pay for performance, including using a high percentage of performance-based restricted stock units to ensure a significant portion of NEO compensation is performance-based and to align management’s interests with shareholders
ü	Reference a market peer group, evaluated annually to ensure it remains appropriate, when establishing compensation
ü	Maintain robust anti-hedging and anti-pledging policies
ü	Conduct an annual ”say-on-pay” advisory vote
ü	Engage regularly with our shareholders to receive feedback on business, governance and compensation matters
ü	Balance short- and long-term incentives, aligning long-term incentives with future performance and shareholder returns
ü	Include caps on individual payouts under incentive plans
ü	Maintain clawback policies that go beyond the requirements of SEC Rule 10D-1 and the associated NYSE listing standards, which can be triggered by a financial restatement, breach of our business conduct policy or certain restrictive covenants, among other matters, and which cover annual bonus and all long-term incentive awards
ü	Maintain market-aligned stock ownership guidelines requiring our CEO to hold shares valued at 6x base salary (4x for other NEOs)
ü	Apply double-trigger vesting in the event of a change in control under our long-term equity awards (i.e., participant must have a qualifying termination after the change in control event to receive benefits)
ü	Retain an independent executive compensation consultant reporting directly to the CMDC
ü	Include 100% independent directors on our CMDC
ü	Review annually executive compensation consultant and advisors for independence and performance

What We Don’t Do

X	No change in control excise tax ”gross-up” agreements
X	No excessive perquisites
X	No tax ”gross-ups” for perquisites, except for relocation and expatriate benefits
X	No employment agreements or multi-year compensation guarantees
X	No stock option repricing, reloads or exchanges without shareholder approval
X	No dividend equivalents paid on unvested equity awards
X	No excessive risk-taking in our compensation programs

In addition to maintaining good corporate governance, we have designed our annual incentive plan and long-term incentive plan to be aligned with best practices that mitigate against excessive risk. See “Compensation Risk Assessment.”

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 56

Executive Compensation
Human Capital Development
Our highly engaged, valued, dedicated and global workforce is the driver of our performance. We seek to attract and retain the best available talent to deliver strong performance while strengthening occupational health and safety and maximizing employee engagement.
We completed a company-wide, pulse survey to measure progress on our culture journey of One Celanese. Results were favorable as we saw improvement in all three engagement factors and sense of belonging. We are also proud to have received and, in some cases continued to receive, key external recognition for our culture and our quality as an employer of choice.

2024 External Recognition
Named one of the Best Employers in the Chemicals Sector as part of “2024 Best Companies to Work For” by U.S. News and World Report
Our CMDC and the full Board of Directors have a structured approach to regularly review and oversee the following key talent and human capital matters in addition to executive compensation.

Key Areas of CMDC Oversight		Additional Areas of Oversight by the Full Board
ü	Recruitment and retention initiatives	ü	CEO succession planning and support of the CMDC’s performance review for the CEO
ü	Human capital metrics, including workforce composition and skills	ü	Review of the CMDC’s work on other senior leadership succession planning
ü	Succession planning, including senior leadership	ü	Continue to monitor progress of cultural integration following the M&M Acquisition, aligned to key aspirational traits
ü	Workplace culture and talent strategy, and their support of business goals
ü	Health and wellness and other workforce wellbeing matters

Our Human Capital Scorecard: A Key Tool Supporting CMDC Oversight
The CMDC uses an internally-developed Human Capital Scorecard to gain insight into our performance against key workforce metrics. The data within the Human Capital Scorecard identifies trends across role categories, geographies, hiring, promotion, attrition and other areas. Through this identification of internal trends, and the review of peer data for external benchmarking where appropriate, management and the CMDC are able to more effectively identify successes and opportunity areas to inform oversight efforts as well as to understand longer-term trends.

One Celanese. We are proud of our long-term, ongoing work to foster an inclusive environment that allows our employees to bring their fully authentic selves to work. When all employees feel accepted and included, we believe that we will grow stronger and deliver on our mission of improving everyday life through the power of chemistry.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 57

Executive Compensation
Talent Development. At Celanese, we are committed to fostering an engaging workplace by establishing clear accountabilities, celebrating wins, and gathering valuable feedback through intentional listening sessions. We believe in empowering employees to dedicate time to sharpening skills needed for their current roles and interests as well as exploring new topics. Workshops, eLearnings, and self-directed training options are readily available to employees based on their roles and interests.

Health, Safety and Environmental Stewardship. We believe in continuous improvement of our safety environment by building competency in our people and having a comprehensive management system built from recognized safety practices around the globe. Through deliberate actions, we have improved our employee safety, process safety and environmental incident metrics in recent years.
We have reflected our commitment to these stewardship goals through our long-standing practice of including them as part of our annual incentive program, which currently has approximately 3,300 bonus-eligible participants. For more information, please see “Annual Incentive Plan Awards.”

For more information on certain human capital metrics, please see “Human Capital Resources” in our most recent Annual Report on Form 10-K filed with the SEC.

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Executive Compensation
Compensation Philosophy and Elements of Pay
Compensation Philosophy
Our focus is to deliver continued earnings growth, return on capital, and superior long-term value creation for our shareholders. To that end, we have adopted a pay-for-performance compensation program that rewards executives for superior company and individual performance through annual- and long-term incentives, and aligns management’s interests with those of shareholders. At the same time, these programs are intended to be competitive with our peer companies to allow us to attract and retain highly qualified talent. Our CMDC has designed our executive compensation program based on principles that reflect these objectives, and we believe these principles have contributed to our strong performance and growth over the years.
Compensation Objectives
The objectives of our compensation program are to provide pay that is competitive, performance-based, aligned with the interests of our shareholders, and focused on attracting, rewarding and retaining talent as described below:
•Competitive – pay should be set at a level that recognizes the knowledge, skills, experience and attributes of our executives and is competitive with our peers against whom we compete for executive talent;
•Performance-Based – pay should reward individual and Company performance when short- and long-term goals are met or exceeded and when, over time, Company performance compares favorably to competitors and peers, and likewise, should provide for lower payouts when such targets and objectives are not met;
•Aligned with Shareholder Outcomes – plans should encourage long-term increases in shareholder value; and
•Focused on Talent – pay should be designed to attract, motivate and retain talented leaders.

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Executive Compensation
Elements of Compensation
The table below summarizes the 2024 elements of our compensation program for NEOs and how each element supports our pay-for-performance philosophy:

Compensation Element	Description	Alignment with Principle of Pay-for-Performance	Page
Short-Term Annual Cash Compensation
Base Salary	Set in consideration of individual performance and contributions based on primary duties and responsibilities	Competitive compensation element required to recruit and retain top executive talent; pay for primary duties and responsibilities	62
Annual Incentive Plan (Bonus)	Performance-based, cash incentive opportunity earned based on:	Rewards performance against annual financial and stewardship goals	63
	■ Operating EBITDA and free cash flow
	■ Stewardship metrics (injuries, process safety, environmental releases and product quality)
Long-Term Incentive Awards (Equity)
Performance- based RSUs	Performance-based, long-term equity incentive plan: earned based on company performance and stock price	Rewards performance against long-term financial goals that are tied to corporate strategy and relative TSR performance	68

■ Adjusted EPS and Return on Capital Employed (ROCE) over a three-year performance period, with a potential payout modifier based on TSR performance relative to companies in the Dow Jones US Chemical Index

Time-based Stock Options	Time-based, long-term equity incentive that requires stock price appreciation to recognize value	Granted annually as part of the long-term incentive plan to promote strong alignment between realized executive pay and shareholder value creation	68
Employee Benefits
Retirement Plans	Retirement Savings Plan	Competitive compensation elements required to recruit and retain top executive talent	71
	Supplemental Retirement Savings Plan		82
	Retirement Pension Plan (frozen as of the end of 2013)		82
Severance Arrangements	Executive Severance Benefits Plan		84
	Change in Control Agreements		84
Deferral of Compensation	Deferred Compensation Plan		83

Setting Total Compensation

The CMDC establishes overall target total compensation for each NEO and then allocates that compensation among base salary, annual incentive and long-term incentive opportunities. While no specific formula is used to determine the allocation between cash and equity-based compensation, when allocating these compensation elements we generally utilize a compensation mix more heavily weighted towards performance-based compensation. The CMDC strongly believes that the CEO’s compensation should be heavily weighted towards variable and long-term incentive awards to align compensation with shareholder interests. The target pay mix for our CEO for 2024 is highlighted to the right, with approximately 90% performance-based or “at risk.”

2024 CEO Target Pay Mix

10.0%
10.0%
15.0%
75.0%
90.0%
Base Salary
Short-Term Incentives
Long-Term Incentives
Fixed
Variable / At Risk

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Executive Compensation
Target Level of Compensation
To establish the appropriate target level of compensation for the CEO and each other NEO, each compensation element is reviewed by the CMDC relative to market data for the role within our compensation peer group.
The CMDC’s philosophy is to use the median of our compensation peer group as a guideline for establishing target total direct compensation (base salary plus target annual incentive plan award plus the grant date value of long-term incentive awards). Individual position considerations such as experience level, scope of role, personal impact on Company results, individual performance and relative compensation amounts across executives also impact how compensation is calibrated relative to market norms. The CMDC also considers general industry compensation survey data presented by its independent compensation consultant, since the talent market for many of our executives is broader than the companies in our compensation peer group.
Although the CMDC strives to set target compensation at levels that are competitive with our compensation peer group, it does not rigidly adhere to any particular market reference point in determining executive compensation.
Use of Peer Groups
Compensation Peer Group. Each year, the CMDC’s independent compensation consultant provides an analysis of compensation data and practices from a select group of peer companies in the chemical industry. The CMDC, with the assistance of its independent consultant, identifies the companies to be included in the compensation peer group.

What we look for in our compensation peer group		How we use the compensation peer group

ü	Comparable market capitalization	ü	As an input in developing base salary ranges, annual incentive targets and long-term incentive award ranges
ü	Comparable total revenues
ü	Presence of major global operations	ü	To assess competitiveness of total direct compensation
ü	Similar business complexity	ü	To benchmark annual incentive bonus and long-term incentive plan designs as well as the form and mix of equity and cash retainer for non-employee directors
ü	Participants in the chemical industry
		ü	To evaluate share utilization (overhang levels and run rate)
		ü	To benchmark share ownership guidelines
		ü	As an input in designing compensation and benefit plans

Our CMDC reviews the compensation peer group annually in consultation with its independent compensation consultant to assess whether the individual companies in the group continue to be appropriate and that the group as a whole is appropriate. The CMDC reviewed the comparator group during 2024 and determined not to make any modifications to the compensation peer group used during 2023.
The compensation peer group used by the CMDC in setting target pay for 2024 was as follows:

Compensation Peer Group
Air Products and Chemicals, Inc.	LyondellBasell Industries NV
CF Industries Holdings, Inc.	Olin Corporation
Corteva, Inc.	PPG Industries, Inc.
DuPont de Nemours, Inc.	RPM International Inc.
Eastman Chemical Company	The Chemours Company
Ecolab Inc.	The Mosaic Company
Huntsman Corporation	The Sherwin-Williams Company
International Flavors & Fragrances Inc.	Westlake Corporation
Linde plc

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Relative Stock Performance Peer Group. The companies used to determine relative total shareholder return (relative TSR) for purposes of determining 2024-2026 PRSU payouts consist of the companies in the Dow Jones US Chemical Industry Index as of December 31, 2023. The CMDC believes the companies in this index are representative of companies that face similar operational, demand, competitive and macroeconomic environments as we do and therefore represent an effective group for comparison of our relative TSR results. These companies are listed below:

Air Products and Chemicals, Inc.	Ingevity Corporation
Albemarle Corporation	International Flavors & Fragrances Inc.
Ashland Inc.	Linde plc
Axalta Coating Systems Ltd.	LyondellBasell Industries N.V.
Celanese Corporation	NewMarket Corporation
CF Industries Holdings, Inc.	Olin Corporation
Corteva, Inc.	PPG Industries, Inc.
Dow Inc.	RPM International Inc.
DuPont de Nemours, Inc.	The Chemours Company
Eastman Chemical Company	The Mosaic Company
Ecolab Inc.	The Scotts Miracle-Gro Company
Element Solutions Inc.	Valvoline Inc.
FMC Corporation	Westlake Chemical Corp
Huntsman Corporation

(Companies in bold text are also in the 2024 compensation peer group)
Compensation Decisions
Base Salary
The CMDC reviews and approves annually the base salaries for each of the NEOs. The CMDC also approves any increases to the base salaries of any officers at the time of any promotion or other role change. In setting base salaries, the CMDC considers a number of factors, including (i) the scope, complexity, and financial or business impact of the executive’s position, (ii) the executive’s level of expertise, experience (including time in the specific role) and individual performance, (iii) internal pay equity among the executive team, and (iv) how the executive’s base salary compares to the base salary of similarly situated executives at companies in our compensation peer group or in compensation surveys we review. As a result of these factors, base salaries may be set higher or lower than the median level of similarly situated executives at companies in our compensation peer group, when appropriate.
The Company’s pay philosophy is that, in general, the pay for individuals new to a role should work toward the desired competitive pay positioning over time as they gain experience in the role. In most cases, the individual’s pay is expected to reach the desired competitive positioning within one to three years after taking the role. Similarly, an individual with significant experience and demonstrated success in the role or a similar role might have pay positioned above the market median.
Based on the application of the above factors, the CMDC approved base salaries effective in July 2024 for the NEOs. Ms. Ryerkerk, Mr. Kyrish and Mr. Murray received salary increases of approximately 4%, 17% and 4%, respectively, intended to maintain competitiveness with our peer group. Given that 2024 was Mr. Kyrish’s first full year as Chief Financial Officer following his appointment in November 2023, his increase in salary was also intended to reflect the complexity and breadth of this role. His base salary following the increase still remained below the median for his role as compared to our peer group. Base salaries as of December 31, 2024 are set forth in the table below.

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Named Executive Officer	Base Salary as of December 31, 2024	Base Salary as of December 31, 2023	% Change
Lori J. Ryerkerk	$1,350,000	$1,300,000	4%
Scott A. Richardson(1)	$800,000	$800,000	—%
Chuck B. Kyrish	$700,000	$600,000	17%
Thomas F. Kelly	$700,000	$700,000	—%
Mark C. Murray	$570,000	$550,000	4%

(1) See “NEO Transitions” below for information on Mr. Richardson’s base salary increase in connection with his promotion to Chief Executive Officer and President.

Overall Incentive Plan Design
Fundamentally, the CMDC believes that long-term shareholder value is created by a focus on annual earnings growth in the business, conversion of earnings into cash flow, effective capital deployment and a high level of stewardship performance. To that end, the CMDC carefully designs incentive compensation plans for NEOs to drive and reward near-term actions and long-term strategies with these objectives in mind.

Annual Incentive Plan (Performance measured over 1-year period)			Long-Term Incentive Plan (Performance measured over 3-year period)

Operating EBITDA	Free Cash Flow	Stewardship	Adjusted EPS	ROCE	Relative TSR
Daily Execution of Business Objectives	Long-Term Financial Health	Manufacturing Excellence	Deploying Excess Cash Effectively	Efficient Investment of Cash Flow	Alignment with Shareholder Outcomes

Focus on Cash Generation	Expense Control	Sustainable Business Practices	Capital Structure Optimization	Capital Expenditures	Out-Performing Industry Peers

Leverage Ratio	Pay Down Debt	People Safety	Tax Efficiency	Long-Term M&A and Investment Decisions

Product Quality

Emissions
Annual Incentive Plan Awards
Plan Summary
The CMDC approves a target annual incentive plan award, expressed as a percentage of salary, for each NEO based in part on market data for his or her position and level within the organization. 2024 target bonus percentages for each NEO, in their current roles, are shown below. For 2024, the actual annual incentive plan payouts could range from 0% – 200% of the target award based on our achievement of financial and stewardship performance targets and the achievement by the NEO of individual personal objectives established at the beginning of the year. See "2024 Business Performance Summary” below for the performance measures established for 2024 and the results against them.

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Individual performance modifier for NEOs other than the CEO. The CMDC believes that individual performance modifiers are valuable compensation components that can reward qualitative performance and value creation within each NEO’s area of responsibility or, alternatively, reduce payouts for individual performance that does not meet performance expectations. Our CEO recommends to the CMDC an individual performance modifier for each other NEO after the end of the fiscal year based on the CEO’s assessment of each such NEO’s performance against his or her individual objectives.
The individual performance modifier does not apply to the annual incentive plan award granted to our CEO. The CMDC believes that the CEO holds ultimate accountability for the performance of the organization as a whole, and therefore the CEO’s annual incentive plan payout is based solely on the Company’s performance against the quantitative performance objectives set forth by the CMDC, which are described in detail below under "2024 Business Performance Summary.”
Payout Formula. The formula for determining annual bonus payouts is as follows:

TARGET BONUS				BUSINESS RESULTS		INDIVIDUAL RESULTS		ANNUAL BONUS

Eligible Earnings	X	Target Bonus %	X	Business Performance Modifier [0-200%]	X	Individual Performance Modifier [0-150%]	=	Annual Performance Bonus Award [0-200%]
						(Does not apply to CEO)		(capped at 200% aggregate payout)

Eligible earnings is defined as the actual amount of base pay that is earned for the year, including the effect of any base salary adjustments made part-way through the year. The annual incentive plan award is paid in February or March of the year following the end of the performance period.
Target Annual Award Amounts. The 2024 target annual incentive plan award for each of the NEOs is set forth in the following table. In February 2024, the CMDC determined to increase the target annual incentive plan bonus amount by 10% and 15%, respectively, of eligible earnings for Ms. Ryerkerk and Mr. Kyrish to more closely align with competitive benchmarking for these roles. As noted above, given that 2024 was Mr. Kyrish’s first full year as Chief Financial Officer following his appointment in November 2023, his increase in target annual incentive plan award was also intended to reflect the complexity and breadth of this role.

Named Executive Officer	Target Annual Incentive Plan Bonus (% of Eligible Earnings)
Lori J. Ryerkerk	150%
Scott A. Richardson(1)	100%
Chuck B. Kyrish	90%
Thomas F. Kelly	80%
Mark C. Murray	75%

(1) See “NEO Transitions” below for information on Mr. Richardson’s annual incentive plan target bonus opportunity as increased in connection with his promotion to Chief Executive Officer and President.

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Executive Compensation
2024 Company Performance Goals and Objectives
The 2024 annual incentive plan metrics were set in February 2024 as Operating EBITDA1, free cash flow2, and stewardship goals relating to occupational and process safety, the environment and product quality. Within each of these performance metrics, three incremental performance levels are established: threshold, target and superior. Target goals require a high level of performance during the one-year performance period to be achieved. Threshold and superior levels are designed to provide a smaller award, or potentially no award, for lower levels of performance (threshold) as well as to reward exceptional levels of performance with higher payouts (superior).
The structure of the 2024 annual incentive plan remained substantially the same as the structure used in recent years, as the CMDC continues to believe that the structure and metrics appropriately motivate and reward achievement of key short-term objectives that drive company performance and shareholder value.
When the CMDC set the performance goals for the 2024 annual incentive plan in February 2024, they considered our performance in 2023, our 2024 annual operating plan, our strategic plan to drive long-term earnings growth over time in various economic scenarios, and our continued progress toward objectives for the M&M Acquisition as previously communicated to shareholders. The CMDC set the threshold, target (or target range) and superior levels for Operating EBITDA and free cash flow to be in line with our internal, confidential business plan as of February 2024, taking into account potential business scenarios and risks as well as known business headwinds and tailwinds. The CMDC decided to continue to set a range for the achievement of target results for Operating EBITDA and free cash flow due to (i) economic volatility, (ii) uncertainty regarding the pace of recovery of the M&M Business in 2024 and (iii) and the general difficulty of forecasting results with precision given the complexities of the industry in which we operate.

2024 AIP Goal Setting: Key Initiatives and Factors Forecasted to Drive 2024 Performance
Acetyl Chain		Engineered Materials
s	Deliver benefits from capacity expansions at our Clear Lake, Texas facility	s	Regain market share and improve pipeline conversion
s	Operate with excellence on lowest cost, U.S. gulf coast facilities	s	Drive incremental acquisition synergies and margin improvement throughout the Engineered Materials business

Operating EBITDA Metric. The entire target range for the Operating EBITDA metric, detailed below under “2024 Business Performance Summary,” was set above actual achievement for 2023 to reflect earnings growth as a strategic priority. The target range reflected earnings growth expectations in both the Engineered Materials business and the Acetyl Chain, due primarily to market share recovery and pipeline conversion in Engineered Materials, volume growth on expanded capacity in Acetyl Chain and synergy capture from the M&M Acquisition.
Free Cash Flow Metric. The range of free cash flow required to achieve the target level of performance was set above our target range for 2023 but below actual achievement for 2023, in line with our internal annual operating plan including the key initiatives described above and expected Operating EBITDA growth, lower expected cash interest expense, higher expected cost of synergies and lower expected working capital benefit compared to 2023.
Stewardship Metrics. As part of our continued commitment to our employees and communities and the sustainability of our operations, we have included stewardship metrics in our annual incentive programs for the last 17 years. The CMDC sets the stewardship targets in consultation with the Stewardship Committee. To demonstrate Celanese’s commitment to the value we place on safety, the target and superior levels are generally set to reflect world class
1 Operating EBITDA and Free Cash Flow are non-U.S. GAAP financial measures. See “Exhibit A” for information concerning these measures including a definition and reconciliation to the most comparable U.S. GAAP financial measure.
2 Operating EBITDA and Free Cash Flow are non-U.S. GAAP financial measures. See “Exhibit A” for information concerning these measures including a definition and reconciliation to the most comparable U.S. GAAP financial measure.

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safety performance as compared to our industry peers and in line with long-term improvement and integration objectives reviewed by the Stewardship Committee. We believe our results on these metrics demonstrate top-tier stewardship performance within our industry. Our performance under the occupational safety metric is measured using an industry-standard rate-based reporting method (TRIR), consistent with metrics used by many other companies in our industry.
2024 Business Performance Summary
The threshold, target (or target range) and superior annual incentive plan performance levels approved by the CMDC in February 2024, the actual performance achieved, and the corresponding payout percentages are set forth in the table below.

Metric	Weighting	Threshold	Target	Superior	Actual	Achievement	Weighted Payout
Financial Performance Metrics:
Operating EBITDA(1) ($ million)	60%	$2,300	$2,700- 3,000	$3,300	$2,376	59.5%	35.7%
Free Cash Flow(2)	20%	$1,005	$1,173- 1,298	$1,424	$498	—%	—%
Stewardship Metrics:
Occupational Safety(3)	5%	0.19	0.14	0.12	0.15	90%	4.5%
Process Safety(4)	5%	11	8	7	12	—%	—%
Environment(5)	5%	11	8	7	5	200%	10.0%
Quality(6)	5%	8	7	6	2	200%	10.0%
Aggregate Business Performance Modifier(7)							60.2%
(1)Operating EBITDA is defined as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, refinancing expense, taxes and depreciation and amortization and further adjusted for Certain Items. See “Exhibit A”.
(2)Free cash flow is defined as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment, and adjusted for contributions from or distributions to our noncontrolling interest joint ventures. See “Exhibit A”.
(3)For purposes of assessing occupational safety, the Company uses total recordable incident rate (TRIR) under Occupational Safety and Health Administration reporting methods, calculated as the number of incidents per 200,000 work hours of both employees and contractors.
(4)Process safety includes the actual number of incidents of an unplanned or uncontrolled release of primary containment in a process that results in an injury, fire, explosion, community impact or exceeds a threshold quantity.
(5)Environmental stewardship includes the actual number of significant and major chemical releases into the environment (defined in accordance with industry standards) that result in a shelter-in-place, evacuation or off-site impact or that require non-routine regulatory reporting.
(6)Quality stewardship includes the actual number of product quality incidents measuring ‘high-severity’ using our internal quality notification definitions.
(7)Actual annual incentive plan payouts are further impacted by the individual performance modifiers assigned to each NEO (other than the CEO).

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2024 Individual Performance Assessments
Purpose and Process
Process for Former CEO. At the beginning of 2024, Ms. Ryerkerk and the CMDC jointly set the Company’s annual goals and objectives relevant to CEO compensation after considering input from all independent members of the Board. Performance against the objectives was reviewed throughout the year on a periodic basis.
Process for Other NEOs. At the beginning of 2024, Ms. Ryerkerk developed the individual performance objectives for each other NEO in consultation with each such NEO, subject to review and approval by the CMDC.
At the beginning of 2025, shortly after assuming the CEO role, Mr. Richardson submitted to the CMDC and the full Board a performance self-assessment outlining his self-assessment of his 2024 achievement of company and individual objectives and contributions to our financial performance in his role as COO for 2024.
Mr. Richardson and the CMDC also conducted a final review with each of his direct reports, including Messrs. Kyrish, Kelly and Murray, and rated their individual performance as well as contributions to company performance. Mr. Richardson then submitted to the CMDC a performance assessment and compensation recommendation for each of these NEOs.
CMDC Decisions. The CMDC referred to these individual performance evaluations in determining any merit increases in base salary as well as the individual performance modifiers for the annual incentive plan.
The CMDC, with input from the full Board and its independent compensation consultant, determined in December 2024 in executive session Mr. Richardson’s base salary, target bonus and long-term incentive awards for 2025. See “NEO Transitions” below.
NEO Performance Assessments for 2024
Our NEOs’ 2024 individual performance objectives revolved around the following primary themes:
•delivering earnings growth across our businesses;
•driving actions to increase efficiency and reduce costs;
•taking actions to progress toward business goals in a difficult macroeconomic environment;
•managing earnings headwinds and other challenges effectively; and
•developing talent to advance successor readiness for critical roles and align talent to key business opportunities.
The CMDC determined to cap individual modifiers for NEOs at 100% for 2024, such that no NEO’s annual incentive plan payout was increased by the individual performance modifier.
Based on the above business and individual results, and in accordance with the terms of the separation agreement with Ms. Ryerkerk, as described in “Potential Payments Upon Termination or Change In Control — Post-Termination Table — Ms. Ryerkerk's Separation Agreement”, the CMDC awarded annual incentive awards to the CEO and remaining NEOs as set forth in the “2024 Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.
NEO Transitions
As previously announced, Ms. Ryerkerk was terminated without cause as Chair, Chief Executive Officer and President, as of the end of the day on December 31, 2024, and Mr. Richardson was appointed Chief Executive Officer and President as of January 1, 2025. The CMDC established a competitive pay package for Mr. Richardson as a newly-tenured CEO, based on peer and market data, and consistent with our established pay for performance approach. His annual base salary was set at $1,150,000, with a target annual incentive plan bonus of 125% of his base salary. In addition, consistent with our pay for performance philosophy, the 2025 long-term incentive awards for Mr. Richardson were comprised of an “annual award” with a grant date fair value of $7.5 million, consisting of 70% PRSUs

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and 30% stock options, with the same performance measures, metrics and vesting schedule as the LTI awards granted to the other NEOs.

Elements of CEO Compensation
	Mr. Richardson, 2025 CEO	Ms. Ryerkerk, 2024 CEO
Base Salary	$1,150,000	$1,350,000
Target AIP (% of Base Salary)	125%	150%
LTI Grant Date Fair Value	$7,500,000	$10,125,000
LTI Composition	70% PRSUs and 30% stock options	70% PRSUs and 30% stock options
For more information on Ms. Ryerkerk’s separation agreement, please refer to “Potential Payments Upon Termination or Change In Control — Post-Termination Table — Ms. Ryerkerk's Separation Agreement”.
As previously announced, Mr. Kelly ceased serving as Senior Vice President, Engineered Materials effective as of January 31, 2025 and continued to serve in a transition role through March 10, 2025, following which date he was terminated without cause. Todd F. Elliott was appointed to serve as Senior Vice President, Engineered Materials, effective as of February 3, 2025. Please see “Potential Payments on Termination or Change in Control — Post-Termination Table — Mr. Kelly's Separation Agreement” for additional information.
Long-Term Incentive Compensation
Plan Summary
The CMDC annually grants long-term incentive awards to our NEOs with overlapping performance periods to provide them with personal financial motivation to help us reach our longer-term goals. In addition to providing the officer with a long-term stake in our success, we believe these awards also serve as a significant retention tool. The Company currently makes these awards under our shareholder-approved amended and restated 2018 Global Incentive Plan (the “2018 GIP”) and granted 2024 awards in the form of performance-based restricted stock units (PRSUs) (70% of targeted award value) and time-based stock options (30% of targeted award value).
These awards are intended to focus the NEOs on future company performance, and the actual value realized by a NEO will depend on our stock price and financial performance over time as well as the NEO’s continued employment with the Company.
The following table summarizes the principal design elements of our 2022, 2023 and 2024 PRSUs.

Feature	Performance-Based PRSU Awards
Form of award	Performance-vesting restricted stock unit
Performance period	Three years
Performance measure(s)	Adjusted EPS(1) (70%) (earnings measure) and Return on Capital Employed (ROCE)(1) (30%) (return measure)
Threshold payout	50% of target
Maximum payout	200% of target
Relative TSR Payout Modifier	Modifies PRSU payouts by plus or minus 20% based on our stock price performance relative to companies in the Dow Jones US Chemical Index.
Dividends on unvested awards	None
(1) Adjusted EPS and ROCE are non-U.S. GAAP financial measures. ROCE is calculated as our Adjusted EBIT divided by our by capital employed, which is the beginning and end-of-year average of the sum of property, plant and equipment, net; trade working capital (calculated as trade receivables, net plus inventories less trade payables – third party and affiliates); goodwill; intangible assets, and investments in affiliates, adjusted to eliminate noncontrolling interests, and certain items as determined by the Company. See “Exhibit A” for information concerning these measures including a definition and reconciliation of Adjusted EPS to the most comparable U.S. GAAP financial measure.

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LTIP Awards Granted in 2024
PRSUs. PRSUs granted in February 2024 will vest on February 15, 2027, subject to adjustment (0-200% of targeted amount) based on the Company’s achievement of target levels of Adjusted EPS and Return on Capital Employed (ROCE) during a three-year performance period from January 1, 2024 through December 31, 2026. The Adjusted EPS target was set to drive meaningfully increased earnings and shareholder value, and to continue progress toward the achievement of the earnings accretion goals previously communicated in connection with the M&M Acquisition. The ROCE target was set based on our annual operating plan including consideration of the ongoing impact of the M&M Acquisition.
We disclose the specific performance targets for our long-term incentive plans after completion of the relevant performance period as we view the target-setting as competitively sensitive. We will disclose the performance targets for the 2024 PRSUs in the spring 2027 Proxy Statement after completion of the applicable performance period.
The 2024 PRSUs also include a TSR modifier that can modify payouts (as determined by Adjusted EPS and ROCE performance) by plus or minus 20% based on our relative stock performance compared to the companies in the Dow Jones US Chemical Index as of December 31, 2023, as follows:

Relative TSR Compared to the Dow Jones US Chemical Index	PRSU Award Payout Modifier
Less than the 25th percentile	80%
25th - 75th percentile	100% (i.e. no modification to payout)
Greater than the 75th percentile	120%

Time-Based Stock Options. Time-based options granted to NEOs under the 2024 LTIP vest in three equal annual installments on February 15, 2025, 2026 and 2027. Such stock options will only have value to the extent our share price appreciates above the exercise price, which was determined based on the high and low trading prices on the grant date of the award.

Payouts on Previously-Granted LTIP Awards
The PRSUs granted to NEOs as part of the 2022 LTIP were earned and paid out based on Adjusted EPS and ROCE over a performance period of January 1, 2022 through December 31, 2024.
As noted in the table below, Cumulative Adjusted EPS over the 2022-2024 performance period was $33.17, our fourth highest three-year Adjusted EPS performance result but was below the threshold for 2022 LTIP payout. Efforts to drive business and profit growth and reduce costs through synergy actions related to the M&M Acquisition were more than offset by weaker-than-expected demand conditions in our global end markets which limited our ability to profitably increase volume in Engineered Materials and the Acetyl Chain. Cumulative ROCE performance over the 2022-2024 performance period was 14.3%, which was above the target range for ROCE.

Performance Measure	Metric Weighting	Threshold	Target	Superior	Actual	Payout
2022 LTIP (vested February 15, 2025)
Adjusted EPS over 3-year period(1)(2)	70%	$37.50	$46.50	$53.50	$33.17	—%
Return on Capital Employed(1)(3)	30%	7.3%	11.8%-13.8%	16.3%	14.3%	120.2%
Aggregate payout (4)						28.8%

(1)    See “Exhibit A” for definitions and additional information.

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(2)    The Adjusted EPS goals were determined through a target increase in the cumulative amount of Adjusted EPS over the three-year performance period relative to the Adjusted EPS for the most recently-completed fiscal year at the time the goals were set (2021). The cumulative measure reflects long-term compound annual growth rates determined by the CMDC in setting the cumulative goals.
(3)    The Company’s average ROCE over the three-year performance period was compared to benchmarks for Threshold, Target (a range) and Superior set by the CMDC at the time the award was granted. ROCE goals are established in a manner designed to focus management on value creation through the effective deployment of capital.
(4)    The 2022 LTIP award agreements contained a feature (TSR limiter) limiting the performance payout if the Company’s relative TSR for the 3-year performance period is in the bottom quartile of the Dow Jones Chemical Index for the same period. As the Company’s 3-year TSR for the performance period was within the bottom quartile of the Dow Jones Chemical Index, the TSR modifier reduced the performance payout to 80% of achievement (i.e., from a 36.1% payout to a 28.8% payout).

Compensation Governance
Compensation and Management Development Committee Oversight
The CMDC, which consists entirely of independent directors, is responsible for establishing compensation policies and programs that are consistent with our business strategy and aligned with our shareholders’ interests. Specifically, the CMDC is responsible for:
•reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and our other NEOs;
•evaluating the performance and compensation of the CEO and our other NEOs in light of their established goals and objectives;
•reviewing and approving both target and actual pay levels of the CEO and our other NEOs; and
•reviewing and approving incentive and equity-based compensation plans, including our annual incentive plan and our long-term incentive plans, and all grants of awards under such plans to our NEOs.
Role of the CMDC’s Independent Compensation Consultant
Pursuant to its charter, the CMDC has authority to retain and terminate any compensation consultant.
During 2024, the CMDC retained Willis Towers Watson PLC (“WTW”) as its independent compensation consultant to advise it in connection with executive compensation matters. Representatives of WTW regularly attend CMDC meetings as requested by its chair, and report directly and exclusively to the CMDC on matters relating to compensation for the NEOs. In 2024, WTW provided the following services to the CMDC:
•reviewed and provided guidance on compensation plan design;
•reviewed the composition of our compensation peer group;
•conducted an analysis of our compensation for the CEO and the other NEOs, and assessed how target and actual compensation aligned with our philosophy and objectives as well as executive compensation paid by our compensation peer group; and
•provided market data, historical compensation information, internal equity comparisons, share usage and dilution data, competitive practice information, and recommendations regarding compensation trends, compensation strategy and our proxy statement.
In addition, WTW analyzed and benchmarked non-employee director compensation at the request of the NCG Committee, the independent committee responsible for non-employee director compensation.
In addition to the executive compensation services provided to the CMDC, and the director compensation services provided to the NCG Committee, specialized teams at WTW and affiliates provided certain services to the Company in 2024 at the request of management consisting of (i) pension valuation and other services for broad-based defined benefit plans that we sponsor; (ii) total rewards consulting services, including advice in connection with union

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negotiations, annuity purchases and analysis for M&A activity; (iii) non-customized executive and non-executive compensation survey data; and (iv) insurance procurement services for directors’ and officers’ and other specialized insurance coverages. In fiscal 2024, the Company paid approximately $213,000 to WTW for its executive and director compensation services to the CMDC and the NCG Committee and approximately $4,973,000 to WTW for its other services to the Company.
The CMDC believes that, given the nature and scope of these services, the provision of these additional services did not raise any conflict of interest pursuant to applicable SEC and NYSE rules and did not impair WTW’s ability to provide independent advice to the CMDC concerning executive compensation matters and concluded that no conflicts of interest existed.
Role of Management
The CMDC regularly meets with the CEO and the Senior Vice President and Chief Human Resources Officer (CHRO) to receive reports and recommendations regarding the compensation of our NEOs other than the CEO. The CEO submits recommendations, as appropriate, to the CMDC on the base salary, target annual incentive plan award levels, and target levels of long-term incentive plan compensation to be offered to each NEO (other than the CEO). Recommendations are developed in consultation with the CHRO (other than for the CEO), are reviewed by the CMDC’s independent compensation consultant, and are accompanied by peer company and general market data prepared by such consultant. In addition, the CEO makes recommendations to the CMDC on the individual performance modifiers applied to the other NEOs’ payouts under the annual incentive plan awards as described above. Although the CMDC considers the CEO’s recommendations and discusses the CEO’s performance with the other independent Board members, the final decisions regarding base salary, annual incentive plan and long-term incentive plan opportunities and individual performance modifiers are made by the CMDC. The CEO does not make any recommendations to the CMDC regarding the CEO’s compensation.
Additional Information Regarding Executive Compensation
Other Compensation Elements
Consistent with providing a competitive total pay program to attract and retain highly qualified personnel, our NEOs receive or have access to the following benefits. We believe all of these plans have proven useful and, in many cases, necessary for recruiting and retention purposes.
Executive Benefits and Perquisites
Our NEOs receive health and welfare benefits, such as group medical, life and long-term disability insurance coverage, under plans generally available to all other salaried employees in the country where they are based. Consistent with our pay-for-performance philosophy, we provide our NEOs with limited perquisites and executive fringe benefits. We provide limited reimbursement (up to $10,000 annually with no tax gross-up) for financial planning services. For NEOs who we ask to serve on assignments outside of their home country, we provide benefits under our expatriate assignment program to help offset the additional costs of the assignment, including relocation expenses, travel, housing, car and educational allowances, cost of living differentials, tax preparation expenses, and certain related tax equalization and tax gross-up payments. For NEOs who we ask to relocate upon joining or being promoted within the company, we provide benefits under our relocation program to help offset the additional costs of the relocation, including the shipment of household goods, travel, temporary housing, and other allowances, home sale assistance, and certain related tax gross-up payments. While Company-chartered aircraft are generally used for Company business only, we maintain an Aircraft Use Policy that authorizes personal use in certain circumstances, the incremental costs of which we report as compensation to NEOs in accordance with SEC rules.

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The benefits described above are also described in the notes to the “2024 Summary Compensation Table”, to the extent applicable in 2024. The CMDC reviews these arrangements regularly to assure they continue to fulfill business needs.
Retirement
Our NEOs participate in our various employee benefit plans designed to provide retirement income. Our qualified and non-qualified pension plans provide a retirement income base for eligible and participating employees, and our qualified and non-qualified 401(k) and supplemental savings and retirement plans permit additional retirement savings. To encourage retirement savings under the qualified and nonqualified 401(k) plans, we provide an employer matching contribution. We limit eligible compensation for employer contributions under the qualified and non-qualified 401(k) plans to annual base salary for our NEOs. As a result, the CMDC’s decisions to grant incentive awards (whether cash or equity) do not create any additional retirement benefits under these plans for our NEOs. Our U.S. defined benefit pension plan, the Celanese Americas Retirement Pension Plan, was frozen as of the end of 2013. Messrs. Richardson, Kyrish and Kelly, who were employed by us before the freeze date, participate in the plan. For more information about these plans and NEO participation in them, see “2024 Summary Compensation Table”, “2024 Pension Benefits Table” and “2024 Nonqualified Deferred Compensation Table”.
Severance Plan
In order to offer a competitive benefit that allows for consistent administration without negotiations of special payments, we have a Designated Roles Member Severance Benefits Plan (“Severance Plan”), formerly known as the Executive Severance Benefits Plan, for our NEOs. The Severance Plan provides cash payments upon involuntary termination without cause (as defined in the Severance Plan), but is not available in the event of a change in control to individuals who have a change in control agreement as described below. See “Potential Payments Upon Termination or Change In Control” for additional information.
Effective January 1, 2025, the CMDC approved changes to the Severance Plan to, among other things, reduce the severance benefit thereunder from 150% of base salary and target bonus to 100% of base salary and target bonus (or from 200% to 150% in the case of the CEO) for all of our executive officers, including our active NEOs.
Change in Control Agreements
We have change in control agreements with each of our NEOs to ensure that management will objectively consider potential transactions that may benefit shareholders without regard to any potential impact on their continued employment. The change in control agreements provide for a cash payment to be made following a termination of employment by the Company without cause or by the NEO with good reason (as defined in the agreements) within two years following a change in control. See “Potential Payments Upon Termination or Change In Control” for additional information.
In approving the form of change in control agreement, the CMDC considered the prevalence and terms of such agreements at the companies in our compensation peer group based on data collected for the Company by the CMDC’s independent compensation consultant at the time. The CMDC also determined that the uniform non-compete and non-solicit clauses contained in such agreements provide a significant benefit to the Company. None of the change in control agreements in effect with our NEOs contains a tax gross-up.
No Employment Agreements
We do not have any employment agreements with any of our NEOs. All of our currently employed NEOs are “at will” employees. For a description of our recent separation agreements with Ms. Ryerkerk and Mr. Kelly, please refer to “Potential Payments Upon Termination or Change In Control — Post-Termination Table — Ms. Ryerkerk's Separation Agreement” and “Potential Payments Upon Termination or Change In Control — Post-Termination Table — Mr. Kelly's Separation Agreement.”
Executive Stock Ownership Requirements

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The CMDC has adopted stock ownership guidelines for our NEOs, as shown in the table below. The types of securities that count toward required share ownership include only (i) shares of Common Stock owned outright, whether individually or through beneficial ownership in a trust or partnership, (ii) shares of Common Stock or share equivalents held in a Company-sponsored deferred compensation or retirement plan, and (iii) 60% of unvested time-based RSUs that will vest within one year of the measurement date. Unvested PRSUs and unexercised stock options do not count toward required share ownership. Each NEO has five years from the date of hire or promotion to achieve the required ownership level. Failure to meet stock ownership requirements, or failure to make a meaningful effort to do so, may result in the NEO not receiving future base salary increases or long-term incentive awards, and may also make the NEO ineligible for promotion.
The following table sets forth the ownership requirement (expressed as a multiple of base salary) for each of our NEOs. As of December 31, 2024, with reference to base salary as of the end of 2024, and — whether using a reference stock price of $113.16, the weighted average of 2024 share trading prices, or $69.21, the closing stock price on December 31, 2024, all NEOs were in compliance with our current ownership guidelines or were on track for compliance by the applicable deadline based on their respective hire or promotion dates.

Named Executive Officer	Minimum Required Ownership	Compliance Status (1)
Lori J. Ryerkerk	6 times base salary	In compliance
Scott A. Richardson	4 times base salary	In compliance
Chuck B. Kyrish	4 times base salary	On track
Tom F. Kelly	4 times base salary	In compliance
Mark C. Murray	4 times base salary	On track
(1) Calculated using $113.16, the weighted average share trading price in 2024, and base salary as of the end of 2024. Compliance statuses shown are as of December 31, 2024, and thus do not reflect the transitions of Ms. Ryerkerk, Mr. Richardson or Mr. Kelly.

Executive Compensation Clawback Policies
In order to further align management’s interests with the interests of shareholders and support good governance practices, the CMDC maintains robust clawback policies (also known as recoupment policies) applicable to bonuses paid out under our annual incentive plan and to all long-term incentive plan awards.
Our clawback policy with respect to financial restatements requires recoupment or cancellation of incentive-based compensation (defined consistently with SEC Rule 10D-1 and associated NYSE listing requirements) from SEC Section 16 officers, and allows recoupment or cancellation of such compensation from other incentive plan participants, in each case in the event of a financial restatement, including for specified periods following termination of employment with us, all in accordance with SEC Rule 10D-1 and associated NYSE listing requirements.
Our separate clawback policy with respect to detrimental conduct or the violation of restrictive covenants allows recoupment or cancellation of an award (including both time-based and performance-based equity awards) in the case of (i) an act or omission constituting a violation of the Company’s business conduct policy or other policy causing material financial harm to the Company, (ii) fraud or ethical misconduct contributing to the need for a financial restatement, (iii) an act for which the employee or the Company could be held civilly or criminally liable, or (iv) violations of restrictive covenants relating to (a) disclosing confidential or proprietary information, (b) competing with us, (c) soliciting or hiring employees or certain former employees, and (d) soliciting any consultants of ours to cease working with us, in each case, for a specified period following the termination of the award recipient’s employment with us for any reason.
In addition, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and Chief Financial Officer will be required to reimburse us for any bonus or other incentive-based or equity-

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based compensation received during the 12 months following the first public issuance of the non-complying document, and any profits realized from the sale of securities of the Company during those 12 months.
Policies and Practices Related to the Grant of Equity Awards
At each February meeting, it is the CMDC’s long-standing practice to approve the granting of annual equity awards for the then-current fiscal year, with the grant date generally being the third trading day after the release of the Company’s annual report on Form 10-K. Other than grants made in connection with hiring, promotions, or to replace certain new hire grants once they vest and/or are exercised, equity awards are granted to NEOs at the same time that equity awards are granted to all other employees who are eligible for such awards. The Company may change these practices in the future. Options are granted with an exercise price equal to the average of the high and low trading prices of our Common Stock on the grant date. In 2024, the CMDC did not take into account material nonpublic information when determining the timing and terms of equity awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. See “Certain Equity Award Grants” for additional information.
Compensation Risk Assessment
It is our policy to regularly monitor our compensation policies and practices to determine whether our risk management objectives are being met and to adjust those policies and practices to address any incentives that have the potential to encourage risks that are reasonably likely to have a material adverse effect on us and any changes in our risk profile. With respect to the compensation of our executives, the CMDC, with the input of its independent compensation consultant and management, takes into consideration whether any such programs may incentivize excessive risk taking. As part of these considerations and consistent with its compensation philosophy, our compensation program, particularly our annual and long-term incentive plans, are designed to provide incentives for the executives to achieve our objectives without encouraging excessive risk-taking because:
•our incentive programs utilize a mix of short-term and long-term performance measures, which provide executives with short-term incentive to improve our results while also providing a significant incentive to maintain those results for the long-term;
•a significant portion of our NEOs’ incentive compensation consists of long-term incentive or other equity-based compensation, which, when coupled with our stock ownership guidelines, encourages long-term equity ownership of our Common Stock by the executives, aligning their interests with those of our shareholders;
•the financial metrics utilized under each of the programs are designed to reflect measures of shareholder value over various time horizons that the CMDC believes will create long-term shareholder value;
•various non-financial metrics related to achievement of environmental, health, safety and quality goals, as well as the achievement of individual objectives for all NEOs other than the CEO are used as part of the process of determining compensation;
•in determining the exact mix of compensation from year to year, the CMDC intends to grant awards that provide an appropriate level of “market risk” that do not encourage excessive risk taking;
•compensation payment opportunities that may be excessive are avoided due to the limits placed on the amount of incentive payments that may be earned as well as the selection of performance goals that are expected to be challenging to achieve at superior levels; and
•we have recovery policies (“clawbacks”) applicable to long- and short-term incentive compensation that permit (or in some cases require) the Company to cancel awards and recoup certain gains in the event of financial restatements or certain conduct detrimental to the Company.

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With respect to the compensation of employees other than the NEOs, the CMDC has reviewed our compensation policies and practices to determine whether those policies and practices encourage excessive or inappropriate risk. Our compensation programs for employees other than the NEOs are designed to incentivize employees to demonstrate the willingness to make decisions that benefit the Company as a whole, while accepting personal accountability and avoiding unnecessary risk.
Compensation and Management Development Committee Report
The Compensation and Management Development Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and the Committee’s independent compensation consultant and, based on its review and discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and this Proxy Statement. This report was submitted by the CMDC as of February 12, 2025:

Ganesh Moorthy, Chair
Edward G. Galante
Kathryn M. Hill
Michael Koenig
Kim K.W. Rucker
This Compensation and Management Development Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the compensation and management development committee report by reference therein.

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Compensation Tables
2024 Summary Compensation Table
The following table summarizes all compensation for the fiscal years ended December 31, 2024, 2023 and 2022 awarded to, earned by, or paid to each of the NEOs:

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(2)		Non- Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)	(j)
Lori J. Ryerkerk Former Chair, Chief Executive Officer and President	2024	1,326,996	—	7,087,456	(6)	3,037,467	(7)	1,198,277	—	145,750	12,795,946
	2023	1,294,178	—	6,649,930	(6)	2,849,970	(7)	2,036,518	—	142,366	12,972,962
	2022	1,260,577	—	7,999,809		—		1,594,566	—	112,831	10,967,783

Scott A. Richardson Chief Executive Officer and President, Former Executive Vice President and Chief Operating Officer	2024	800,000	—	2,449,936	(6)	1,049,953	(7)	481,600	5,000	99,142	4,885,631
	2023	714,534	—	1,889,911	(6)	809,992	(7)	749,326	5,000	88,608	4,257,371
	2022	678,300	—	1,999,756		—		686,412	—	87,938	3,452,406

Chuck B. Kyrish Senior Vice President and Chief Financial Officer	2024	651,237	—	1,049,864	(6)	449,972	(7)	352,840	5,000	71,500	2,580,413
	2023	413,000	—	227,429	(6)	97,481	(7)	270,636	5,000	45,439	1,058,985

Thomas F. Kelly Former Senior Vice President, Engineered Materials	2024	700,000	—	1,189,856	(6)	509,976	(7)	337,120	—	87,000	2,823,952
	2023	673,219	—	1,189,888	(6)	509,985	(7)	605,358	1,000	84,081	3,063,531
	2022	581,135	200,000	1,299,763		—		551,331	1,000	63,925	2,697,154

Mark C. Murray Senior Vice President, Acetyls	2024	560,840	—	1,049,864	(6)	449,972	(7)	253,219	—	61,600	2,375,495
	2023	509,247	—	682,403	(6)	292,480	(7)	429,295	—	56,058	1,969,483

(1)Effective January 1, 2025, Mr. Richardson was appointed Chief Executive Officer and President. As previously announced, Ms. Ryerkerk was terminated without cause, effective as of the end of the day on December 31, 2024. Additionally, as previously announced, Mr. Kelly ceased to serve as Senior Vice President, Engineered Materials on January 31, 2025 and was terminated without cause on March 10, 2025, and Todd F. Elliott was appointed as Senior Vice President, Engineered Materials, effective as of February 3, 2025. Information is not provided for years prior to 2023 for Mr. Murray and Mr. Kyrish, because such individuals were not named executive officers prior to such year.
(2)Represents the grant date fair value of long-term incentive (equity) awards granted in the year indicated under our 2018 GIP computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The method and assumptions used to calculate such value are set forth in notes 6 and 7 below and additional information is set forth in the “2024 Grants of Plan-Based Awards Table” on a grant-by-grant basis.
(3)For 2024, represents Annual Incentive Plan award cash payouts with respect to 2024 performance. Further information about the Annual Incentive Plan is set forth in “Compensation Discussion and Analysis — Compensation Decisions — Annual Incentive Plan Awards" and the “2024 Grants of Plan-Based Awards Table”.

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(4)Consists entirely of the respective aggregate change in the actuarial present value of each individual’s pension benefits based on a discount rate of 5.56% for 2024. The values shown assume retirement from the Celanese Americas Retirement Pension Plan (“CARPP”) and the Celanese Americas Supplemental Retirement Savings Plan (“CASRSP”) (as applicable) for Messrs. Richardson, Kyrish and Kelly at age 65 with a life only benefit under the CARPP and the CASRSP, as applicable. See “2024 Pension Benefits Table” and accompanying text.
(5)The amounts reported in this column with respect to fiscal 2024 consist of the following:
(a) Aggregate Company contributions, including matching and retirement contributions made for 2024, under the Company’s tax-qualified and non-qualified defined-contribution retirement plans, including the Celanese Americas Retirement Savings Plan (“CARSP”), a tax-qualified, defined contribution (401(k)) plan, and the CASRSP, an unfunded, non-qualified defined contribution plan: Ms. Ryerkerk, $145,750, Mr. Richardson, $89,142, Mr. Kyrish $71,500, Mr. Kelly $77,000, and Mr. Murray $61,600.
The CARSP is available to substantially all of our U.S. employees, including all the NEOs based in the U.S. The plan is subject to the provisions of ERISA. Each eligible participant is entitled to a 6% match of his or her pre-tax and after-tax contributions to the CARSP and an allocation of 5% of his or her salary up to the Code Section 401(a)(17) limit ($345,000 in 2024) in lieu of the former pension plan contribution under the Celanese Americas Retirement Pension Plan (“Retirement Contributions”). The amount contributed to the plan by or on behalf of a participant is limited by Code Section 415 and is credited with earnings based on the earnings rate of an investment fund maintained for investments under the CARSP chosen by the participant.
Each of the NEOs is entitled to an allocation under the CASRSP equal to (a) Retirement Contributions limited by Code Section 415 and not contributed to the CARSP, and (b) 6% of his or her salary in excess of the compensation limits under the CARSP (“Excess Earnings Contributions”). The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of an investment fund maintained for investments under the CARSP which is currently the 1-3 year Government/Credit Bond Index Fund. Additional information about the CASRSP is set forth in the “2024 Nonqualified Deferred Compensation Table” and accompanying text.
(b) The Company provides reimbursement of up to $10,000 annually (with no tax gross-up) for personal financial planning and wealth management services to the NEOs.
From time to time, our NEOs travel for business purposes on Company-provided aircraft for security and safety reasons and to maximize the efficiency of their travel and availability for Company business.
Perquisites and personal benefits were excluded for all of the NEOs to the extent that the total value of all perquisites and personal benefits for an NEO was less than $10,000. In addition, the table does not include any amounts for personal benefits provided to any of the NEOs for which we believe there is no aggregate incremental cost to us.
No tax gross-ups were paid to any NEO during 2024.

(6)The stock awards for 2024 consisted of annual equity awards of PRSUs under the 2024 long-term incentive plan (LTIP).
The per-unit fair value of the 2024 PRSUs was calculated to be $152.00, as determined using a Monte Carlo simulation model with reference to the date of grant, discounted for lack of dividend participation and for implications of the potential application of the TSR modifier feature, and adjusted for a performance premium. Payout of such PRSUs can range from a minimum of 0% to a maximum of 200% of target. The target potential values of the award of PRSUs for the NEOs granted in 2024 using the fair value discussed above, and the maximum potential values of the PRSUs for the NEOs granted in 2024 using the closing stock price on the date of grant, assuming performance at the target and maximum levels of performance conditions, respectively, are set forth below. Actual performance, and the stock price at the eventual payout dates, is uncertain.

	2024 Annual PRSU Awards
Name	Target Number of PRSUs	Value at Target Performance	Maximum Number of PRSUs	Value at Highest Performance
Lori J. Ryerkerk	46,628	$7,087,456	93,256	$13,934,312
Scott A. Richardson	16,118	$2,449,936	32,236	$4,816,703
Chuck B. Kyrish	6,907	$1,049,864	13,814	$2,064,088
Thomas F. Kelly	7,828	$1,189,856	15,656	$2,339,320
Mark C. Murray	6,907	$1,049,864	13,814	$2,064,088

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(7)The fair value of the stock options granted to our NEOs under the 2024 LTIP as part of the annual award was calculated to be $51.11 per stock option. The fair value of each stock option granted is estimated on the grant date using the Black-Scholes option pricing method. Stock option awards are granted with an exercise price equal to the average of the high and low price of the Company's Common Stock on the grant date. The expense related to the Company's stock option awards is recognized over the vesting period of the respective grant on a straight-line basis. Stock options issued under the 2024 LTIP have a contractual term of ten years and vest in three annual installments. The Company recognizes forfeitures as they occur. The assumptions used in the Company’s Black-Scholes option pricing model for stock options include expected volatility, expected life, risk-free interest rate, and expected dividends. The computation of the expected volatility assumption used in the Black-Scholes calculation for new grants is based on the historical volatility of the price of the Company’s Common Stock for periods commensurate with the expected life. When establishing the expected life assumptions, as the Company does not have sufficient historical exercise or post-vest cancellation activity, the expected life of stock options is determined using the “simplified” method, as prescribed in the SEC’s Staff Accounting Bulletin No. 107, whereby the expected life equals the arithmetic average of the vesting term and the original contractual term of the stock option. The risk-free interest rate is determined by converting the semi-annual zero-coupon U.S. Treasury rates as of the grant date to continuously compounded rates. The continuously compounded risk-free rate is then selected that is commensurate with the expected life. The dividend yield is based on the quotient of the Company’s latest quarterly dividend annualized and the grant price of the Company’s Common Stock.

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2024 Grants of Plan-Based Awards Table
The following table summarizes incentive awards and other plan-based awards granted to each of the NEOs during the fiscal year ended December 31, 2024:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards		Grant Date Fair Value of Stock and Option Awards ($)
								Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres-hold (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)		(l)
Lori J. Ryerkerk
AIP(1)	N/A	995,247	1,990,494	3,980,988	—	—	—	—	—	—
PRSUs(2)	2/28/24	—	—	—	23,314	46,628	93,256	—	—	7,087,456
Stock Options(2)	2/28/24	—	—	—	—	—	—	59,430	149.09	3,037,467
Scott A. Richardson
AIP(1)	N/A	400,000	800,000	2,400,000	—	—	—	—	—	—
PRSUs(2)	2/28/24	—	—	—	8,059	16,118	32,236	—	—	2,449,936
Stock Options(2)	2/28/24	—	—	—	—	—	—	20,543	149.09	1,049,953
Chuck B. Kyrish
AIP(1)	N/A	293,057	586,114	1,758,341	—	—	—	—	—	—
PRSUs(2)	2/28/24	—	—	—	3,454	6,907	13,814	—	—	1,049,864
Stock Options(2)	2/28/24	—	—	—	—	—	—	8,804	149.09	449,972
Thomas F. Kelly
AIP(1)	N/A	280,000	560,000	1,680,000	—	—	—	—	—	—
PRSUs(2)	2/28/24	—	—	—	3,914	7,828	15,656	—	—	1,189,856
Stock Options(2)	2/28/24	—	—	—	—	—	—	9,978	149.09	509,976
Mark C. Murray
AIP(1)	N/A	210,315	420,630	1,261,889	—	—	—	—	—	—
PRSUs(2)	2/28/24	—	—	—	3,454	6,907	13,814	—	—	1,049,864
Stock Options(2)	2/28/24	—	—	—	—	—	—	8,804	149.09	449,972
(1)2024 Annual Incentive Plan. For purposes of this table, (i) the “threshold” bonus amount is calculated based on all performance measures being achieved at the plan threshold levels (50% of target bonus); (ii) the “target” bonus amount is calculated based on all performance measures being achieved at the plan target levels (100% of target bonus); (iii) the “maximum” bonus amount is calculated based on all performance measures being achieved at the plan superior levels (200% of target bonus); and (iv) the individual performance modifier (0-150%) for each NEO (other than our CEO) being equal to 100% in the “threshold” and “target” scenarios and 150% in the “maximum” scenarios, in each case with respect to the executive’s eligible earnings for 2024 as set forth in the “Salary” column in the “2024 Summary Compensation Table”. Annual Incentive Plan awards are capped at 200% of target for NEOs. See “Compensation Discussion and Analysis — Compensation Decisions — Annual Incentive Plan Awards” for additional information.

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(2)2024 LTIP. The 2024 LTIP was comprised of 70% PRSUs and 30% time-based stock options. The PRSUs were awarded under the 2018 GIP and vest, if at all, in full on February 15, 2027, subject to the Company’s achievement of Adjusted EPS and Return on Capital Employed goals during fiscal years 2024-2026. See “Compensation Decisions — Long-Term Incentive Compensation” and “Exhibit A” for more information about these awards and performance measures. The time-based stock options were awarded under the 2018 GIP and vested 33% on February 15, 2025 and will vest 33% on February 15, 2026 and 34% on February 15, 2027. Stock option awards are granted with an exercise price equal to the average of the high and low price of the Company's Common Stock on the grant date.

Outstanding Equity Awards at Fiscal 2024 Year-End Table
The following table summarizes outstanding equity awards held by each of the NEOs as of December 31, 2024, including the vesting dates for the portions of these awards that have not yet vested:

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer-cisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
(a)		(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Lori J. Ryerkerk(10)
	2/9/22	—	—		—	—	5,268	(5)	364,598	9,587	(6)	663,516
	2/28/23	—	—		—	—	—		—	35,425	(7)	2,451,764
	2/28/23	25,866	52,516	(3)	116.93	12/31/31	—		—	—		—
	2/28/24	—	—		—	—	—		—	13,863	(8)	959,458
	2/28/24	—	59,430	(4)	149.09	12/31/31	—		—	—		—
Scott A. Richardson
	2/9/22	—	—		—	—	1,317	(5)	91,150	2,534	(6)	175,378
	2/28/23	—	—		—	—	—		—	16,196	(7)	1,120,925
	2/28/23	7,351	14,926	(3)	116.93	2/27/33	—		—	—		—
	2/28/24	—	—		—	—	—		—	16,118	(8)	1,115,527
	2/28/24	—	20,543	(4)	149.09	2/27/34	—		—	—		—
Chuck B. Kyrish
	2/9/22	—	—		—	—	214	(5)	14,811	412	(6)	28,515
	2/28/23	—	—		—	—	—		—	1,949	(7)	134,890
	2/28/23	884	1,797	(3)	116.93	2/27/33	—		—	—		—
	2/28/24	—	—		—	—	—		—	6,907	(8)	478,033
	2/28/24	—	8,804	(4)	149.09	2/27/34	—		—	—		—

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Thomas F. Kelly
2/9/22	—	—		—	—	857	(5)	59,313	1,647	(6)	113,989
2/28/23	—	—		—	—	—		—	10,197	(7)	705,734
2/28/23	4,628	9,398	(3)	116.93	2/27/33	—		—	—		—
2/28/24	—	—		—	—	—		—	7,828	(8)	541,776
2/28/24	—	9,978	(4)	149.09	2/27/34	—		—	—		—
Mark C. Murray(11)
7/13/22	—	—		—	—	2,419	(9)	167,419	871	(6)	60,282
2/28/23	—	—		—	—	—		—	5,848	(7)	404,740
2/28/23	2,654	5,390	(3)	116.93	2/27/33	—		—	—		—
2/28/24	—	—		—	—	—		—	6,907	(8)	478,033
2/28/24	—	8,804	(4)	149.09	2/27/34	—		—	—		—
(1)Vesting treatment upon termination of employment is described under “Potential Payments Upon Termination or Change in Control — Long-Term Incentive Awards”.
(2)For PRSUs, the market or payout value has been computed based on the number of units set forth in the preceding column for the 2022, 2023 and 2024 PRSUs, multiplied by the closing stock price of $69.21 on December 31, 2024. 2022 PRSUs are disclosed based on actual performance, and the actual performance and payout value for 2023 and 2024 PRSUs may vary. For time-based RSUs, the market value has been computed based on the number of unvested RSUs outstanding at the close of business on December 31, 2024 multiplied by the closing stock price on December 31, 2024. Actual payout values may vary.
(3)Represents stock options granted in February 2023 under our 2023 LTIP. These stock options vested 33% on on each of February 15, 2024 and February 15, 2025 and will vest 34% on February 15, 2026.
(4)Represents stock options granted in February 2024 under our 2024 LTIP. These stock options vested 33% on February 15, 2025 and will vest 33% on February 15, 2026 and 34% on February 15, 2027.
(5)Represents RSUs granted in February 2022 under our 2022 LTIP. These RSUs vested 33% on each of February 15, 2023 and 2024, and 34% on February 15, 2025.
(6)Represents PRSUs granted under our 2022 LTIP, adjusted for actual performance at 28.8% of target. These PRSUs vested in full on February 15, 2025.
(7)Represents PRSUs granted under our 2023 LTIP. These PRSUs vest in full on February 15, 2026 subject to adjustment (0-200% of targeted amount shown) based on Company performance in 2023-2025 against pre-established performance measures.
(8)Represents PRSUs granted under our 2024 LTIP. These PRSUs vest in full on February 15, 2027 subject to adjustment (0-200% of targeted amount shown) based on Company performance in 2024-2026 against pre-established performance measures.
(9)Represents RSUs granted in July 2022 under our 2022 LTIP. These RSUs vested 33% on each of July 13, 2023 and July 13, 2024 and will vest 34% on July 13, 2025.
(10)Pursuant to the retirement provisions of her award agreements, upon her termination of employment on December 31, 2024, Ms. Ryerkerk’s outstanding stock options remained outstanding and eligible to become exercisable on their original vesting schedules, outstanding RSUs remained outstanding and eligible to vest on the originally applicable vesting schedule, and a pro-rata portion of her outstanding PRSUs remained outstanding and eligible to vest based on attainment of the applicable performance goals over the relevant performance periods. Her outstanding PRSUs and PRSUs granted in 2022 vested on February 15, 2025, with PRSUs vesting based on actual performance. Please see “Potential Payments on Termination or Change in Control — Post-Termination Table — Ms. Ryerkerk's Separation Agreement.”
(11)Pursuant to the termination provisions of his award agreements, upon his termination, in March 2025 Mr. Kelly’s outstanding stock options vested on a pro-rated basis and a pro-rata portion of his outstanding PRSUs remained outstanding and eligible to vest based on attainment of the applicable performance goals over the relevant performance periods. Please see “Potential Payments on Termination or Change in Control — Post-Termination Table — Mr. Kelly's Separation Agreement.”

For additional information, see “2024 Compensation Decisions — Long-Term Incentive Compensation” above.

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2024 Option Exercises and Stock Vested Table
The following table summarizes the vesting of stock awards of each NEO during the fiscal year ended December 31, 2024. No NEOs exercised any stock options during fiscal 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Lori J. Ryerkerk	—	—	70,497	10,632,358
Scott A. Richardson	—	—	23,200	3,499,024
Chuck B. Kyrish	—	—	3,915	590,460
Thomas F. Kelly	—	—	14,965	2,257,021
Mark C. Murray	—	—	2,348	334,352
(1)Gross shares acquired (includes shares withheld to cover taxes).
(2)Value realized reflects the number of shares vested multiplied by the average of the high and low market price of our Common Stock as reported by the NYSE on the applicable vesting date.
2024 Pension Benefits Table
The following table summarizes the present value of the accumulated retirement benefits of each NEO as of the end of the fiscal year ended December 31, 2024:

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Lori J. Ryerkerk	CARPP	—	—	—
Scott A. Richardson	CARPP	8.7500	102,000	—
Chuck B. Kyrish	CARPP	7.5833	103,000	—
Thomas F. Kelly	CARPP	1.3333	19,000	—
Mark C. Murray	CARPP	—	—	—
(1)     As noted below, the CARPP has been frozen, meaning that benefits (other than earnings) are no longer accrued for compensation or service after the plan freeze date.
(2)     Accrued benefits under the CARPP for Messrs. Richardson, Kyrish and Kelly were frozen as of December 31, 2013, and the credited service reflects their years of service prior to that date.
(3)     The present value amounts shown in the table above are the amount needed as of December 31, 2024 that, with interest, would provide the NEO’s future retirement benefit. Retirement is assumed to occur at age 65 and participants receive their cash balance benefit as a lump sum.

CARPP. The Celanese Americas Retirement Pension Plan (“CARPP”) is a tax-qualified, defined benefit pension plan sponsored by Celanese Americas. This plan covers substantially all of our U.S. employees who were hired prior to the plan’s 2013 freeze date. The plan is subject to the provisions of ERISA. Mr. Richardson, Mr. Kyrish and Mr. Kelly participated in this plan in 2024.

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Effective January 1, 2001, the plan began providing benefits for covered employees hired after December 31, 2000, based on a different benefit formula (“Cash Balance Plan”). The Cash Balance Plan provides that for each plan year that employees work as defined, we credit 5% of the employee’s annual pensionable earnings (up to Internal Revenue Code limits) to a hypothetical plan account that has been established for each employee, and credit that account with interest. For a given year, the plan’s interest rate is the annual rate of interest on 30-year United States Treasury Securities for the August before the first day of that year. Employees vest in their accrued benefit after completing three years of service with us. If employees are vested when they leave the Company, they have the option to take their account balance with them, either in a lump-sum payment or as an annuity. Employees also have the choice to leave their account balance in the plan until the normal retirement age of 65. The amount of benefit depends on the employee’s pay and any interest earned on the Company contributions. Once vested, survivor benefits are applicable to married participants.
In connection with amendments to the CARPP in 2013, accrued benefits under the CARPP were frozen as of December 31, 2013, no further contributions will be made to the CARPP other than interest credits for the cash balance participants (Mr. Richardson, Mr. Kyrish and Mr. Kelly), and future pension-related contributions (“Retirement Contributions”) will be made to the CARSP or the CASRSP, depending on the level of eligible earnings of the participant.
2024 Nonqualified Deferred Compensation Table
The following table contains certain information concerning benefits under nonqualified deferred compensation plans and similar plans for the fiscal year ended December 31, 2024:

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Lori J. Ryerkerk	CASRSP	—	107,800	27,597	—	404,532
	2008 Deferred Plan	—	—	123,322	—	841,924
Scott A. Richardson	CASRSP	—	51,192	45,151	—	409,722
Chuck B. Kyrish	CASRSP	—	41,985	11,045	—	90,322
Thomas F. Kelly	CASRSP	—	41,900	14,144	—	172,891
	2008 Deferred Plan	70,000	—	2,167	—	72,168
Mark C. Murray	CASRSP	—	39,369	1,770	—	22,970
(1)Amounts in this column for the CASRSP represent Company contributions credited under the plan for 2024, which amounts are also included as All Other Compensation in the “2024 Summary Compensation Table.”
(2)Amounts in this column for the CASRSP represent earnings during 2024 under such plans. None of the amounts in this column were reported as compensation in the “2024 Summary Compensation Table.”
(3)Amounts in this column do not include contributions credited for 2024 (column (d)) but not yet deposited into the participant’s account. The following amounts for each NEO were previously reported as compensation to the NEO in the Summary Compensation Table for previous years: Ms. Ryerkerk, $365,350 (for the CASRSP) and $645,750 (for the 2008 Deferred Plan); Mr. Richardson, $223,931; Mr. Kelly, $133,822; Mr. Kyrish, $20,712; and Mr. Murray, $21,200.
CASRSP. All of our NEOs were eligible in 2024 to participate in the CASRSP, an unfunded, nonqualified defined contribution plan sponsored by Celanese Americas that is available only to persons who have a full year base salary in excess of the Code Section 401(a)(17) limit ($345,000 in 2024) or had their Retirement Contributions limited in the CARSP by Code Section 415. If a person is eligible to participate in the CASRSP because their salary exceeded the Code Section 401(a)(17) limit, such person is entitled to an allocation under this plan equal to 6% of his or her salary in excess of the compensation limits under the CARSP (“Excess Earnings Contributions”). In addition, eligible

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participants are entitled to an allocation under this plan equal to 5% of his or her qualified earnings in excess of the Retirement Contribution made to the CARSP. The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of one of the funds maintained for investments under the CARSP, which is currently the 1-3 year Government/Credit Bond Index Fund. The aggregate annualized rate of return for the credited earnings in 2024 was 5.40%. Beginning in 2015, participants are credited with earnings based on the performance of certain hypothetical investment choices selected by the participant. These investment choices are the same investment choices available under the CARSP (other than the Celanese Stock Fund). Participants may change their investment elections at any time under the same rules that apply under the CARSP. Distributions under the CASRSP are in the form of a lump sum payment which is paid as soon as administratively practicable after termination of employment for most participants. Distributions to participants who are top 50 key employees of the Company must be delayed six months following termination based on Code Section 409A requirements.
2008 Deferred Plan. Our 2008 Deferred Plan is an unfunded, nonqualified deferred compensation plan that provides certain of our senior employees and directors the opportunity to defer a portion of their compensation in exchange for a future payment amount equal to their deferrals plus or minus certain amounts based on the market performance of specified measurement funds selected by the participant. Ms. Ryerkerk and Mr. Kelly were the only NEOs that made contributions to, or had a balance in, this plan during 2024.

Potential Payments Upon Termination or Change In Control
The particular events that trigger payments to our NEOs upon termination of employment or a change in control are generally defined in our Severance Plan and the individual executives’ change in control agreements, deferred compensation agreements, and PRSU, RSU or stock option award agreements. The CMDC believes that the primary benefits to the Company of employment agreements are the non-competition and non-solicitation provisions found therein. In order to achieve the benefit of these provisions without incurring the generally negative obligations associated with employment agreements, the CMDC offers a more limited change in control agreement to each executive officer. However, the deferred compensation agreements and PRSU, RSU and stock option award agreements are still effective and provide for some potential payments upon termination and change in control as described below.
Severance Plan
Our Designated Roles Member Severance Benefits Plan, formerly known as the Executive Severance Benefits Plan (“Severance Plan”) applies to all our executive officers and other eligible employees. As of December 31, 2024, the Severance Plan provided, upon involuntary termination without cause or termination by the executive for good reason, for the payment of (i) 150% of one year’s base salary for named executive officers (200% for the CEO); (ii) 150% of one year’s annual incentive plan bonus award for named executive officers (200% for the CEO) based on target Company performance and a 1.0 individual modifier; and (iii) a prorated portion of the annual incentive plan award for the year in which the termination occurs based on actual Company performance and a 1.0 individual modifier. The Severance Plan also provides for the payment of premiums for post-termination health insurance coverage (“COBRA premiums”) for a period of one year from the date of termination (eighteen months for the CEO) and out-placement benefits. As a condition to the receipt of any benefits under the Severance Plan, an executive must agree to standard release, non-compete, non-solicitation, and confidentiality provisions. In addition, the Severance Plan provides that the vesting of long-term incentive or other equity awards upon termination without cause will be governed by the terms of the applicable award agreements. Executives who are involuntarily terminated for any other reason (e.g., death, disability, retirement, termination for cause) are not eligible to receive severance benefits under the Severance Plan.
Effective as of January 1, 2025, the CMDC amended the Severance Plan to, among other things, reduce the severance benefit from 150% of base salary and annual incentive plan bonus to 100% of base salary and annual incentive plan

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bonus (or from 200% to 150% in the case of the CEO) for our executive officers, including our then-employed NEOs. Given the timing of her termination, Ms. Ryerkerk was entitled to severance benefits under the previous Severance Plan terms. For more information on Ms. Ryerkerk’s and Mr. Kelly’s Separation Agreements, see “Potential Payments on Termination or Change in Control — Post-Termination Table — Ms. Ryerkerk's Separation Agreement” and “Potential Payments on Termination or Change in Control — Post-Termination Table — Mr. Kelly's Separation Agreement” below.
Change in Control Agreements
We have change in control agreements with each of our actively employed executive officers. The change in control agreements provide for a payment to be made to these officers following a termination of employment by the Company without cause or by the officer with good reason within two years following a change in control or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied. These benefits are in lieu of payments under the Severance Plan. Generally, the change in control agreements provide for each executive officer to receive:
•a lump sum payment equal to up to two times (three times for the CEO) the sum of:
▪the named executive officer’s then current annualized base salary, and
▪the higher of (a) the officer’s target bonus in effect on the last day of the fiscal year that ended immediately prior to the year in which the date of termination occurs, or (b) the average of the cash bonuses paid by the Company to the NEO for the three fiscal years preceding the date of termination;
•a pro rata bonus award under our annual incentive plan award for the year in which the termination occurs based on actual Company performance;
•group health and dental coverage for the NEO and his or her dependents for a period of up to eighteen months following the date of termination; and
•out-placement benefits for up to 12 months at the option of the executive officer.
The change in control agreements do not contain a tax reimbursement provision and require a cutback of benefits to avoid excise taxes if the after-tax benefit to the executive is greater than without the cutback. Each change in control agreement has a two-year term that is automatically renewed for successive two-year terms unless 90 days’ notice of non-renewal is given by either party to the agreement.

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For purposes of the change in control agreements:

“cause” generally means (i) a willful failure to perform one’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company of such failure; (ii) conviction of, or a plea of nolo contendere to, (x) a felony under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude; (iii) willful malfeasance or willful misconduct which is demonstrably injurious to the Company or its Affiliates (as defined); (iv) any act of fraud; (v) any material violation of the Company’s code of conduct; (vi) any material violation of the Company’s policies concerning harassment or discrimination; (vii) conduct that causes material harm to the business reputation of the Company or its Affiliates; or (viii) breach of the confidentiality, non-competition, or non-solicitation provisions of the change in control agreement.

“good reason” generally means (i) a material diminution in base salary or annual bonus opportunity; (ii) a material diminution in authority, duties, or responsibilities (including status, offices, titles and reporting requirements); (iii) a material change in the geographic location; (iv) the failure of the Company to pay compensation or benefits when due, or (v) any other action or inaction that constitutes a material breach by the Company of the change in control agreement.

“change in control” generally means any one of the following events: (a) any person becoming the beneficial owner of thirty percent (30%) or more of Company’s voting securities (other than as a result of certain issuances or open market purchases approved by incumbent directors); (b) the Company’s incumbent directors ceasing to constitute at least a majority of the board of directors; (c) the shareholders of the Company approving a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, or the sale or other disposition of all or substantially all of the Company’s assets, unless immediately following such transaction, (i) all or substantially all of the beneficial owners of the Company’s voting securities prior to such transaction are the beneficial owners of more than 50% of the combined voting power of the securities of the surviving entity in the transaction, (ii) no person is the beneficial owner of 30% or more of the combined voting power of the surviving entity in the transaction and (iii) at least a majority of the members of the board of directors of the surviving entity are incumbent directors; or (d) approval by the Company’s shareholders of a complete liquidation and dissolution of the Company. The preceding was a summary of the definition of a change in control, so please refer to actual text of the definition as set forth in the change in control agreements.

Long-Term Incentive Awards
The award agreements under which our PRSU, RSU and stock option awards were issued describe the circumstances under which the awards will vest (or become non-forfeitable), if earlier than the stated date. The following is a general summary of the provisions applicable to the NEO awards that were unvested at December 31, 2024.
Upon the death or disability of a participant, a prorated portion of the award will generally vest. Upon a termination without cause, a similar prorated portion of the award will generally vest. For time-based RSUs and stock options, a retiring participant is eligible to receive the full award on the original vesting timeline if the participant is at the time of retirement at least 55 years of age and has at least 10 years of service with the Company, subject to provision of a release to the Company and compliance with two-year noncompetition and non-solicitation covenants. For PRSUs, a prorated portion of the award remains outstanding upon retirement based on service over the applicable performance period. PRSUs that vest after retirement remain subject to actual performance results in case of termination without cause or retirement, and are vested at target in case of death or disability. Unvested awards are forfeited upon a termination with cause or voluntary resignation.
In the case of a change in control, all awards are “double trigger” – if a change in control occurs, the award is continued or replaced with an award of comparable value, and the participant is subsequently terminated without cause within two years of the change in control, then the portion of the award that was unvested at the time of termination will be accelerated. If in connection with a change in control the award is not continued or replaced with an award of comparable value, then the unvested portion of the award would be accelerated upon the change in control without requiring termination of employment. PRSUs would vest at the greater of target level or estimated actual performance if otherwise payable upon a change in control.
Under such long-term incentive award agreements, a “change in control” of the Company generally means, in accordance with Treasury Regulation Section 1.409A-3(i)(5), any of the following: (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 30% of the total voting power of the stock of the Company; (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; (iii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross

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fair market value equal to 50% of more of all of the assets of the Company immediately prior to such acquisition or acquisitions; or (iv) certain other business transactions affecting the Company.
Post-Termination Table
The table below shows an estimate of the amount of additional compensation that each of our NEOs would receive in the event of a termination or change in control, taking into consideration the circumstances of the termination and payments that the NEO would be entitled to under the various agreements described above. The amounts shown are generally categorized as follows: voluntary termination or termination for cause; involuntary termination without cause or by the executive for good reason; termination due to death or disability; qualified retirement (if eligible); and change in control (with and without termination). The amounts shown assume that such termination was effective as of December 31, 2024, and with reference to stock values on December 31, 2024. On December 31, 2024, the closing price of our Common Stock was $69.21 per share.
The table below includes additional benefits triggered by a termination and change in control only. Please see the following tables for details of the NEOs’ vested payments and benefits that they would be entitled to receive regardless of the occurrence of a termination or change of control:
•For PRSUs / RSUs / Stock Options – See “Outstanding Equity Awards at Fiscal 2024 Year-End Table”;
•For Pension Benefits – See “2024 Pension Benefits Table”; and
•For Nonqualified Deferred Compensation – See “2024 Nonqualified Deferred Compensation Table”.
The actual amounts that will be paid upon termination can only be determined at the time of the NEO’s termination from the Company. The following table shows the potential payments to our NEOs upon termination or change in control. See below for additional information regarding Ms. Ryerkerk and Mr. Kelly’s separation agreements.

	Termination of Employment					Change in Control
	Voluntarily or for Cause	Involuntarily without Cause	Death	Disability	Retirement	Without Termination	With Termination
Scott A. Richardson
Cash Payments
Severance Payment(1)	$—	$2,881,600	$—	$—	$—	$—	$3,921,272
Equity Value
Stock Options(2)	—	—	—	—	—	—	—
RSUs(3)	—	86,236	86,236	86,236	—	91,150	91,150
PRSUs(4)	—	1,194,426	1,604,426	1,604,426	—	2,845,292	2,845,292
Benefits & Perquisites
Welfare Benefits Continuation(5)	—	27,744	—	—	—	—	41,616
Outplacement Services(6)	—	16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—	—	—	—	—	—
Total	$—	$4,206,206	$1,690,662	$1,690,662	$—	$2,936,442	$6,899,330

Chuck B. Kyrish
Cash Payments
Severance Payment(1)	$—	$2,282,010	$—	$—	$—	$—	$2,652,840
Equity Value
Stock Options(2)	—	—	—	—	—	—	—
RSUs(3)	—	14,050	14,050	14,050	—	14,811	14,811

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	Termination of Employment						Change in Control
	Voluntarily or for Cause	Involuntarily without Cause		Death	Disability	Retirement	Without Termination	With Termination
PRSUs(4)	—	110,874		177,454	177,454	—	711,825	711,825
Benefits & Perquisites
Welfare Benefits Continuation(5)	—	27,744		—	—	—	—	41,616
Outplacement Services(6)	—	16,200		—	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—		—	—	—	—	—
Total	$—	$2,450,878		$191,504	$191,504	$—	$726,636	$3,421,092
Thomas F. Kelly
Cash Payments
Severance Payment(1)	$—	$2,227,120		$—	$—	$—	$—	$3,090,133
Equity Value
Stock Options(2)	—	—		—	—	—	—	—
RSUs(3)	—	56,129		56,129	56,129	—	59,313	59,313
PRSUs(4)	—	707,672		974,200	974,200	—	1,643,253	1,643,253
Benefits & Perquisites
Welfare Benefits Continuation(5)	—	27,744		—	—	—	—	41,616
Outplacement Services(6)	—	16,200		—	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—		—	—	—	—	—
Total	$—	$3,034,865	3034865	$1,030,329	$1,030,329	$—	$1,702,566	$4,834,315
Mark C. Murray
Cash Payments
Severance Payment(1)	$—	$1,739,164		$—	$—	$—	$—	$2,218,219
Equity Value
Stock Options(2)	—	—		—	—	—	—	—
RSUs(3)	—	139,597		139,597	139,597	—	167,419	167,419
PRSUs(4)	—	450,349		590,015	590,015	—	1,091,995	1,091,995
Benefits & Perquisites
Welfare Benefits Continuation(5)	—	27,744		—	—	—	—	41,616
Outplacement Services(6)	—	16,200		—	—	—	—	—
Reduction to Avoid Excise Tax(7)	—	—		—	—	—	—	—
Total	$—	$2,373,054		$729,612	$729,612	$—	$1,259,414	$3,519,249

(1)Reflects amounts that would be payable pursuant to our Executive Severance Benefits Plan and change in control agreements, as applicable as of December 31, 2024, and discussed above.
(2)Stock Options vest in full upon a Change in Control if the award is not continued or replaced with an award of equivalent economic value. The numbers presented in the Change in Control scenarios assume that the awards are not continued or replaced with an award of equivalent economic value. To the extent the awards are continued or replaced with awards of equivalent economic value and the NEO remained employed following a Change in Control, the numbers shown in the Change in Control without termination column would be different.
In the event of other eligible termination events, generally a prorated amount will vest based on the portion of the service period that has lapsed. For stock options, an eligible retiree would receive the full award on the original vesting timeline, subject to provision of a release to the Company and compliance with two-year noncompetition and non-solicitation covenants.

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(3)Time-based RSUs vest in full upon a Change in Control if the award is not continued or replaced with an award of equivalent economic value. The numbers presented in the Change in Control scenarios assume that the awards are not continued or replaced with an award of equivalent economic value. To the extent the awards are continued or replaced with awards of equivalent economic value and the NEO remained employed following a Change in Control, the numbers shown in the Change in Control without termination column would be different.
In the event of other eligible termination events, generally a prorated amount will vest based on the portion of the service period that has lapsed. For time-based RSUs, an eligible retiree would receive the full award on the original vesting timeline, subject to provision of a release to the Company and compliance with two-year noncompetition and non-solicitation covenants.
(4)    Upon a Change in Control, PRSUs vest at the greater of target or estimated actual performance (target performance for 2022, 2023 and 2024 PRSUs has been assumed) if the award is not continued or replaced with an award of equivalent economic value. The numbers presented in the Change in Control scenarios assume that the awards are not continued or replaced with an award of equivalent economic value. To the extent the awards are continued or replaced with awards of equivalent economic value and the NEO remains employed following a Change in Control, the numbers shown in the Change in Control without termination column would be different.
    In the event of death or disability, a prorated amount of the unvested PRSUs would vest based on target performance.
    In the event the NEO is terminated without Cause, a prorated amount of the unvested PRSUs would remain outstanding and eligible to vest based on actual performance.
    In the event the NEO retires, a prorated amount of the unvested PRSUs would vest based on actual performance.
(5)    Represents reimbursement of premiums for 18 months of medical and dental coverage continuation upon a termination in connection with a change in control as applicable, and the payment of COBRA premiums for a period of one year from the date of termination under our Executive Severance Benefits Plan, each based on 2024 rates.
(6)    Upon termination by the Company without cause, each Executive would receive up to $16,200 in outplacement services.
(7)    The CIC Agreements provide for a “best net” feature which would reduce the parachute payments to the safe-harbor limit if it is more financially advantageous to the executive on an after-tax basis (taking into consideration federal, state and local income taxes, and the imposition of the excise tax). In the event it is more advantageous for the executive's payments to be reduced, the Company shall reduce or eliminate the payments by first reducing or eliminating those payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order of when they would have otherwise been paid.
Ms. Ryerkerk’s Separation Agreement. On December 9, 2024, the Board appointed Mr. Richardson as President and Chief Executive Officer, effective as of January 1, 2025, and determined to involuntarily terminate Ms. Ryerkerk, whose departure was effective as of December 31, 2024. The CMDC determined her separation was a termination without cause under the Severance Plan. On December 27, 2024, we entered into an agreement (the “Separation Agreement”) with Ms. Ryerkerk pursuant to which she ceased to serve as President and Chief Executive Officer effective December 31, 2024 and departed the Company on December 31, 2024.
Under the Separation Agreement, subject to her continued compliance with certain restrictive covenants, Ms. Ryerkerk will receive severance benefits in accordance with the terms of the Severance Plan, as then in effect, including a severance payment of $6,750,000 and the 2024 bonus payment set forth in the “Non-Equity Incentive Plan Compensation” column of the “2024 Summary Compensation Table” above. Additionally, her outstanding time-based RSUs and stock options will remain outstanding and eligible to vest on the previously applicable vesting schedule, and a pro-rata portion of her outstanding PRSUs through her last day of service remains outstanding and eligible to vest based on attainment of the applicable performance goals over the relevant performance periods, in each case, in accordance with the retirement vesting provisions of the applicable award agreements (with an estimated aggregate value of approximately $6,361,735 based on our closing stock price on December 9, 2024, the date of the announcement of her departure, and assuming target performance for PRSUs). The Separation Agreement includes a customary waiver and release of claims and confidentiality and non-solicitation covenants in favor of the Company.
Mr. Kelly’s Separation Agreement. On February 6, 2025, we entered into an agreement (the “Kelly Separation Agreement”) with Mr. Kelly pursuant to which he ceased serving as Senior Vice President, Engineered Materials, effective January 31, 2025, and was terminated without cause from the Company on March 10, 2025, following

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Executive Compensation
service in a transition role. The CMDC determined his separation was a termination without cause under the Severance Plan.
Under the Kelly Separation Agreement, Mr. Kelly will receive severance benefits consistent with the terms of the Severance Plan, as amended, including a severance payment of $1,260,000 and the 2024 bonus payment set forth in the “Non-Equity Incentive Plan Compensation” column of the “2024 Summary Compensation Table” above. Additionally, his outstanding time-based RSUs vested on the previously applicable vesting date of February 15, 2025, prior to his termination, a pro-rata portion of his outstanding stock options vested on his separation date, and a pro-rata portion of his outstanding PRSUs through his last day of service remains outstanding and eligible to vest based on attainment of the applicable performance goals over the relevant performance periods, in each case, in accordance with the termination without cause vesting provisions of the award agreements (with an estimated aggregate value of approximately $323,182 based on our closing stock price on January 8, 2025, a trading day approximately one week prior to the announcement of his departure, and assuming target performance for PRSUs). The Kelly Separation Agreement includes a customary waiver and release of claims and confidentiality and non-solicitation covenants in favor of the Company.
Certain Equity Award Grants
Consistent with the CMDC’s usual grant practice, during 2024, the CMDC awarded options to our NEOs on February 28, 2024. This date fell within the period beginning four business days before our filing of a current report on Form 8-K that disclosed material nonpublic information, as the Company filed one current report on Form 8-K on February 28, 2024, and one current report on Form 8-K on February 29, 2024. Pursuant to SEC Rules, we are providing the following information relating to the options awarded to NEOs on February 28, 2024:

Name	Grant Date	Number of Securities Underlying the Award (#)	Exercise price of the award ($/Sh)	Grant Date Fair Value of the Award ($)
Percentage Change in the Closing Market Price of the Securities Underlying the Award between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic
Information(1)

(a)	(b)	(c)	(d)	(e)	(f)
Lori J. Ryerkerk	2/28/2024	59,430	149.09	3,037,467	2%, 3%
Scott A. Richardson	2/28/2024	20,543	149.09	1,049,953	2%, 3%
Chuck B. Kyrish	2/28/2024	8,804	149.09	449,972	2%, 3%
Thomas F. Kelly	2/28/2024	9,978	149.09	509,976	2%, 3%
Mark C. Murray	2/28/2024	8,804	149.09	449,972	2%, 3%
(1)The Company filed one current report on Form 8-K on February 28, 2024, and one current report on Form 8-K on February 29, 2024. The percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information for each of these current reports on Form 8-K was 2% and 3%, respectively.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total

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Executive Compensation
compensation of our median-compensated employee and the annual total compensation of our CEO.
For the year ended December 31, 2024:
•the annual total compensation of our median-compensated employee, was $87,209; and
•the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $12,795,946.
•based on this information, the ratio of the total compensation of our CEO to the annual total compensation of our median-compensated employee was 146.7 to 1.
As permitted under SEC rules, we are electing to use the same median employee identified for our 2023 CEO pay ratio disclosure for the year ended December 31, 2024. Since November 1, 2023, there have been no changes in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure, nor has there been any change in such median employee’s circumstances that we believe would cause such median employee’s compensation to no longer be reflective of our median pay.
We identified our median employee for 2023 using our employee population as of November 1, 2023. To identify our median employee, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•We selected November 1, 2023 as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.
•We determined that, as of November 1, 2023, our employee population for pay ratio disclosure purposes consisted of approximately 12,403 individuals. We did not exclude any employees working outside of the U.S., and we did not use any statistical sampling techniques.
•To identify the median employee from our employee population, we used actual salary payments reflected in our payroll records, which we believe is a reasonable method of identifying the median employee. The substantial majority of our employees do not participate in annual bonus or long-term incentive programs, therefore we believe that excluding those programs from consideration does not meaningfully impact the identification of the median employee.
•In making these determinations, we annualized the compensation of all permanent employees who were hired in 2023 but did not work for us or our consolidated subsidiaries for the entire fiscal year. We did not make any cost-of-living adjustments in identifying the median employee.
The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodologies and assumptions described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, which were chosen from a wide range of permissible methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies, exclusions, estimates or assumptions, and which may have a significantly different work force structure, geographic locations, or compensation practices from ours, are likely not comparable to our CEO pay ratio.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as computed in accordance with SEC rules) and certain financial performance of the Company. For information concerning the Company’s pay for performance philosophy and how the Company’s executive compensation aligns with the Company’s performance, refer to “Compensation Discussion and Analysis.”

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Executive Compensation
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	“Compensation Actually Paid” to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average “Compensation Actually Paid” to Non-PEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income (millions) ($)(7)	Adjusted Earnings Per Share ($)(8)
2024	12,795,946	(4,333,554)	3,166,373	483,184	44.02	96.16	(1,522)	8.37
2023	12,972,962	16,563,635	2,378,721	2,992,573	138.16	142.61	1,960	8.92
2022	10,967,783	(8,923,734)	2,671,920	(2,104,590)	88.75	130.40	1,894	15.88
2021	12,570,992	41,533,934	3,747,607	11,453,491	142.59	143.70	1,890	18.12
2020	7,067,446	3,747,440	2,446,600	1,230,750	108.26	116.32	1,985	7.64
(1)Our Principal Executive Officer (PEO) for each of the years reported was Lori J. Ryerkerk, our former Chair, CEO and President. The dollar amounts reported are the amounts of total compensation reported in our Summary Compensation Table.
(2)The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned or realized by or paid to an NEO during the applicable year. In accordance with SEC rules, the following adjustments, certain of which have been corrected for prior years herein due to certain inadvertent errors, were made to total compensation to determine the compensation actually paid for the years 2020 to 2024:

Year	Reported Summary Compensation Table Total for PEO	Year over Year Change in Present Value of Benefit under Defined Benefit Pension Plans	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	“Compensation Actually Paid” to PEO
2024	12,795,946	—	10,124,923	(7,004,577)	(4,333,554)
2023	12,972,962	—	9,499,900	13,090,573	16,563,635
2022	10,967,783	—	7,999,809	(11,891,708)	(8,923,734)
2021	12,570,992	—	8,649,886	37,612,828	41,533,934
2020	7,067,446	—	4,499,869	1,179,863	3,747,440
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)The amounts deducted or added in calculating the equity award adjustments for years 2020 to 2024 are set forth in the following table. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

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Executive Compensation

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value from Prior Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2024	1,016,702	(6,306,494)	—	(463,865)	(1,250,920)	—	(7,004,577)
2023	8,056,100	3,544,836	—	1,489,637	—	—	13,090,573
2022	4,604,252	(8,892,056)	—	(7,603,904)	—	—	(11,891,708)
2021	22,500,064	14,801,924	—	310,841	—	—	37,612,828
2020	2,844,139	(1,247,431)	—	(416,845)	—	—	1,179,863
(3)The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Mr. Richardson, Mr. Kyrish, Mr. Kelly and Mr. Murray; (ii) for 2023, Mr. Richardson, Mr. Kyrish, Mr. Kelly, Mr. Murray, Ashley B. Duffie, our Senior Vice President, General Counsel and Corporate Secretary, and Anne L. Puckett, our Former Senior Vice President, General Counsel and Corporate Secretary; (iii) for 2022, Mr. Richardson, Mr. Kelly, John G. Fotheringham, our Former Senior Vice President, Acetyls, and Ms. Puckett; (iv) for 2021, Mr. Richardson, Mr. Kelly, Mr. Fotheringham and Ms. Puckett; (v) for 2020, Mr. Richardson, Mr. Kelly, Ms. Puckett, Shannon L. Jurecka, our former Senior Vice President and Chief Human Resources Officer, and Todd L. Elliott, our Former Senior Vice President, Acetyl Chain, and, as of February 3, 2025, our Senior Vice President, Engineered Materials.
(4)The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, the following adjustments, certain of which have been corrected for prior years herein due to certain inadvertent errors, were made to average total compensation for the NEOs as a group (excluding our CEO) for 2024 to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Year over Year Change in Present Value of Benefit under Defined Benefit Pension Plans	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average “Compensation Actually Paid” to Non-PEO NEOs
2024	3,166,373	2,500	2,049,848	(630,841)	483,184
2023	2,378,721	2,500	1,266,577	1,882,929	2,992,573
2022	2,671,920	250	1,399,790	(3,376,469)	(2,104,590)
2021	3,747,607	2,000	2,074,968	9,782,852	11,453,491
2020	2,446,600	137,200	1,259,833	181,184	1,230,750
(a)The amounts deducted or added in calculating the total average equity award adjustments for years 2020 to 2024 are as follows:

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Executive Compensation

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value from Prior Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2024	332,953	(887,467)	—	(76,327)	—	—	(630,841)
2023	1,074,100	556,850	—	251,979	—	—	1,882,929
2022	805,641	(2,277,894)	—	(1,904,216)	—	—	(3,376,469)
2021	5,397,393	4,452,646	—	(67,187)	—	—	9,782,852
2020	702,555	(322,581)	31,472	(86,891)	(143,370)	—	181,184
(5)Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each applicable fiscal year and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period (December 31, 2019).
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Dow Jones (US) Chemical Index.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)The CMDC has selected Adjusted EPS as the Company-Selected Financial Measure representing the most important financial measure used to link performance to pay in 2024. Adjusted EPS is the most heavily-weighted metric in our PRSU design, and under our pay-for-performance approach PRSUs represent a significant portion of the NEOs’ compensation. Adjusted EPS is a non-U.S. GAAP financial measure. See “Exhibit A” for information concerning this measure including a definition and reconciliation to the most comparable U.S. GAAP financial measure.

Financial Performance Measures
The most important financial performance measures used by the Company to link executive “compensation actually paid” to the Company’s NEOs in 2024 to the Company’s performance are listed below. These metrics are further described in “Compensation Discussion and Analysis — Compensation Decisions — Annual Incentive Plan Awards” and “— Long Term Incentive Compensation.”

Most Important Performance Measures
s	Adjusted EPS
s	Operating EBITDA
s	ROCE
s	Free Cash Flow
Description of Certain Relationships of Information Presented in the Pay Versus Performance Table
The Company uses several performance measures to align executive compensation with Company performance, which are described in “Compensation Discussion and Analysis — Compensation Philosophy and Elements of Pay” and “— Compensation Decisions”. Not all of these measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

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Executive Compensation
Total Shareholder Return: Company versus Peer Group (Dow Jones US Chemicals Index) and (2) "Compensation Actually Paid” versus Company Total Shareholder Return
As shown in the chart below, the Company’s 5-year cumulative TSR is aligned to that of the companies included in our industry index, the Dow Jones US Chemicals Index.
Our CEO and other NEOs’ “compensation actually paid” amounts are generally aligned with the trend in TSR performance, as shown in the chart below. This is primarily because “compensation actually paid” is significantly impacted by year-over-year changes in stock prices due to the significant portion of each NEO’s compensation that is equity-based.

TSR: Company vs. Peer Group
$175
$150
$125
$100
$75
$50
$25
$0
2020
2021
2022
2023
2024
Celanese TSR
Peer Group (DJUSCH)

"CAP" v. Company TSR
CAP
Millions
$50
$40
$30
$20
$10
$0
($10)
($20)
Company TSR
$150
$120
$90
$60
$30
$0
($30)
($60)
2020
2021
2022
2023
2024
CEO CAP
Average CAP to Non-CEO NEOs
Celanese TSR

“Compensation Actually Paid” versus GAAP Net Income and Adjusted EPS
Like many companies, our sales and earnings in 2020 were significantly adversely affected by the COVID-19 pandemic. Our relatively high GAAP net income in 2020 was primarily due to a $1,408 million gain on the sale of our joint venture interest in Polyplastics Co. Ltd. that was completed in October 2020 (and which was excluded from the Adjusted EPS results for that year). Excluding the impact of this transaction, we believe our GAAP net income trend over the past five years is not misaligned to the trend in “compensation actually paid.”
While the CMDC has selected Adjusted EPS as the Company-Selected Financial Measure representing the most important financial measure used to link performance to pay in 2024, the CMDC does not use GAAP net income to make decisions regarding compensation levels or design, or incentive plan payouts.

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Additional Management Proposals
ADDITIONAL MANAGEMENT PROPOSALS
ITEMS 4a, 4b, 4c and 4d: Approval of Amendments of our Certificate of Incorporation to Remove and Replace Supermajority Vote Requirements

We are requesting that shareholders approve amendments to the Company’s certificate of incorporation to remove and replace the provisions that currently require the affirmative vote of the holders of at least 80% of the voting power of the shares outstanding and entitled to vote for the election of directors to take certain actions.
Background and Reasons for the Approval
The Company received a shareholder-sponsored proposal requesting that the Board take the steps necessary to eliminate each shareholder voting requirement in our certificate of incorporation or by-laws that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. Currently, the certificate of incorporation contains the following supermajority voting provisions:
•the provision requiring the affirmative vote of the holders of at least 80% of the voting power of the shares outstanding and entitled to vote for the election of directors in order for our shareholders to amend certain provisions of our by-laws;
•the provision requiring the affirmative vote of the holders of at least 80% of the voting power of the shares outstanding and entitled to vote for the election of directors in order for our shareholders to amend certain provisions of our certificate of incorporation;
•the provision requiring the affirmative vote of the holders of at least 80% of the voting power of the shares outstanding and entitled to vote for the election of directors in order for our shareholders to fill a vacancy or newly created directorship at a special meeting of shareholders; and
•the provision requiring the affirmative vote of the holders of at least 80% of the voting power of the shares outstanding and entitled to vote for the election of directors in order for our shareholders to remove a director.
Although the provisions referred to above are designed to protect the interests of all shareholders by requiring the support of a significant portion of our shareholders, the Board recognizes that there are differing perspectives on these matters, including that some shareholders and commentators view supermajority voting requirements as limiting a board’s accountability to shareholders or limiting shareholders’ participation in a company’s corporate governance. The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions and determined that it is in the best interests of the Company and its shareholders to amend our certificate of incorporation to eliminate the 80% supermajority voting requirements currently in the certificate of incorporation and replace them with majority voting standards, each as described in Items 4a, 4b, 4c and 4d below, and to adopt certain other “housekeeping” amendments to the certificate of incorporation (collectively, the

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Additional Management Proposals
“Proposed Amendments”). Specifically, the “housekeeping” amendments to the certificate of incorporation (i) revise all references to the “Second Amended and Restated Certificate of Incorporation” to refer instead to the “Restated Certificate of Incorporation,” (ii) replace words in Section 4.1(b) of the certificate of incorporation that refer to the effective date of a prior amendment to the certificate of incorporation with a reference to the effective date of such amendment, which was September 17, 2018, and (iii) remove a legacy reference in Section 5.1 of the certificate of incorporation that cross-references another provision in the certificate of incorporation – Section 4.3(d) – that was removed and replaced in 2018.
In light of the differing nature of the provisions affected, this matter is presented as four Items. Approval of any one of the items will constitute approval of the “housekeeping” amendments described above. Further, approval of any one of these Items is not conditioned upon approval of the other Items. The descriptions of the Proposed Amendments set forth in this section and within each of the Items below are qualified in their entirety by reference to the text of the Proposed Amendments, which are attached to this Proxy Statement as Exhibit B.
The Board has adopted resolutions setting forth the Proposed Amendments, declaring the Proposed Amendments advisable and resolving to submit the Proposed Amendments to the Company’s shareholders for deliberation with the recommendation that shareholders approve the Proposed Amendments. An affirmative vote of the holders of at least 80% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve and adopt each of the Proposed Amendments. If any of the Proposed Amendments are approved, the approved amendments will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware setting forth the approved amendments, which is expected to occur after the Company’s 2025 Annual Meeting of Shareholders. If the Proposed Amendments included in any or all of Items 4a, 4b, 4c and 4d are not approved by shareholders, the Proposed Amendments that are not approved by shareholders will not be implemented, and the Company’s current voting standards relating to the Proposed Amendments that were not approved will remain in place.
The Board has also approved amendments to our by-laws to implement majority of votes cast standards for shareholder approval of various actions and to remove the provision in Article X, Section 10.01 (setting forth a supermajority vote requirement to amend certain provisions of the by-laws), which by-law amendments are contingent upon shareholder approval and implementation of any of the Proposed Amendments, except the amendment to the by-laws to remove Article X, Section 10.01 (setting forth a supermajority vote requirement to amend certain provisions of the by-laws) is contingent upon shareholder approval and implementation of the By-law Voting Threshold Amendment, as defined in Item 4a.

ITEM 4a: Approval of the Amendment of Our Certificate of Incorporation to Provide That Our By-laws May Be Amended by Majority Vote
Currently, Article V, Section 5.1 of the certificate of incorporation states that the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required for our shareholders to amend the following provisions of the by-laws or to adopt any provision inconsistent therewith: (i) by-laws Section 2.02: Special Meetings, which authorizes the Chair, the Board, and any committee of the Board to call a special meeting of shareholders, (ii) by-laws Section 2.03: Notice of Stockholder Nominations and Other Business, which addresses the process for nomination of persons for election to the Board and proposal of other business at the annual meeting of shareholders, including the advance notice and

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other requirements applicable to shareholders, (iii) by-laws Section 3.02: Number and Term, which authorizes the Board to establish the number of directors, (iv) by-laws Section 3.03: Resignations, which states the process for director resignations, (v) by-laws Section 3.04: Removal, which provides that directors may be removed in the manner provided in the certificate of incorporation, (vi) by-laws Section 3.05: Vacancies and Newly Created Directorships, which provides that vacancies on the Board and newly created directorships may be filled in the manner provided in the certificate of incorporation, and (vii) the proviso to Section 9.01, which refers to a provision in what was originally Section 9.01 of the by-laws but is currently Section 10.01 of the by-laws, entitled Amendments, which provides that to alter, amend or repeal Sections 2.02, 2.03, 3.02, 3.03, 3.04, 3.05 or the proviso of Section 10.01 of the by-laws or to adopt any provision inconsistent therewith requires the affirmative vote of the holders of at least 80% in voting power of all shares entitled to vote generally in the election of directors, voting together as a single class. The general descriptions of the by-laws provisions set forth herein are qualified in their entirety by reference to the text of the by-laws.
This Item 4a proposes an amendment to Article V, Section 5.1 of the certificate of incorporation to eliminate the 80% supermajority voting requirement for amendments to the provisions of the by-laws specified above and to provide that any provision of the by-laws may be amended by the affirmative vote of the holders of at least a majority of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, unless otherwise required by law or the certificate of incorporation (the “By-law Voting Threshold Amendment”).
The Board has also approved an amendment to the by-laws to remove Article X, Section 10.01, which as described above provides that the affirmative vote of the holders of at least 80% in voting power of all shares entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal Sections 2.02, 2.03, 3.02, 3.03, 3.04, 3.05 or the proviso of Section 10.01 of the by-laws or to adopt any provision inconsistent therewith. This amendment to the by-laws will become effective only if shareholders approve the By-law Voting Threshold Amendment and the Company files a certificate of amendment with the Secretary of State of the State of Delaware setting forth the By-law Voting Threshold Amendment. If the foregoing events occur, such amendment to the by-laws will be effective upon the effectiveness of the By-law Voting Threshold Amendment.
Vote Required
The approval of this proposal requires the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock entitled to vote on this proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
TO PROVIDE THAT OUR BY-LAWS MAY BE AMENDED BY MAJORITY VOTE.

ITEM 4b: Approval of the Amendment of Our Certificate of Incorporation to Allow Our Certificate of Incorporation to Be Amended in the Future by Majority Vote

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Additional Management Proposals
Currently, Article X, Section 10.1 of the certificate of incorporation states that the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required for our shareholders to amend the following provisions of the certificate of incorporation or to adopt any provision inconsistent therewith: (i) Article V, which states the procedures for amending the by-laws, including listing the by-laws provisions that require an 80% supermajority threshold for shareholders to amend, (ii) Article VII, which sets forth the structure of the Board, including information about elections (including voting rights of preferred stock), terms, composition, filling vacancies, and removal, (iii) Article VIII, which sets forth information about shareholder meetings, including special meetings, and actions by written consent, and (iv) Article X, which sets forth the provisions of the certificate of incorporation that require an 80% supermajority threshold for shareholders to amend. The general descriptions of the certificate of incorporation provisions set forth herein are qualified in their entirety by reference to the text of the certificate of incorporation.
This Item 4b proposes an amendment to Article X, Section 10.1 of the certificate of incorporation to eliminate the 80% supermajority voting requirement for amendments to the provisions of the certificate of incorporation specified above and to provide that any amendment to the certificate of incorporation required to be approved by shareholders under the Delaware General Corporation Law (the “DGCL”) shall require the affirmative vote of the holders of at least a majority of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, unless otherwise required by the certificate of incorporation. The amendment to Article X, Section 10.1 of the certificate of incorporation also clarifies that, consistent with the DGCL, the Company reserves the right to amend or repeal any provision contained in the certificate of incorporation in the manner prescribed by the laws of the State of Delaware, and expressly confirms that Section 242(d) of the DGCL (which allows certain ministerial amendments to the certificate of incorporation without a shareholder vote) applies to amendments to the certificate of incorporation, subject to the rights of the holders of any outstanding preferred stock.
Vote Required
The approval of this proposal requires the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock entitled to vote on this proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
TO ALLOW OUR CERTIFICATE OF INCORPORATION TO BE AMENDED IN THE FUTURE BY
MAJORITY VOTE.

ITEM 4c: Approval of the Amendment of Our Certificate of Incorporation to Allow Filling of Open Board Seats at Statutorily Required Special Meetings Under the Standard in the By-laws

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Additional Management Proposals
Currently, Article VII, Section 7.2 of the certificate of incorporation states that the affirmative vote of at least 80% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting as a single class, is required for our shareholders to fill a vacancy or newly created directorship at a statutorily required special meeting of shareholders. Under Section 223 of the DGCL, if at any time the Company should have no directors in office, then any shareholder may apply to the Court of Chancery for a decree summarily ordering an election. Section 223 further states that if, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board, the Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. The general description of Section 223 set forth herein is qualified in its entirety by reference to the text of the DGCL.
This Item 4c proposes an amendment to Article VII, Section 7.2 of the certificate of incorporation to eliminate the 80% supermajority voting requirement for this provision of the certificate of incorporation, such that the director election standard specified in the by-laws applies. By deleting the supermajority voting provision from the certificate of incorporation, directors elected at a meeting called pursuant to Section 223 will be elected by the same voting standard that governs the election of directors pursuant to the by-laws. Under Article II, Section 2.06 of the by-laws, directors are elected by a majority of the votes cast in an uncontested election, and by a plurality vote in contested elections.
Vote Required
The approval of this proposal requires the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock entitled to vote on this proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
TO ALLOW FILLING OF OPEN BOARD SEATS AT STATUTORILY REQUIRED SPECIAL MEETINGS
UNDER THE STANDARD IN THE BY-LAWS.

ITEM 4d: Approval of the Amendment of Our Certificate of Incorporation to Allow Directors to Be Removed by Majority Vote
Currently, Article VII, Section 7.3 of the certificate of incorporation states that the affirmative vote of at least 80% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting as a single class, is required for our shareholders to remove any or all of the directors (other than the directors elected by the holders of any class or classes of preferred stock of the Company, voting separately as a class or classes, as the case may be).
This Item 4d proposes an amendment to Article VII, Section 7.3 of our certificate of incorporation to eliminate the 80% supermajority voting requirement for this provision of the certificate of incorporation and implement a voting standard of the affirmative vote of at least a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting as a single class.

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Vote Required
The approval of this proposal requires the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock entitled to vote on this proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
TO ALLOW DIRECTORS TO BE REMOVED BY MAJORITY VOTE.

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Shareholder Proposal
SHAREHOLDER PROPOSAL
ITEM 5: Shareholder Proposal Requesting Simple Majority Vote Charter and By-laws Amendments
Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the beneficial owner of no fewer than 35 shares of the Company’s common stock, has given notice that he or his designee intends to present the following nonbinding, advisory proposal at the Annual Meeting. The Company is not responsible for the content of the proposal, including any inaccuracies it may contain. If properly presented at the Annual Meeting, the Board unanimously recommends a vote “AGAINST” this shareholder proposal.
Proposal 5 - Support Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements can be used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice.
This proposal topic, as a shareholder proposal, received 98%-support at the 2023 annual meetings of American Airlines and The Carlyle Group. This proposal topic also received 98% support each at Domino’s Pizza, FMC Corporation, ConocoPhillips, Masco Corporation and Power Integrations in 2024.
The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why Celanese has not initiated this proposal topic on its own.
Please vote yes:
Support Simple Majority Vote - Proposal 5
Vote Required
Approval of this advisory proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.

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Shareholder Proposal

The Board’s Statement in Opposition
The Board unanimously recommends that shareholders vote AGAINST Item 5 for the reasons set forth below.
The shareholder proposal requests that the Board take each step necessary so that each voting requirement in our certificate of incorporation and by-laws calling for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.
The Board agrees that eliminating the supermajority voting requirements would be in shareholders’ best interests. As set forth in the “Background and Reasons for the Proposals” section preceding Items 4a, 4b, 4c and 4d, the Board has already approved, and recommended that shareholders approve, amendments to our certificate of incorporation that would eliminate the supermajority voting requirements in the certificate of incorporation. The Board has also approved amendments to certain by-laws shareholder voting thresholds to eliminate supermajority voting requirements and to implement majority of votes cast standards, contingent upon shareholder approval and implementation of the amendments to our certificate of incorporation set forth in Items 4a, 4b, 4c and 4d, as further explained in the “Background and Reasons for the Proposals” section. The Board believes that these proposed amendments to our certificate of incorporation and by-laws, taken together, largely accomplish the same objectives put forth by the shareholder proposal. Accordingly, the Board sees the shareholder proposal as redundant, unnecessary, and confusing.
Furthermore, as discussed in the “Background and Reasons for the Proposals” section preceding Items 4a, 4b, 4c and 4d, shareholders must approve the amendments to our certificate of incorporation for such amendments to take effect. If our shareholders approve the amendments set forth in Items 4a, 4b, 4c and 4d, all supermajority voting thresholds in our certificate of incorporation and by-laws will be eliminated and replaced with majority voting standards as described in Item 4.
The Company’s shareholders should be aware that this Item 5 proposal is a non-binding, advisory request that the Board take the actions stated within the shareholder proposal. Shareholder approval of Item 5 will not automatically reduce any shareholder voting thresholds within the certificate of incorporation or by-laws but will instead simply request that the Board take actions similar to those it has already taken.
The Board recommends that the Company’s shareholders oppose this proposal and instead adopt management’s proposals to eliminate the supermajority voting requirements, as set forth in Items 4a, 4b, 4c and 4d.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“AGAINST” THE SHAREHOLDER PROPOSAL FOR SIMPLE MAJORITY VOTE.

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Questions and Answers about the Annual Meeting
QUESTIONS AND ANSWERS
Annual Meeting Information
1. What is the purpose of the Annual Meeting?
At our Annual Meeting, shareholders will vote upon several important Company matters, including the election of directors. In addition, following our meeting, our management will be available to respond to questions from shareholders.
2. How do I attend and participate in the Annual Meeting?

IMPORTANT NOTE: If you plan to attend the Annual Meeting virtually, you must follow these instructions to gain access to the meeting.
This year’s Annual Meeting will be held as a “virtual meeting.” To attend, participate in, vote, and submit questions during the annual meeting, shareholders will need to log-in to the virtual meeting at www.virtualshareholdermeeting.com/CE2025 using the 16-digit control number found on the proxy card, voting instruction form, or Notice of Internet Availability made available to shareholders entitled to vote at the 2025 Annual Meeting. Beneficial owners whose voting instruction form or Notice of Internet Availability does not indicate that their shares may be voted through the www.proxyvote.com website should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
The live webcast of the 2025 Annual Meeting will begin promptly at 1:30 p.m. Central Time. Online access to the audio webcast will open 15 minutes prior to the start of the 2025 Annual Meeting. We encourage shareholders wishing to attend the meeting to access the meeting in advance of the designated start time and test their device’s audio system.
Beginning 15 minutes prior to, and during, the 2025 Annual Meeting, technical support will be available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. Shareholders encountering any difficulties accessing, or during, the virtual meeting, please call the technical support team number that will be posted on the virtual meeting website’s login page.
In addition, any person may access the audio webcast of and listen to, but not participate in, ask questions or vote at, the 2025 Annual Meeting by logging on at the virtual meeting site www.virtualshareholdermeeting.com/CE2025.
Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.
3. What different methods can I use to vote?
See page 3 for additional information about how to vote.
By Telephone or Internet. All shareholders of record can submit a proxy through the Internet, using the procedures and instructions described on the Notice of Internet Availability or proxy card, or by touch tone telephone within the U.S., U.S. territories and Canada, using the toll-free telephone number on the notice or proxy card. Beneficial owners may submit a proxy through the Internet or by telephone if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions on the Notice of Internet Availability or voting instruction form that it provides with the proxy materials. The Internet and telephone proxy submission procedures are designed to authenticate shareholders’ identities, to allow shareholders to submit

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Questions and Answers about the Annual Meeting
their proxies and to confirm that their voting instructions have been recorded properly.
By Written Proxy. All shareholders of record can submit their voting instructions by written proxy card. If you are a shareholder of record and receive a Notice of Internet Availability, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee.
At the meeting. All shareholders as of the record date (March 17, 2025) who attend the virtual annual meeting may vote at the meeting.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022. Shareholders may call toll free: (877) 750-0870.
4. How can I submit questions for the Annual Meeting?
Shareholders will be able to submit questions during the 2025 Annual Meeting. Beginning 15 minutes prior to, and during, the 2025 Annual Meeting, shareholders may submit questions through the virtual meeting website at www.virtualshareholdermeeting.com/CE2025. After the business portion of the 2025 Annual Meeting concludes and the meeting is adjourned, the Company intends to answer all questions submitted during the meeting that are pertinent to the Company and the items being brought before the shareholder vote at the 2025 Annual Meeting, as time permits and in accordance with our Rules of Conduct for the 2025 Annual Meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single shareholder.
The Agenda and the Rules of Conduct for the 2025 Annual Meeting will be available beginning 15 minutes prior to, and during, the 2025 Annual Meeting, at www.virtualshareholdermeeting.com/CE2025.
Answers to any appropriate questions that are not addressed during the meeting will be posted following the meeting on our website at https://investors.celanese.com under the heading “News & Events – Annual Meeting”. Questions and answers may be grouped by topic and substantially similar questions answered only once.
5. What are my voting choices for each of the proposals to be voted on at the 2025 Annual Meeting and what are the voting standards?

Proposal	Voting Choices and Board Recommendation		Voting Standard
Item 1: Election of Directors	•	Vote in favor of all or specific nominees;	Majority of votes cast
	•	Vote against all or specific nominees; or
	•	Abstain from voting with respect to all or specific nominees.
The Board recommends a vote FOR each of the Director nominees.

Item 2: Ratification of the Selection of KPMG LLP as Independent Registered Public Accounting Firm	•	Vote in favor of the ratification;	Majority of the shares of Common Stock present in person or represented by proxy and entitled to vote
	•	Vote against the ratification; or
	•	Abstain from voting on the ratification.
The Board recommends a vote FOR the ratification.

Item 3: Advisory Vote to Approve Executive Compensation	•	Vote in favor of the advisory proposal;	Majority of the shares of Common Stock present in person or represented by proxy and entitled to vote
	•	Vote against the advisory proposal; or
	•	Abstain from voting on the advisory proposal.
The Board recommends a vote FOR the advisory vote to approve executive compensation.

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Questions and Answers about the Annual Meeting

Proposal	Voting Choices and Board Recommendation		Voting Standard
Item 4a: Proposal To Provide That Our By-laws May Be Amended by Majority Vote	•	Vote in favor of the proposal;	80% of the outstanding shares of Common Stock entitled to vote in the election of directors
	•	Vote against the proposal; or
	•	Abstain from voting on the proposal.
The Board recommends a vote FOR the proposal.

Item 4b: Proposal To Allow Our Certificate of Incorporation to be Amended in the Future by Majority Vote	•	Vote in favor of the proposal;	80% of the outstanding shares of Common Stock entitled to vote in the election of directors
	•	Vote against the proposal; or
	•	Abstain from voting on the proposal.
The Board recommends a vote FOR the proposal.

Item 4c: Proposal To Allow Filling of Open Board Seats at Statutorily Required Special Meetings Under the Standard in the By-laws	•	Vote in favor of the proposal;	80% of the outstanding shares of Common Stock entitled to vote in the election of directors
	•	Vote against the proposal; or
	•	Abstain from voting on the proposal.
The Board recommends a vote FOR the proposal.

Item 4d: Proposal To Allow Directors to Be Removed by Majority Vote	•	Vote in favor of the proposal;	80% of the outstanding shares of Common Stock entitled to vote in the election of directors
	•	Vote against the proposal; or
	•	Abstain from voting on the proposal.
The Board recommends a vote FOR the proposal.

Item 5: Advisory Vote on a Shareholder Proposal Requesting Simple Majority Vote Charter and By-laws Amendments, if Properly Presented	•	Vote in favor of the proposal;	Majority of the shares of Common Stock present in person or represented by proxy and entitled to vote
	•	Vote against the proposal; or
	•	Abstain from voting on the proposal.
The Board recommends a vote AGAINST the proposal.

6. Could any additional proposals be raised at the Annual Meeting?
Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting or other matters incident to the conduct of the meeting, that may properly come before the meeting. As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders. See the response to question 22 for how to submit a proposal for action at the 2026 Annual Meeting of Shareholders.
7. What if I am unable to attend the Annual Meeting?
All shareholders are encouraged to vote in advance of the meeting by one of the means addressed above. A webcast playback of the 2025 Annual Meeting will be available to the public at www.virtualshareholdermeeting.com/CE2025 within approximately 24 hours after the completion of the meeting.
8. What information is included on the Annual Meeting page of the Company’s website?
The Annual Meeting page of our website allows our shareholders to (a) easily access the Company’s proxy materials for the Annual Meeting, (b) submit a proxy through the Internet, and (c) learn more about our Company. Go to

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Questions and Answers about the Annual Meeting
https://investors.celanese.com, and choose “Annual Meeting” under “News & Events”.
Proxy Materials and Voting Information
9. What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. If your shares are held in a bank or brokerage account or through another nominee, you are considered the “beneficial owner” of those shares.
10. What is the process to vote if I hold shares through the Celanese 401(k) savings plan?
If you are a Company employee and hold shares of Common Stock in our 401(k) savings plan, it is important that you direct the plan’s trustee how to vote your shares. If you hold shares of Common Stock in the Celanese Americas Retirement Savings Plan administered by Fidelity or a successor and do not vote your shares or specify your voting instructions on your proxy card, the trustee of the plan will vote your shares in the same proportion as the shares for which they have received voting instructions, unless contrary to ERISA. To allow sufficient time for voting by the trustee, your voting instructions must be received by May 9, 2025.
11. What if I am a shareholder of record and do not specify a choice for a matter when returning a proxy?
Shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

●	FOR the election of all director nominees as set forth in this Proxy Statement;
●	FOR the proposal to ratify the selection of KPMG LLP as independent registered public accounting firm;
●	FOR the advisory vote to approve executive compensation;
●
FOR the proposals to approve amendments to our certificate of incorporation to remove and replace supermajority voting requirements, specifically:
a.FOR the proposal to provide that our by-laws may be amended by majority vote;
b.FOR the proposal to allow our certificate of incorporation to be amended in the future by majority vote;
c.FOR the proposal to allow filling of open Board seats at statutorily required special meetings under the standard in the by-laws; and
d.FOR the proposal to allow directors to be removed by majority vote; and

●	AGAINST the advisory vote on a shareholder proposal requesting simple majority vote charter and by-laws amendments.
12. What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote. Brokers are not permitted to vote on certain proposals (including the election of directors), and may elect not to vote on any of the proposals, unless you provide voting instructions. If you do not provide voting instructions and the broker

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elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote.
13. How are abstentions and broker non-votes counted?
Abstentions and broker non-votes are included in determining whether a quorum is present, but they are not considered as votes cast and will not be included with respect to determining the outcome of the vote on director elections. With respect to the approval of the amendments to our certificate of incorporation to remove and replace supermajority vote requirements, abstentions and broker non-votes will have the same effect as a vote against that proposal. With respect to the proposal to ratify the selection of KPMG LLP as independent registered public accounting firm, the advisory vote to approve executive compensation, the advisory vote on the shareholder proposal, and any other matters properly presented at the meeting, abstentions will count in the denominator and broker non-votes will not be included in determining the vote on the particular proposal.
14. What can I do if I change my mind after I vote my shares?
Shareholders can revoke a proxy prior to the completion of voting at the meeting by:

●	giving written notice to the Corporate Secretary of the Company;
●	delivering a later-dated proxy; or
●	voting at the virtual meeting.
If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.
15. Can I access the proxy materials on the Internet? How can I sign up for the electronic proxy delivery service?
The Notice of Annual Meeting, this Proxy Statement and the 2024 Annual Report are available at www.proxyvote.com. In addition, shareholders are able to access these documents on the Annual Meeting page of our website, https://investors.celanese.com, by clicking “News & Events”. Instead of receiving future copies of our notice of annual meeting, proxy statement and annual report by mail, shareholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents, and also will give you an electronic link to the proxy voting site.
Shareholders of Record. If you submit your proxy over the Internet, simply follow the prompts for enrolling in the electronic shareholder document delivery service. You also may enroll in this service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.
Beneficial Owners. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information in the proxy materials provided to you by your bank, broker or other nominee regarding the availability of this service.
16. Are votes confidential? Who counts the votes?
We will continue our long-standing practice of holding the votes of all shareholders in confidence from directors, officers and employees except:

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 108

Questions and Answers about the Annual Meeting

●	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
●	in the case of a contested proxy solicitation;
●	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or
●	to allow the independent inspector of election to certify the results of the vote.
We also will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and an independent inspector of election to certify the results.
17. How are proxies solicited and what is the cost?
We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee of $25,000. We have also agreed to reimburse Innisfree M&A Incorporated for certain expenses and to indemnify Innisfree M&A Incorporated against certain losses and expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.
Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.
18. What is householding?
As permitted by the 1934 Act, only one copy of this Proxy Statement and our 2024 Annual Report is being delivered to shareholders residing at the same address who have the last same name, who we reasonably believe to be members of the same family or from whom we have previously received written consent to such a delivery unless, in each case, those shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement and our 2024 Annual Report. This is known as householding.
Even if the shareholders residing at the same address have received only one Proxy Statement and our 2024 Annual Report, each of those shareholders will receive a separate proxy card with which to submit their voting instructions by proxy as to that shareholder’s shares. It is important that each shareholder receiving a proxy card, sign, date, and return each proxy card received, submit their proxy via the internet or by phone in accordance with the instructions appearing on the proxy card or vote at the annual meeting.
The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and our 2024 Annual Report to any shareholder residing at an address to which only one copy of the Proxy Statement and our 2024 Annual Report was mailed. Requests for additional copies of the Proxy Statement and our 2024 Annual Report or for a copy of our proxy statements and annual reports in future years to be delivered to each shareholder residing at an address should be directed to the Corporate Secretary at the address listed in the response to question 22.
Beneficial owners residing at the same address should contact their bank, broker or other nominee if they do not wish to receive multiple copies of our proxy statements and annual reports to shareholders or if they are receiving only one copy and want to receive multiple copies of the Proxy Statement and our 2024 Annual Report and our proxy statements and annual reports to shareholders in future years. Each beneficial owner residing at the same address will receive a voting instruction form from their bank, broker or other nominee with which to direct how that beneficial owner’s shares are to be voted. It is important that each beneficial owner receiving a voting instruction form, sign, date, and return each voting instruction form received, submit such beneficial owner’s voting instructions by internet or phone if their bank, broker or other nominee makes such means of voting available, or vote at the annual meeting, in each case, in accordance with the instructions appearing on the voting instruction form.
19. Will you make a list of shareholders entitled to vote at the

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 109

Questions and Answers about the Annual Meeting
Annual Meeting available?
We will make available a list of shareholders of record as of the record date for inspection by shareholders or for any purpose germane to the meeting during normal business hours from May 4 through May 13, 2025 at 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039.
Company Documents, Communications and Shareholder Proposals
20. How can I view or request copies of the Company’s corporate documents and SEC filings?
The Company’s website contains the Company’s certificate of incorporation, by-laws, corporate governance guidelines, Board committee charters, Code of Business Conduct and the Company’s SEC filings. To view these documents, go to our website, https://investors.celanese.com, and click “Corporate Governance.” To view the Company’s SEC filings, including Forms 3, 4 and 5 filed by the Company’s directors and executive officers, go to https://investors.celanese.com, and click “Financial Information.”
We will promptly deliver free of charge, upon request, a copy of the corporate governance guidelines, Board committee charters or Code of Business Conduct or our most recent Form 10-K or Annual Report to any shareholder requesting a copy. Requests should be directed to the Company’s Corporate Secretary, Celanese Corporation, 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039.
21. How can I communicate with the directors?
Communications can be addressed to directors in care of the Corporate Secretary, Celanese Corporation, 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039. At the direction of the Board, all mail received may be opened and screened for security purposes. All mail, other than trivial, obscene, unduly hostile, threatening, advertising, illegal or similarly unsuitable items, will be forwarded. Mail addressed to a particular director or Board committee will be forwarded or delivered to that director or the chair of such committee, respectively. Mail addressed to “Board of Directors”, “Outside Directors” or “Non-Employee Directors” will be forwarded or delivered to the Chair of the Board.
22. How do I submit a proposal for action or nominate individuals for election as directors at the 2026 Annual Meeting of Shareholders?
Any shareholder who wishes to present a proposal, director nomination, or other business at 2026 Annual Meeting of Shareholders, must comply with applicable SEC requirements and provisions of our by-laws (including the associated deadlines) which are summarized in the table below.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 110

Questions and Answers about the Annual Meeting

Submission Type	Applicable Rules and Requirements	Deadline
Shareholder proposals for inclusion in next year’s annual meeting proxy materials	SEC Rule 14a-8	No later than the close of business (5:30 p.m. Central Time) on November 24, 2025
Proxy Access Director Nominees	Section 2.03(B) of our by-laws	Between October 25, 2025 and the close of business on November 24, 2025
Notice Provision for Other Items of Business or non-Proxy Access Director Nominees *Includes information required under Rule 14a-19	Section 2.03(A) of our by-laws*
Between January 14, 2026 and the close of business on February 13, 2026 (assuming we do not change the date of our 2026 Annual Meeting of Shareholder to be more than 30 days from the first anniversary date of our 2025 Annual Meeting)

Any proposal for action to be presented by any shareholder at the 2026 Annual Meeting of Shareholders will be deemed timely submitted only if submitted in accordance with the applicable deadlines. In addition, the shareholder proponent, or a representative who is qualified under state law, must appear in person at the 2026 Annual Meeting of Shareholders to present such proposal or nomination.
Any such submission will be acted upon only if timely notice of the proposal or nomination is delivered in writing to the attention of the Corporate Secretary, Celanese Corporation, 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039. We will not entertain any director nominations or other proposals from our shareholders at the 2026 Annual Meeting of Shareholders that do not meet the timing, disclosure, procedural and other requirements set forth in applicable SEC rules and/or our by-laws.
23. How do I submit a recommendation for a director nominee?
The NCG Committee will consider recommendations for director nominees made by shareholders. Shareholder recommendations should be sent to: Celanese Corporation, Board of Directors, 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039, Attn: Corporate Secretary. Generally, recommended candidates are considered at the first or second board meeting held prior to the annual meeting of shareholders.
The NCG Committee considers individuals recommended by shareholders in the same manner and to the same extent as it considers director nominees identified by other means. The chair of the NCG Committee will make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the NCG Committee has identified as essential for a nominee to possess, as described above. Then, an opportunity will be arranged for the members of the NCG Committee or as many members as can do so to meet any nominee so identified by the NCG for further consideration. The NCG Committee will then choose whether to recommend a nominee to the Board of Directors for consideration and appointment. Board members appointed in this manner will serve, absent unusual circumstances, until their election by our shareholders at the next annual meeting of shareholders.
The Annual Report on Form 10-K for the year ended December 31, 2024 includes our financial statements for the year ended December 31, 2024. We have furnished the 2024 Annual Report on Form 10-K to all shareholders as part of our Annual Report. The Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.
On behalf of the Board of Directors of Celanese Corporation

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 111

Questions and Answers about the Annual Meeting
Ashley B. Duffie
Vice President, General Counsel
and Corporate Secretary
March 24, 2025

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / 112

Exhibit A
Exhibit A
Non-U.S. GAAP Financial Measures

Definitions and Rationale
This Proxy Statement contains information regarding operating EBITDA, adjusted EBIT, free cash flow, adjusted earnings per share, and return on invested capital (adjusted) which are non-GAAP financial measures used by the Company. These measures are not recognized in U.S. GAAP and should not be viewed as alternatives to U.S. GAAP measures of performance. Non-GAAP financial measures are provided as additional information to shareholders, investors, analysts and other parties as the Company believes them to be important supplemental measures for assessing our financial and operating results and as a means to evaluate our financial condition and period-to-period comparisons. These non-GAAP financial measures should be viewed as supplemental to, and should not be considered in isolation or as alternatives to, net earnings (loss), operating profit (loss), cash flow from operating activities (together with cash flow from investing and financing activities), earnings per share or any other U.S. GAAP financial measure. These non-GAAP financial measures should be considered within the context of our complete audited and unaudited financial results for the given period, which are available on the Financial Information/Financial Document Library page of our website, https://investors.celanese.com. The definition and method of calculation of the non-GAAP financial measures used herein may be different from other companies’ methods for calculating measures with the same or similar titles. Investors, analysts and other parties should understand how another company calculates such non-GAAP financial measures before comparing the other company’s non-GAAP financial measures to any of our own. These non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive or projections of future results.
Adjusted EBIT is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items. We believe that adjusted EBIT provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Our management recognizes that adjusted EBIT has inherent limitations because of the excluded items. Adjusted EBIT is one of the measures management uses for planning and budgeting, monitoring and evaluating financial and operating results and as a performance metric in the Company’s incentive compensation plan. Adjusted EBIT margin is defined by the Company as adjusted EBIT divided by net sales. Adjusted EBIT margin has the same uses and limitations as adjusted EBIT.
Operating EBITDA is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense, taxes and depreciation and amortization, and further adjusted for Certain Items, which Certain Items include accelerated depreciation and amortization expense. Operating EBITDA is equal to adjusted EBIT plus depreciation and amortization. We believe that operating EBITDA provides transparent and useful information to investors, analysts and other parties in evaluating our operating performance relative to our peer companies.
Adjusted earnings per share is a performance measure used by the Company and is defined by the Company as earnings (loss) from continuing operations attributable to Celanese Corporation, adjusted for income tax (provision) benefit, Certain Items, and refinancing and related expenses, divided by the number of basic common shares and dilutive restricted stock units and stock options calculated using the treasury method. We believe that adjusted earnings per share provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of the

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / A-1

Exhibit A
above stated items that affect comparability and as a performance metric in the Company’s incentive compensation plan.
Note: The income tax expense (benefit) on Certain Items (“Non-GAAP adjustments”) is determined using the applicable rates in the taxing jurisdictions in which the Non-GAAP adjustments occurred and includes both current and deferred income tax expense (benefit). The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full-year forecasted tax opportunities and related costs, where applicable, and specifically excludes changes in uncertain tax positions, discrete recognition of GAAP items on a quarterly basis, other pre-tax items adjusted out of our GAAP earnings for adjusted earnings per share purposes and changes in management’s assessments regarding the ability to realize deferred tax assets for GAAP. In determining the adjusted earnings per share tax rate, we reflect the impact of foreign tax credits when utilized, or expected to be utilized, absent discrete events impacting the timing of foreign tax credit utilization. We analyze this rate quarterly and adjust it if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the actual tax rate used for GAAP reporting in any given reporting period. The estimated GAAP rate excludes discrete recognition of GAAP items due to our inability to forecast such items. As part of the year-end reconciliation, we will update the reconciliation of the GAAP effective tax rate to the adjusted tax rate for actual results.
Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment, and adjusted for contributions from or distributions to our noncontrolling interest joint ventures. We believe that free cash flow provides useful information to management, investors, analysts and other parties in evaluating the Company’s liquidity and credit quality assessment because it provides an indication of the long-term cash generating ability of our business. Although we use free cash flow as a measure to assess the liquidity generated by our business, the use of free cash flow has important limitations, including that free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations.
Return on invested capital (adjusted) is defined by the Company as adjusted EBIT, tax effected using the adjusted tax rate, divided by the sum of the average of beginning and end of the year short- and long-term debt and Celanese Corporation shareholders’ equity. We believe that return on invested capital (adjusted) provides useful information to management, investors, analysts and other parties in order to assess our income generation from the point of view of our shareholders and creditors who provide us with capital in the form of equity and debt and whether capital invested in the Company yields competitive returns.
The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for adjusted EBIT and operating EBITDA is net earnings (loss) attributable to Celanese Corporation; for adjusted EBIT margin is operating margin; for adjusted earnings per share is earnings (loss) from continuing operations attributable to Celanese Corporation per common share-diluted; for free cash flow is net cash provided by (used in) operations; and for return on invested capital (adjusted) is net earnings (loss) attributable to Celanese Corporation divided by the sum of the average of beginning and end of the year short- and long-term debt and Celanese Corporation shareholders' equity.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / A-2

Exhibit A
Adjusted EBIT and Operating EBITDA - Reconciliation of Non-GAAP Measures - Unaudited

	Year Ended December 31,
	2024		2023
	(In $ millions, except percentages)
Net sales	10,280		10,940

Net earnings (loss) attributable to Celanese Corporation	(1,522)		1,960
(Earnings) loss from discontinued operations	8		9
Interest income	(33)		(39)
Interest expense	676		720
Refinancing expense	—		7
Income tax provision (benefit)	510		(790)
Certain items attributable to Celanese Corporation(1)	2,009		(114)
Adjusted EBIT / Adjusted EBIT Margin	1,648	16.0%	1,753	16.0%
Depreciation and amortization expense(2)	728		691
Operating EBITDA	2,376		2,444

	Year Ended December 31,
	2022		2021		2020
	(In $ millions, except percentages)
Net sales	9,673		8,537		5,655

Net earnings (loss) attributable to Celanese Corporation	1,894		1,890		1,985
(Earnings) loss from discontinued operations	8		22		12
Interest income	(69)		(8)		(6)
Interest expense	405		91		109
Refinancing expense	—		9		—
Income tax provision (benefit)	(489)		330		247
Certain items attributable to Celanese Corporation(1)	422		139		(1,216)
Adjusted EBIT / Adjusted EBIT Margin	2,171	22.4%	2,473	29.0%	1,131	20.0%
Depreciation and amortization expense(2)	446		362		344
Operating EBITDA	2,617		2,835		1,475
(1)Information about Certain items is included in the Company’s Non-GAAP Financial Measures and Other Information document available on the Financial Information/Financial Document Library page of our website, investors.celanese.com, and is also available as Exhibit 99.2 to our Form 8-K furnished to the SEC on February 18, 2025.
(2)Excludes accelerated depreciation and amortization expense, which amounts are included in Certain Items above.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / A-3

Exhibit A
Adjusted Earnings (Loss) Per Share - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,				Year over Year Change
	2024		2023
		per share		per share
	(In $ millions, except per share data and percentages)
Earnings (loss) from continuing operations attributable to Celanese Corporation	(1,514)	(13.86)	1,969	18.00	(177.0)%
Income tax provision (benefit)	510		(790)
Earnings (loss) from continuing operations before tax	(1,004)		1,179
Certain items attributable to Celanese Corporation(1)	2,009		(114)
Refinancing and related expenses	—		7
Adjusted earnings (loss) from continuing operations before tax	1,005		1,072
Income tax (provision) benefit on adjusted earnings(3)	(90)		(96)
Adjusted earnings (loss) from continuing operations(4)	915	8.37	976	8.92	(6.2)%

	Diluted shares (in millions)(5)
Weighted average shares outstanding	109.3		108.8
Incremental shares attributable to equity awards	—		0.6
Total diluted shares	109.3		109.4

	Year Ended December 31,
	2022		2021		2020
		per share		per share		per share
	(In $ millions, except per share data)
Earnings (loss) from continuing operations attributable to Celanese Corporation	1,902	17.41	1,912	17.06	1,997	16.85
Income tax provision (benefit)	(489)		330		247
Earnings (loss) from continuing operations before tax	1,413		2,242		2,244
Certain items attributable to Celanese Corporation(1)	422		139		(1,216)
Refinancing and related expenses	158	(2)	9		—
Adjusted earnings (loss) from continuing operations before tax	1,993		2,390		1,028
Income tax (provision) benefit on adjusted earnings(3)	(259)		(359)		(123)
Adjusted earnings (loss) from continuing operations(4)	1,734	15.88	2,031	18.12	905	7.64

	Diluted shares (in millions)(5)
Weighted average shares outstanding	108.4		111.2		117.8
Incremental shares attributable to equity awards	0.8		0.9		0.7
Total diluted shares	109.2		112.1		118.5
(1)Information about Certain items is included in the Company’s Non-GAAP Financial Measures and Other Information document available on the Financial Information/Financial Document Library page of our website, investors.celanese.com, and is also available as Exhibit 99.2 to our Form 8-K furnished to the SEC on February 18, 2025.
(2)Includes net interest expense and certain fees related to debt issued as part of our acquisition of the M&M Business.
(3)The adjusted effective tax rates for the years ended December 31, 2024, 2023, 2022, 2021 and 2020 are detailed in the Adjusted Tax Rate table below.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / A-4

Exhibit A
(4)Excludes the immediate recognition of actuarial gains and losses and the impact of actual vs. expected plan asset returns.

	Actual Plan Asset Returns	Expected Plan Asset Returns
	(In percentages
2024	2.5	5.3
2023	8.1	5.2
2022	(18.4)	5.4
2021	1.1	6.3
2020	12.4	6.5
(5)Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive.
Adjusted Tax Rate - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,
	2024	2023	2022	2021	2020
	(In percentages)
US GAAP effective tax rate	(51)	(67)	(34)	15	11
Discrete quarterly recognition of GAAP items(1)	1	2	(6)	(2)	12
Tax impact of other charges and adjustments(2)	98	(3)	9	(1)	(9)
Utilization of foreign tax credits	—	—	—	(1)	(3)
Changes in valuation allowances, excluding impact of other charges and adjustments(3)	(40)	13	(1)	3	—
Other, includes effect of discrete current year transactions(4)(5)	1	64	45	1	1
Adjusted tax rate	9	9	13	15	12
(1)Such as changes in tax laws (including US tax reform), deferred taxes on outside basis differences, changes in uncertain tax positions and prior year audit adjustments.
(2)Reflects the tax impact on pre-tax adjustments presented in Certain Items, which are excluded from pre-tax income for adjusted earnings per share purposes. Information about Certain items is included in the Company’s Non-GAAP Financial Measures and Other Information document available on the Financial Information/Financial Document Library page of our website, investors.celanese.com, and is also available as Exhibit 99.2 to our Form 8-K furnished to the SEC on February 18, 2025.
(3)Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations, excluding other charges and adjustments.
(4)Includes tax impacts related to full-year actual tax opportunities and related costs, as well as current year realization of US GAAP benefits deferred in prior years.
(5)Includes the reversal of certain US GAAP deferred tax benefits related to non-recurring internal restructuring transactions related to the M&M Acquisition, to centralize ownership of intellectual property with the business and to facilitate future deployment of cash to service acquisition indebtedness. Certain benefits of the internal restructuring will be realized in future periods for adjusted earnings purposes.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / A-5

Exhibit A
Free Cash Flow - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,
	2024	2023	2022	2021	2020
	(In $ millions)
Net cash provided by (used in) investing activities	(470)	(134)	(11,141)	(1,119)	592
Net cash provided by (used in) financing activities	(1,313)	(1,456)	10,290	(1,042)	(1,471)

Net cash provided by (used in) operating activities	966	1,899	1,819	1,757	1,343
Capital expenditures on property, plant and equipment	(435)	(568)	(543)	(467)	(364)
Contributions from/(Distributions) to NCI	(33)	(11)	(13)	(27)	(29)
Free cash flow(1)	498	1,320	1,263	1,263	950
(1)Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operating activities, less capital expenditures on property, plant and equipment, and adjusted for contributions from or distributions to our noncontrolling interest joint ventures.
Return on Invested Capital (Adjusted) - Presentation of a Non-GAAP Measure - Unaudited

			2024
			(In $ millions, except percentages)
Net earnings (loss) attributable to Celanese Corporation			(1,522)

Adjusted EBIT			1,648
Adjusted effective tax rate			9%
Adjusted EBIT tax effected			1,500

	2024	2023	Average
	(In $ millions, except percentages)
Short-term borrowings and current installments of long-term debt - third parties and affiliates	1,501	1,383	1,442
Long-term debt, net of unamortized deferred financing costs	11,078	12,301	11,690
Celanese Corporation shareholders’ equity	5,175	7,091	6,133
Invested capital			19,265

Return on invested capital (adjusted)			7.8%

Net earnings (loss) attributable to Celanese Corporation as a percentage of invested capital			(7.9)%

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / A-6

Exhibit A

			2023
			(In $ millions, except percentages)
Net earnings (loss) attributable to Celanese Corporation			1,960

Adjusted EBIT			1,753
Adjusted effective tax rate			9%
Adjusted EBIT tax effected			1,595

	2023	2022	Average
	(In $ millions, except percentages)
Short-term borrowings and current installments of long-term debt - third parties and affiliates	1,383	1,306	1,345
Long-term debt, net of unamortized deferred financing costs	12,301	13,373	12,837
Celanese Corporation shareholders’ equity	7,091	5,637	6,364
Invested capital			20,546

Return on invested capital (adjusted)			7.8%

Net earnings (loss) attributable to Celanese Corporation as a percentage of invested capital			9.5%

			2022
			(In $ millions, except percentages)
Net earnings (loss) attributable to Celanese Corporation			1,894

Adjusted EBIT			2,171
Adjusted effective tax rate			13%
Adjusted EBIT tax effected			1,889

	2022	2021	Average
	(In $ millions, except percentages)
Short-term borrowings and current installments of long-term debt - third parties and affiliates	1,306	791	1,049
Long-term debt, net of unamortized deferred financing costs	13,373	3,176	8,275
Celanese Corporation shareholders’ equity	5,637	4,189	4,913
Invested capital			14,237

Return on invested capital (adjusted)			13.3%

Net earnings (loss) attributable to Celanese Corporation as a percentage of invested capital			13.3%

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / A-7

Exhibit B
Exhibit B

Proposed Amendments to the Certificate of Incorporation

Set forth below is the text of the Proposed Amendments to the Company’s Certificate of Incorporation referenced in the description of the Management Proposals for Items 4a, 4b, 4c and 4d. Proposed additions to the Certificate of Incorporation are indicated by underline, and proposed deletions are indicated by strike-out.
“Housekeeping” Amendments.
i.“Second Amended and Restated Certificate of Incorporation” is amended to read “Restated Certificate of Incorporation” in each instance in which it appears in the Certificate of Incorporation (including as reflected in the provisions excerpted below).
ii.Article IV, Section 4.1(b)(1) is amended to read as follows:

(b) Change of Designation. (1) ~~Upon the effectiveness of the filing of this Certificate of Amendment~~ Effective September 17, 2018 (the “Effective Time”), each share of Series A Common Stock issued and outstanding immediately prior to the Effective Time shall be redesignated into one share of Common Stock without further act or deed of the holder thereof; [. . .]

iii.The first sentence of Article V, Section 5.1 is amended to read as follows:
SECTION 5.1 By-laws. In furtherance and not in limitation of the powers conferred by the DGCL ~~and subject to Section 4.3(d)~~, the Board of Directors is expressly authorized to make, amend, alter and repeal the By-laws of the Corporation without the assent or vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate of Incorporation. [. . .]
Item 4a.
The second sentence of Article V, Section 5.1 is amended to read as follows:
SECTION 5.1 By-laws. [. . .] Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, unless otherwise required by law, the affirmative vote of the holders of at least ~~80% in~~ a majority of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal ~~Sections 2.02, 2.03, 3.02, 3.03, 3.04 or 3.05, or the proviso to Section 9.01,~~ any provision of the By-laws or to adopt any provision inconsistent therewith.
Item 4b.
Article X, Section 10.1 is amended to read as follows:
SECTION 10.1 Amendment. The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, as in effect from time to time, and all rights conferred upon stockholders are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~80% in~~ a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal ~~Article V, Article VII, Article VIII or Article X or to adopt~~ any provision ~~inconsistent therewith~~ of this Restated Certificate of Incorporation required to be approved by stockholders under the DGCL. For the

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / B-1

Exhibit B
avoidance of doubt, but subject to the rights of the holders of any outstanding Preferred Stock, Section 242(d) of the DGCL shall apply to amendments to the Restated Certificate of Incorporation.
Item 4c.
Article VII, Section 7.2 is amended to read as follows:
SECTION 7.2 Board of Directors: Vacancies. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring on the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, except, for so long as Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 2, Blackstone Capital Partners (Cayman) Ltd. 3 and their respective affiliates (collectively, “Blackstone”) are the beneficial owners, in the aggregate, of at least 25% in voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors, then only the stockholders entitled to vote generally in the election of directors shall be entitled to fill such newly created directorship or vacancy. ~~Except for the filling of directorships by stockholders as provided in the preceding sentence (which shall require only a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors), if any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting as a single class.~~ Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.
Item 4d.
Article VII, Section 7.3 is amended to read as follows:
SECTION 7.3 Board of Directors: Removal of Directors. Any or all of the directors (other than the directors elected by the holders of any class or classes of Preferred Stock of the Corporation, voting separately as a class or classes, as the case may be) may be removed at any time either with or without cause by the affirmative vote of at least ~~80% in~~ a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class.

Celanese 2025 / Notice of Annual Meeting and Proxy Statement / B-2

Celanese

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) on May 13, 2025 (May 9, 2025 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CE2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) on May 13, 2025 (May 9, 2025 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69133-P22156-Z89033 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELANESE CORPORATION

The Board of Directors recommends that you vote FOR all director nominees in Item 1.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Bruce E. Chinn	☐	☐	☐
1b. Edward G. Galante	☐	☐	☐
1c. Timothy Go	☐	☐	☐
1d. Kathryn M. Hill	☐	☐	☐
1e. David F. Hoffmeister	☐	☐	☐
1f. Dr. Jay V. Ihlenfeld	☐	☐	☐
1g. Deborah J. Kissire	☐	☐	☐
1h. Michael Koenig	☐	☐	☐
1i. Ganesh Moorthy	☐	☐	☐
1j. Scott A. Richardson	☐	☐	☐
1k. Kim K.W. Rucker	☐	☐	☐
1l. Scott M. Sutton	☐	☐	☐

Management Proposals:

The Board of Directors recommends that you vote FOR Items 2, 3, 4a, 4b, 4c and 4d.	**For**	**Against**	**Abstain**
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2025.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐
4. Approval of amendments to the Company's Second Amended and Restated Certificate of Incorporation to:			
4a. provide that our by-laws may be amended by majority vote.	☐	☐	☐
4b. allow our certificate of incorporation to be amended in the future by majority vote.	☐	☐	☐
4c. allow filling of open board seats at statutorily required special meetings under the standard in the by-laws.	☐	☐	☐
4d. allow directors to be removed by majority vote.	☐	☐	☐

Shareholder Proposal:

The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V69134-P22156-Z89033

CELANESE CORPORATION
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
This Proxy is solicited by the Board of Directors

PROXY AND VOTING INSTRUCTIONS CARD

The undersigned hereby constitutes and appoints Chuck B. Kyrish and Ashley B. Duffie, and each of them (collectively, the "Proxyholders"), his/her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of CELANESE CORPORATION (the "Company") to be held on Wednesday, May 14, 2025 at 1:30 p.m. (CDT), and at any adjournments or postponements thereof (the "Meeting"), and to vote the undersigned's shares of Company Common Stock on all matters coming before the Meeting in the manner directed on the reverse side of this card. You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. **ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, THE SHARES OF COMPANY COMMON STOCK WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS; THEREFORE, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE COMPANY'S DIRECTOR NOMINEES IN ITEM 1; FOR ITEMS 2, 3, 4a, 4b, 4c AND 4d; AND AGAINST ITEM 5.** The Proxyholders cannot vote the shares unless you sign and return this card.

If you are a participant in the Celanese Americas Retirement Savings Plan (the "Plan") this card also constitutes voting instructions to the trustee for any shares held on your behalf under the Plan. The trustee will vote the shares as instructed. Your voting instructions must be received by May 9, 2025, to allow sufficient time for the trustee to vote the shares. If no voting instructions are provided, the trustee will vote the shares in the same proportion as shares to which voting instructions have been received, unless contrary to ERISA.

(Continued and to be signed on reverse side)